EXHIBIT 10k(ii)

================================================================================

                                  $460,000,000

                  FIVE-YEAR REVOLVING CREDIT FACILITY AGREEMENT

                                   dated as of

                                 April 14, 2006,

                                      among

                           ALBANY INTERNATIONAL CORP.

                           The Borrowing Subsidiaries

                            The Lenders Party Hereto

                           JPMORGAN CHASE BANK, N.A.,
                             as Administrative Agent

                                       and

                           J.P. MORGAN EUROPE LIMITED,
                                 as London Agent

                                   ----------

                          J.P. MORGAN SECURITIES INC.,
                    as Sole Lead Arranger and Sole Bookrunner

                             BANK OF AMERICA, N.A.,
                     formerly known as Fleet National Bank,

                   BANK OF TOKYO-MITSUBISHI UFJ TRUST COMPANY,
                                       and
                               WACHOVIA BANK, N.A.
                            as Co-Syndication Agents

                     SUMITOMO MITSUI BANKING CORP., NEW YORK

                                       and

                         CITIZENS BANK OF MASSACHUSETTS,
                           as Co-Documentation Agents

================================================================================

                                TABLE OF CONTENTS

                                    ARTICLE I

                                   Definitions

SECTION 1.01.  Defined Terms...................................................1
SECTION 1.02.  Classification of Loans and Borrowings.........................23
SECTION 1.03.  Terms Generally................................................23
SECTION 1.04.  Accounting Terms; GAAP.........................................24
SECTION 1.05.  Exchange Rates.................................................24
SECTION 1.06.  Redenomination of Certain Foreign Currencies...................25

                                   ARTICLE II

                                   The Credits

SECTION 2.01.  Commitments....................................................25
SECTION 2.02.  Loans and Borrowings...........................................27
SECTION 2.03.  Requests for Revolving Borrowings..............................28
SECTION 2.04.  Swingline Loans................................................29
SECTION 2.05.  Letters of Credit..............................................30
SECTION 2.06.  Funding of Borrowings..........................................35
SECTION 2.07.  Interest Elections.............................................35
SECTION 2.08.  Termination of Commitments; Reductions and
                 Increases of Commitments.....................................37
SECTION 2.09.  Repayment of Loans; Evidence of Debt...........................40
SECTION 2.10.  Prepayment of Loans............................................41
SECTION 2.11.  Fees...........................................................42
SECTION 2.12.  Interest.......................................................44
SECTION 2.13.  Alternate Rate of Interest.....................................45
SECTION 2.14.  Increased Costs................................................46
SECTION 2.15.  Change in Legality.............................................48
SECTION 2.16.  Break Funding Payments.........................................48
SECTION 2.17.  Taxes..........................................................49
SECTION 2.18.  Payments Generally; Pro Rata Treatment; Sharing of Setoffs.....51
SECTION 2.19.  Mitigation Obligations; Replacement of Lenders.................52
SECTION 2.20.  Borrowing Subsidiaries.........................................53


                                   ARTICLE III

                         Representations and Warranties

SECTION 3.01.  Organization; Powers...........................................54
SECTION 3.02.  Authorization; Enforceability..................................54
SECTION 3.03.  Governmental Approvals; No Conflicts...........................54
SECTION 3.04.  Financial Statements; No Material Adverse Change...............54
SECTION 3.05.  Properties; Liens..............................................55
SECTION 3.06.  Litigation and Environmental Matters...........................55
SECTION 3.07.  Compliance with Laws...........................................55
SECTION 3.08.  Investment Company Status......................................56
SECTION 3.09.  Taxes..........................................................56
SECTION 3.10.  ERISA..........................................................56
SECTION 3.11.  Disclosure.....................................................56
SECTION 3.12.  Subsidiaries...................................................56
SECTION 3.13.  Solvency.......................................................56
SECTION 3.14.  Federal Reserve Regulations....................................57


                                   ARTICLE IV

                                   Conditions

SECTION 4.01.  Effective Date.................................................57
SECTION 4.02.  Conditions to All Extensions of Credit.........................58
SECTION 4.03.  Initial Credit Event for each Borrowing Subsidiary.............59


                                    ARTICLE V

                              Affirmative Covenants

SECTION 5.01.  Financial Statements and Other Information.....................60
SECTION 5.02.  Notices of Material Events.....................................61
SECTION 5.03.  Existence; Conduct of Business.................................62
SECTION 5.04.  Payment of Obligations.........................................62
SECTION 5.05.  Maintenance of Properties......................................62
SECTION 5.06.  Insurance......................................................62
SECTION 5.07.  Books and Records; Inspection Rights...........................62
SECTION 5.08.  Compliance with Laws...........................................62
SECTION 5.09.  Use of Proceeds and Letters of Credit..........................63
SECTION 5.10.  Further Assurances.............................................63


                                   ARTICLE VI

                               Negative Covenants

SECTION 6.01.  Subsidiary Debt................................................63
SECTION 6.02.  Negative Pledge................................................63
SECTION 6.03.  Consolidations, Mergers and Sales of Assets....................65
SECTION 6.04.  Transactions with Affiliates...................................66

SECTION 6.05.  Restricted Payments............................................67
SECTION 6.06.  Limitations on Sale-Leasebacks.................................67
SECTION 6.07.  Investments, Loans, Advances, Guarantees and
                 Acquisitions.................................................67
SECTION 6.08.  Leverage Ratio.................................................68
SECTION 6.09.  Interest Coverage Ratio........................................68
SECTION 6.10.  Lines of Business..............................................68


                                   ARTICLE VII

                                Events of Default

                                  ARTICLE VIII

                                   The Agents

                                   ARTICLE IX

                                    Guarantee

                                    ARTICLE X

                                  Miscellaneous

SECTION 10.01. Notices........................................................76
SECTION 10.02. Waivers; Amendments............................................77
SECTION 10.03. Expenses; Indemnity; Damage Waiver.............................78
SECTION 10.04. Successors and Assigns.........................................79
SECTION 10.05. Survival.......................................................82
SECTION 10.06. Counterparts; Integration; Effectiveness.......................83
SECTION 10.07. Severability...................................................83
SECTION 10.08. Right of Setoff................................................83
SECTION 10.09. Governing Law; Jurisdiction; Consent to
                 Service of Process...........................................83
SECTION 10.10. WAIVER OF JURY TRIAL...........................................84
SECTION 10.11. Headings.......................................................84
SECTION 10.12. Confidentiality................................................84
SECTION 10.13. Conversion of Currencies.......................................85
SECTION 10.14. Interest Rate Limitation.......................................86
SECTION 10.15. U.S.A. PATRIOT Act.............................................86
SECTION 10.16. No Fiduciary Relationship......................................86

Schedules:
----------

Schedule 1.01 - Indebtedness to be Refinanced
Schedule 2.01 - Commitments
Schedule 2.05 - Existing Letters of Credit
Schedule 3.06 - Disclosed Matters
Schedule 3.12 - Subsidiaries
Schedule 6.01 - Existing Indebtedness
Schedule 6.02 - Existing Liens
Schedule 6.04 - Certain Transactions with Affiliates
Schedule 6.07 - Existing Investments

Exhibits:
---------

Exhibit A-1 -  Form of Borrowing Subsidiary Agreement
Exhibit A-2 -  Form of Borrowing Subsidiary Termination
Exhibit B -    Form of Alternate Currency Supplement
Exhibit C -    Form of Issuing Bank Agreement
Exhibit D -    Form of Subsidiary Guarantee Agreement
Exhibit E -    Form of Indemnity, Subrogation and Contribution Agreement
Exhibit F -    Form of Assignment and Assumption
Exhibit G-1 - Form of Opinion of Cleary, Gottlieb, Steen & Hamilton Exhibit G-2 - Form of Opinion of Charles J. Silva Jr., General Counsel of
               Albany International Corp.

                         FIVE-YEAR REVOLVING CREDIT FACILITY AGREEMENT dated as
                    of April 14, 2006, among ALBANY INTERNATIONAL CORP., the BORROWING SUBSIDIARIES from time to time party hereto, the LENDERS party hereto, JPMORGAN CHASE BANK, N.A., as Administrative Agent and J.P. MORGAN EUROPE LIMITED, as London Agent.

            The Company (such term and each other capitalized term used but not otherwise defined herein having the meaning assigned to it in Article I) has requested (a) the Lenders to extend credit in the form of Revolving Loans in an aggregate principal amount at any time outstanding not in excess of $460,000,000 less the sum of the LC Exposure and the Swingline Exposure at such time, (b) the Swingline Lender to extend credit in the form of Swingline Loans in an aggregate principal amount at any time outstanding not in excess of $25,000,000 and (c) the Issuing Banks to issue Letters of Credit in an aggregate face amount at any time outstanding not in excess of $40,000,000. The proceeds of Revolving Loans will be used for general corporate purposes of the Borrowers, including, without limitation, to refinance Indebtedness, if any, under the Existing Credit Agreement and to repurchase shares of the Company's common stock (to the extent permitted by this Agreement). The Letters of Credit and the proceeds of the Swingline Loans will be used for general corporate purposes of the Borrowers.

            The Lenders are willing to extend such credit to the Borrowers on the terms and subject to the conditions set forth herein. Accordingly, the parties hereto agree as follows:

                                    ARTICLE I

                                   Definitions

            SECTION 1.01. Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

            "ABR", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

            "Adjusted LIBO Rate" means, with respect to any Eurocurrency Loan for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

            "Administrative Agent" means JPMCB in its capacity as administrative agent for the Lenders hereunder.

            "Administrative Questionnaire" means an Administrative Questionnaire in a form supplied by the Administrative Agent.

            "Affiliate" means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. The status of any individual as an officer or director of any Person shall not, in and of itself, be deemed to make such individual an Affiliate of such Person.

            "Agents" means, collectively, the Administrative Agent and the London Agent.

            "Aggregate Revolving Credit Exposure" means the aggregate amount of the Lenders' Revolving Credit Exposures.

            "Agreement" means this Five-Year Revolving Credit Facility Agreement, as the same may hereafter be modified, supplemented or amended from time to time.

            "Alternate Base Rate" means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, as the case may be.

            "Alternate Currency" means, at any time, (a) Euro, (b) Sterling and
(c) any other freely available currency (i) that is freely transferable and freely convertible into US Dollars and in which dealings in deposits are carried on in the London interbank market, (ii) that has been approved by the Administrative Agent in a notice delivered to the Company and (iii) in respect of which one or more Alternate Currency Supplements shall have been executed and delivered by one or more Borrowers, one or more Fronting Lenders and the Administrative Agent and shall be in effect.

            "Alternate Currency Commitment" means, with respect to each Fronting Lender and Alternate Currency Supplement, the commitment of such Fronting Lender to make Revolving Alternate Currency Loans under Section 2.01(b) and such Alternate Currency Supplement, as such commitment may be (a) reduced from time to time pursuant to Section 2.08 and (b) reduced or increased from time to time pursuant to assignments by or to such Fronting Lender pursuant to Section 10.04.

            "Alternate Currency Exposure" means, with respect to any Revolving Lender at any time, the sum at such time, without duplication, of (a) such Revolving Lender's Applicable Percentage of the aggregate US Dollar Equivalents of the principal amounts of the outstanding Revolving Alternate Currency Loans (excluding any Revolving Alternate Currency Loans in respect of which such Revolving Lender has made, or is required to have made, payments to the applicable Fronting Lenders pursuant to Section 2.01(c)), and (b) the aggregate principal amount at such time of the Revolving Alternate Currency Loans that have been converted to US Dollar obligations and in respect of which such Revolving Lender has made, or is required to have made, payments to the applicable Fronting Lenders as provided in Section 2.01(c).

            "Alternate Currency Fronting Fee" shall have the meaning specified in Section 2.11(b)(ii).

            "Alternate Currency Participation Fee" shall have the meaning specified in Section 2.11(b)(i).

            "Alternate Currency Supplement" means an agreement in the form of Exhibit B hereto executed and delivered by one or more Borrowers, one or more Fronting Lenders, the Administrative Agent and the London Agent as provided in
Section 2.01(d).

            "Applicable Agent" means (a) with respect to a Loan or Borrowing denominated in US Dollars or a Letter of Credit, the Administrative Agent, and
(b) with respect to a Loan or Borrowing denominated in any Alternate Currency, the London Agent.

            "Applicable Margin" means, for any day with respect to (a) any ABR Loan or Eurocurrency Loan or (b) the Commitment Fees, as the case may be, the applicable rate per annum set forth under the appropriate caption in the table below, based upon the Leverage Ratio:

===========================================================================================================
                                 ABR Spread                  Eurocurrency Spread          Commitment Fee
===========================================================================================================
                        Utilization     Utilization      Utilization      Utilization
                        less than or    greater than     less than or     greater than
    Leverage Ratio      equal to 50%        50%          equal to 50%         50%
-----------------------------------------------------------------------------------------------------------
      Category 1
      ----------
   less than 1.50          0.000%          0.000%           0.400%           0.500%            0.090%
-----------------------------------------------------------------------------------------------------------
      Category 2
      ----------
    greater than or
     equal to 1.50
   and less than 1.75      0.000%          0.000%           0.500%           0.600%            0.125%
-----------------------------------------------------------------------------------------------------------
      Category 3
      ----------
    greater than or
     equal to 1.75
   and less than 2.00      0.000%          0.000%           0.625%           0.725%            0.150%
-----------------------------------------------------------------------------------------------------------
      Category 4
      ----------
    greater than or
     equal to 2.00
   and less than 2.25      0.000%          0.000%           0.750%           0.850%            0.175%
-----------------------------------------------------------------------------------------------------------
      Category 5
      ----------
    greater than or
     equal to 2.25
   and less than 2.50      0.000%          0.100%           1.000%           1.100%            0.200%
-----------------------------------------------------------------------------------------------------------
      Category 6
      ----------
    greater than or
     equal to 2.50
   and less than 3.00      0.250%          0.350%           1.250%           1.350%            0.250%
-----------------------------------------------------------------------------------------------------------
      Category 7
      ----------
    greater than or
     equal to 3.00         0.625%          0.725%           1.625%           1.725%            0.300%
===========================================================================================================

Except as set forth below, the Leverage Ratio used to determine the Applicable Margin during the period from and including any Financial Statement Delivery Date to but excluding the next Financial Statement Delivery Date shall be that in effect at the date of the balance sheet required to be delivered by such first Financial Statement Delivery Date under Section 5.01(a) or (b); provided that if any Financial Statement Delivery Date shall have occurred and the financial statements required to have been delivered under Section 5.01(a) or
(b) by such date have not been delivered, the Applicable Margin shall, until such financial statements shall have been delivered, be determined by reference to Category 7.

            "Applicable Percentage" means, with respect to any Revolving Lender, the percentage of the Total Revolving Commitment represented by such Lender's Revolving Commitment. If the Revolving Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Revolving Commitments most recently in effect, after giving effect to any assignments.

            "Approved Fund" shall have the meaning specified in Section
10.04(b).

            "Arranger" means J.P. Morgan Securities Inc., in its capacity as arranger of the revolving credit facility provided for herein.

            "Assignment and Assumption" means an Assignment and Assumption substantially in the form of Exhibit F or such other form as shall be approved by the Administrative Agent.

            "Availability Period" means the period from and including the Effective Date to but excluding the earlier of the Maturity Date and the date of termination of the Revolving Commitments.

            "Board" means the Board of Governors of the Federal Reserve System of the United States of America.

            "Borrower" means the Company or any Borrowing Subsidiary.

            "Borrowing" means (a) Revolving Loans of the same Type and currency made, converted or continued on the same date and, in the case of Eurocurrency Loans, as to which a single Interest Period is in effect, or (b) a Swingline Loan.

            "Borrowing Minimum" means (a) in the case of a Borrowing denominated in US Dollars, $5,000,000 and (b) in the case of a Borrowing denominated in any Alternate Currency, the smallest amount of such Alternate Currency that (i) is an integral multiple of 1,000,000 units (or in the case of Sterling, 500,000 units) of such Alternate Currency and (ii) has a US Dollar Equivalent in excess of $5,000,000.

            "Borrowing Multiple" means (a) in the case of a Borrowing denominated in US Dollars, $1,000,000 and (b) in the case of a Borrowing denominated in any Alternate Currency, 1,000,000 units (or, in the case of Sterling, 500,000 units) of such Alternate Currency.

            "Borrowing Request" means a request by a Borrower for a Revolving Borrowing in accordance with Section 2.03.

            "Borrowing Subsidiary" means, at any time, each Subsidiary that has been designated as a Borrowing Subsidiary by the Company pursuant to Section
2.20 and that has not ceased to be a Borrowing Subsidiary as provided in such Section.

            "Borrowing Subsidiary Agreement" means a Borrowing Subsidiary Agreement substantially in the form of Exhibit A-1.

            "Borrowing Subsidiary Termination" means a Borrowing Subsidiary Termination substantially in the form of Exhibit A-2.

            "Business Day" means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that (a) when used in connection with a Eurocurrency Loan denominated in US Dollars, the term "Business Day" shall also exclude any day on which banks are not open for dealings in deposits in US Dollars in the London interbank market, (b) when used in connection with a Loan denominated in any Alternate Currency (other than Euro), the term "Business Day" shall also exclude any day on which banks are not open for dealings in deposits in the applicable currency in the principal financial center of the country of such Alternate Currency and (c) when used in connection with a Loan denominated in Euro, the term "Business Day" shall also exclude any day on which the TARGET payment system is not open for the settlement of payments in Euro.

            "Calculation Date" means the last Business Day of each calendar month.

            "Capital Expenditures" means, for any period, the additions to property, plant and equipment and other capital expenditures of the Company and its Consolidated Subsidiaries that are (or would be) set forth in a consolidated statement of cash flows of the Company for such period prepared in accordance with GAAP.

            "Capital Lease Obligations" of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

            "Change in Control" means (a) the ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof) other than Permitted Shareholders, of shares representing 35% or more of the aggregate ordinary voting power represented by the issued and outstanding capital stock of the Company at a time when Permitted Shareholders together (i) do not have the unrestricted power directly or indirectly to vote or direct the vote of shares representing a percentage of such aggregate ordinary voting power that is greater than the percentage so owned by any such Person or group or (ii) do not Control the Company; (b) occupation of a majority of the seats (other than vacant seats) on the board of directors of the Company by Persons who were neither (i) nominated by the board of directors of the Company nor (ii) appointed by directors so nominated; or (c) the occurrence of any "change in control" or similar event, however denominated, resulting in an obligation on the part of the Company or any Subsidiary to repay, redeem or repurchase, or to offer to repay, redeem or repurchase, Material Indebtedness.

            "Change in Law" means (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender or any Issuing Bank (or, for purposes of Section 2.14(b), by any lending office of such Lender or by such Lender's or such Issuing Bank's holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority if such request, guideline or directive is made or issued after the date of this Agreement and reflects a change after the date of this Agreement in the policies or practices to which such request, guideline or directive relates.

            "Class", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans or Swingline Loans.

            "Closing Date" means the date of the initial Credit Event hereunder.

            "Code" means the Internal Revenue Code of 1986, as amended from time to time.

            "Commitment" means a Revolving Commitment or an Alternate Currency Commitment.

            "Commitment Fees" shall have the meaning specified in Section
2.11(a).

            "Company" means Albany International Corp., a Delaware corporation.

            "Consolidated EBITDA" means, for any period, Consolidated Net Income for such period, plus, without duplication and to the extent deducted from revenues in determining Consolidated Net Income, the sum of (a) Consolidated Interest Expense for such period, (b) income tax expense for such period, (c) depreciation and amortization for such period and (d) all non-cash charges (including any non-cash expenses relating to stock option exercises) during such period (provided that any cash payment made with respect to any such non-cash charge shall be subtracted in computing Consolidated EBITDA for the period in which such cash payment is made), and minus, without duplication, all non-cash gains and income for such period, all determined on a consolidated basis for the Company and its Subsidiaries in accordance with GAAP; provided that charges in connection with cost-cutting measures, which charges are (x) certified to the Administrative Agent by a Financial Officer of the Company and (y) approved by the Board of Directors of the Company, to the extent such charges would otherwise be deducted in determining Consolidated EBITDA under this definition, shall not reduce Consolidated EBITDA.

            "Consolidated Interest Expense" means, for any period, the gross interest expense, whether expensed or capitalized (including the interest component in respect of Capital Lease Obligations), accrued or paid by the Company and its Subsidiaries during such period, determined on a consolidated basis in accordance with GAAP. For purposes of the foregoing, gross interest expense shall be determined after giving effect to any net payments received by the Company or its Subsidiaries under interest rate protection agreements, the effect of which is required to be reflected in the Company's income statement under "Interest Expense".

            "Consolidated Net Income" means, for any period, net income or loss of the Company and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

            "Consolidated Subsidiary" means at any date any Subsidiary or other entity the accounts of which would be consolidated with those of the Company in its consolidated financial statements if such financial statements were prepared on such date.

            "Consolidated Tangible Net Worth" means at any date the consolidated common shareholders' equity of the Company and its Consolidated Subsidiaries less their consolidated Intangible Assets, all determined as of such date. For purposes of this definition, "Intangible Assets" means the amount (to the extent reflected in determining such consolidated common shareholders' equity) of (i) all write-ups (other than write-ups resulting from foreign currency transactions and write-ups of assets of a going concern business made within twelve months after the acquisition of such business) subsequent to December 31, 2005 in the book value of any asset owned by the Company or a Consolidated Subsidiary, (ii) all investments in unconsolidated Subsidiaries and all equity investments in Persons which are not Subsidiaries, in each case to the extent that the carrying value of such investment on any Company's books exceeds its historical cost and
(iii) all unamortized debt discount and expense, unamortized deferred charges (but only to the extent that the aggregate amount thereof exceeds $15,000,000), goodwill, patents, trademarks, service marks, trade names, copyrights, organization or developmental expenses and other intangible assets.

            "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "Controlled" have meanings correlative thereto.

            "Credit Event" means any borrowing or the issuance of any Letter of Credit.

            "Default" means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

            "Disclosed Matters" means the actions, suits and proceedings and the environmental matters disclosed in Schedule 3.06.

            "Domestic Subsidiary" means a Subsidiary that is incorporated or organized in the United States of America or any state or other political subdivision, territory or possession thereof.

            "Effective Date" means the date on which the conditions specified in
Section 4.01 are satisfied (or waived in accordance with Section 10.02).

            "EMU Legislation" means the legislative measures of the European Union for the introduction of, changeover to or operation of the Euro in one or more member states.

            "Environmental Laws" means all laws, rules, regulations, codes, ordinances, permits, licenses, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the presence, management, release or threatened release of any Hazardous Material or to health and safety matters.

            "Environmental Liability" means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Company or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the presence, release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

            "Equity Interests" means any shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights to acquire any such equity ownership interests.

            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

            "ERISA Affiliate" means any trade or business (whether or not incorporated) that, together with the Company, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under
Section 414 of the Code.

            "ERISA Event" means (a) any "reportable event", as defined in
Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Company or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Company or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Company or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by the Company or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Company or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

            "Euro" or "(euro)" means the single currency of the European Union as constituted by the Treaty on European Union and as referred to in the EMU Legislation.

            "Eurocurrency", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

            "Event of Default" shall have the meaning specified in Article VII.

            "Exchange Rate" means, on any day, with respect to any Alternate Currency, the rate at which such Alternate Currency may be exchanged into US Dollars (or, for purposes of Section 2.01(c) or any other provision of this Agreement requiring or permitting the conversion of Revolving Alternate Currency Loans to Revolving Dollar Loans, the rate at which US Dollars may be exchanged into such Alternate Currency), as set forth at approximately 11:00 a.m., London time, on such day on the Reuters World Currency Page for such Alternate Currency. In the event that such rate does not appear on any Reuters World Currency Page, the Exchange Rate shall be determined by reference to such other publicly available service for displaying exchange rates as may be agreed upon by the Administrative Agent and the Company, or, in the absence of such agreement, such Exchange Rate shall instead be the arithmetic average of the spot rates of exchange of the Administrative Agent in the market where its foreign currency exchange operations in respect of such Foreign Currency are then being conducted, at or about 10:00 a.m., local time, on such date for the purchase of US Dollars (or such Alternate Currency, as the case may be) for delivery two Business Days later; provided that if at the time of any such determination, for any reason, no such spot rate is being quoted, the Administrative Agent, after consultation with the Company, may use any reasonable method it deems appropriate to determine such rate, and such determination shall be presumed correct absent manifest error.

            "Excluded Divestiture" means any sale of assets (including Equity Interests in any Subsidiary) for cash by the Company or any Subsidiary at a time when the Leverage Ratio, giving pro forma effect to such sale (but not to any related repayment of Indebtedness of the Company or any Subsidiary, other than any prepayment of Indebtedness related to the assets sold that is required under the terms of an agreement existing prior to, and not entered into in contemplation of, such sale) as if it had occurred at the beginning of the period of four consecutive fiscal quarters ended on or most recently prior to such time, shall be less than 2.75 to 1.00.

            "Excluded Taxes" means, with respect to the Administrative Agent, any Lender, any Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of a Borrower hereunder, (a) doing business, income or franchise taxes imposed on (or measured by) such recipient's net income, capital or any similar alternate basis by the United States of America (or any state or municipality thereof), or by any Governmental Authority as a result of a present or former connection between the recipient and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the recipient having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any other Loan Document), and (b) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Company under Section 2.19(b)), any withholding tax that is imposed on amounts payable to such Foreign Lender (i) to the extent such tax is in effect and would apply as of the date such Foreign Lender becomes a party to this Agreement or relates to payments received by a new lending office designated by such Foreign Lender and is in effect and would apply at the time such lending office is designated (other than (A) any withholding tax imposed on a payment from a Payment Location outside the United States or the United Kingdom, and (B) any withholding tax imposed on any payment by a Borrower to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from such Borrower with respect to any withholding tax pursuant to Section 2.17(a)), or (ii) that is attributable to such Foreign Lender's failure to comply with Section 2.17(e).

            "Existing Credit Agreement" means the Credit Agreement dated as of January 8, 2004, among the Company, certain subsidiaries of the Company party thereto, certain lenders party thereto, JPMorgan Chase Bank, N.A. (as successor to JPMorgan Chase Bank), as Administrative Agent and JPMorgan Europe Limited, as London agent.

            "Federal Funds Effective Rate" means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

            "Financial Officer" means, as to any Person, the chief financial officer, principal accounting officer, treasurer or controller of such Person.

            "Financial Statement Delivery Date" means each date by which the Company is required to deliver financial statements under Section 5.01(a) or
(b).

            "Foreign Lender" means, with respect to any Borrower, any Lender that is organized under the laws of a jurisdiction other than that in which such Borrower is located. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

            "Foreign Subsidiary" means any Subsidiary other than a Domestic Subsidiary.

            "Fronting Lender" means, as to any Alternate Currency Supplement, each Revolving Lender that has executed and delivered such Alternate Currency Supplement as a Fronting Lender. Any Fronting Lender may, in its discretion, arrange for one or more Revolving Alternate Currency Loans to be made by Affiliates of such Fronting Lender, in which case the term "Fronting Lender" shall include any such Affiliate with respect to Revolving Alternate Currency Loans made by it.

            "GAAP" means generally accepted accounting principles in the United States of America.

            "Governmental Authority" means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

            "Guarantee" of or by any Person means any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, or (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation; provided, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.

            "Guarantee Beneficiaries" has the meaning specified in Article IX.

            "Guarantee Requirement" means, at any time, that (a) the Subsidiary Guarantee Agreement (or a supplement thereto) shall have been executed by (i) each Domestic Subsidiary (other than (A) any Domestic Subsidiary that is a subsidiary of a Foreign Subsidiary and (B) any Domestic Subsidiary that (x) does not conduct any business operations, (y) has assets with a total book value not in excess of $1,000 and (z) does not have any Indebtedness outstanding) existing at such time and (ii) each Foreign Subsidiary that is a direct or indirect parent corporation of a Borrower (it being understood that each such Foreign Subsidiary will guarantee only the Obligations of such Borrower), shall have been delivered to the Administrative Agent and shall be in full force and effect and (b) the Indemnity, Subrogation and Contribution Agreement (or a supplement thereto) shall have been executed by the Company and each Domestic Subsidiary party to the Subsidiary Guarantee Agreement, shall have been delivered to the Administrative Agent and shall be in full force and effect.

            "Guarantor" means the Company or any Subsidiary Guarantor.

            "Hazardous Materials" means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances, materials or wastes of any nature regulated pursuant to any Environmental Law.

            "Hedging Agreement" means any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.

            "Immaterial Subsidiary" means any Subsidiary (other than any Borrower, any Guarantor or any Subsidiary that directly or indirectly owns capital stock of any Borrower or Guarantor) with respect to which both

            (a) the sum of (i) the consolidated book value of the assets of such Subsidiary and (ii) the aggregate consolidated book value of the assets of each other Subsidiary that has a lower consolidated book value than the assets of the Subsidiary specified in clause (i) is less than 3% of the aggregate consolidated book value of the total assets of the Company and all the Subsidiaries, in each case determined as of the last day of the most recently ended fiscal year for which financial statements are available, and

            (b) the sum of (i) such Subsidiary's consolidated net income and
      (ii) the aggregate consolidated net income of each other Subsidiary that has a lower consolidated net income than that of the Subsidiary specified in clause (i) is less than 3% of Consolidated Net Income, in each case for the most recently ended fiscal year for which financial statements are available.

            "Indebtedness" of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (d) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable and obligations under Hedging Agreements, in each case incurred in the ordinary course of business), (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (f) all Guarantees by such Person of

Indebtedness of others, (g) all Capital Lease Obligations of such Person, (h) all obligations of such Person as an account party in respect of letters of credit and letters of guaranty and (i) all obligations of such Person in respect of bankers' acceptances. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

            "Indemnified Taxes" means Taxes other than Excluded Taxes and Other Taxes.

            "Indemnitee" shall have the meaning specified in Section 10.03(b).

            "Indemnity, Subrogation and Contribution Agreement" means an Indemnity, Subrogation and Contribution Agreement substantially in the form of Exhibit E hereto.

            "Interest Election Request" means a request by a Borrower to convert or continue a Revolving Borrowing in accordance with Section 2.07.

            "Interest Payment Date" means (a) with respect to any ABR Loan (other than a Swingline Loan), the last day of each March, June, September and December, (b) with respect to any Eurocurrency Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurocurrency Borrowing with an Interest Period of more than three months' duration, each day prior to the last day of such Interest Period that occurs at intervals of three months' duration after the first day of such Interest Period, and (c) with respect to any Swingline Loan, the day that such Loan is required to be repaid.

            "Interest Period" means, with respect to any Eurocurrency Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter, as the applicable Borrower may elect; provided that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and
(ii) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

            "Issuing Bank" means JPMCB and up to five other Revolving Lenders that may become Issuing Banks hereunder from time to time by entering into Issuing Bank Agreements with the Company, each in its capacity as an issuer of Letters of Credit hereunder, and the successors of any such person in such capacity as provided in
Section 2.05(i). Any Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of such Issuing Bank, in which case the term "Issuing Bank" shall include any such Affiliate with respect to Letters of Credit issued by it.

            "Issuing Bank Agreement" means an Issuing Bank Agreement between an Issuing Bank, the Administrative Agent and the Company substantially in the form of Exhibit C.

            "Issuing Bank Fee" shall have the meaning specified in Section 2.11(c)(ii).

            "JPMCB" means JPMorgan Chase Bank, N.A. and its successors.

            "JPMEL" means J.P. Morgan Europe Limited and its successors.

            "LC Disbursement" means a payment made by an Issuing Bank pursuant to a Letter of Credit.

            "LC Exposure" means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Company at such time. The LC Exposure of any Revolving Lender at any time shall be such Lender's Applicable Percentage of the aggregate LC Exposure at such time.

            "LC Participation Fee" shall have the meaning specified in Section 2.11(c)(i).

            "Lenders" means the Persons listed on Schedule 2.01, any Augmenting Lender that shall have become a party hereto pursuant to Section 2.08(e)(i) and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption. Unless the context otherwise requires, the term "Lenders" includes the Swingline Lender and each Fronting Lender.

            "Letter of Credit" means any letter of credit issued under Section
2.05 (or deemed to have been so issued under Section 2.05(k)).

            "Leverage Ratio" means, on any date, the ratio of (i) Total Debt at such date to (ii) Consolidated EBITDA for the period of four consecutive fiscal quarters of the Company ended on or most recently prior to such date (and solely for purposes of this definition, if any Person shall have been acquired or divested by the Company or its Consolidated Subsidiaries or if the Company shall have merged with any Person during such period, Consolidated EBITDA shall be determined on a pro forma basis as if such acquisition, divestiture or merger had occurred at the beginning of such period).

            "LIBO Rate" means, with respect to any Eurocurrency Borrowing for any Interest Period, the rate per annum determined by the Applicable Agent at approximately 11:00 a.m., London time, on the Quotation Day for such Interest Period by reference to the British Bankers' Association Interest Settlement Rates for deposits in the currency of such Borrowing (as reflected on the applicable Dow Jones Market screen), for a period equal to such Interest Period; provided that, to the extent that an interest rate is not ascertainable pursuant to the foregoing provisions of this definition, "LIBO Rate" shall be the interest rate per annum determined by the Applicable Agent to be the average of the rates per annum at which deposits in the currency of such Borrowing are offered for such Interest Period to major banks in the London interbank market by JPMCB at approximately 11:00 a.m., London time, on the date two Business Days prior to the beginning of such Interest Period.

            "Lien" means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

            "Loan Documents" means this Agreement, each Borrowing Subsidiary Agreement, each Borrowing Subsidiary Termination, each Alternate Currency Supplement, the promissory notes, if any, executed and delivered pursuant to
Section 2.09(e), the Subsidiary Guarantee Agreement, the Indemnity, Subrogation and Contribution Agreement and the Letters of Credit.

            "Loan Parties" means the Borrowers and the Guarantors; provided that, solely for purposes of Section 6.07, the Loan Parties shall not include any Subsidiary that is excluded from the definition of "Subsidiary Guarantor" pursuant to the proviso contained in such definition.

            "Loans" means the loans made by the Lenders to the Borrowers pursuant to this Agreement.

            "Local Rate", when used in reference to any Revolving Alternate Currency Loan or Revolving Alternate Currency Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a local base rate set forth in the Alternate Currency Supplement applicable thereto.

            "Local Time" means (a) with respect to any Loan or Borrowing denominated in US Dollars or any Letter of Credit, New York City time, and (b) with respect to any Loan or Borrowing denominated in any Alternate Currency, London time or, in the case of a Loan or Borrowing denominated in any particular Alternate Currency, such other time as may be specified in the applicable Alternate Currency Supplement.

            "London Agent" means J.P. Morgan Europe Limited.

            "Material Adverse Change" means any event, development or circumstance that has had or could reasonably be expected to have a Material Adverse Effect.

            "Material Adverse Effect" means a material adverse effect on (a) the business, operations, property, condition, financial or otherwise, or prospects of the Company and the Subsidiaries taken as a whole, or (b) the validity or enforceability of any of the Loan Documents or the rights and remedies of the Administrative Agent and the Lenders thereunder.

            "Material Indebtedness" means Indebtedness (other than the Obligations under this Agreement or under any other Loan Document), or obligations in respect of one or more Hedging Agreements, of any one or more of the Company and the Subsidiaries in an aggregate principal amount exceeding $10,000,000. For purposes of determining Material Indebtedness, the "principal amount" of the obligations of the Company or any Subsidiary in respect of any Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements provided for in such Hedging Agreement) that the Company or such Subsidiary would be required to pay if such Hedging Agreement were terminated at such time.

            "Material Subsidiary" means each Subsidiary that is not an Immaterial Subsidiary.

            "Maturity Date" means April 14, 2011.

            "Moody's" means Moody's Investors Service, Inc.

            "Multiemployer Plan" means a multiemployer plan as defined in
Section 4001(a)(3) of ERISA.

            "Net Proceeds" means, with respect to any event, (a) the cash proceeds received in respect of such event including (i) any cash received in respect of any non-cash proceeds, but only as and when received, (ii) in the case of a casualty, insurance proceeds, and (iii) in the case of a condemnation or similar event, condemnation awards and similar payments, net of (b) the sum of (i) all reasonable fees and out-of-pocket expenses paid by the Company and the Subsidiaries to third parties (other than Affiliates) in connection with such event, (ii) in the case of a sale or other disposition of an asset (including pursuant to a casualty or condemnation), the amount of all payments required to be made by the Company and the Subsidiaries as a result of such event to repay Indebtedness (other than Loans) secured by such asset or otherwise subject to mandatory prepayment as a result of such event, and (iii) the amount of all taxes paid (or reasonably estimated to be payable) by the Company and the Subsidiaries, and the amount of any reserves established by the Company and the Subsidiaries to fund contingent liabilities reasonably estimated to be payable, that are directly attributable to such event (as determined reasonably and in good faith by the chief financial officer of the Company).

            "Obligations" means (a) the due and punctual payment of (i) the principal of and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (ii) each payment required to be made under this Agreement in respect of any Letter of Credit, when and as due, including payments in respect of reimbursement of LC Disbursements, interest thereon and obligations to provide cash collateral, and
(iii) all other monetary obligations of the Company or any Subsidiary under this Agreement and each other Loan Document, including obligations to pay fees, expense reimbursement obligations and indemnification obligations, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), (b) the due and punctual payment of all obligations of the Company under each Hedging Agreement that (i) is in effect on the Effective Date with a counterparty that is a Lender (or an Affiliate thereof) as of the Effective Date or (ii) is entered into after the Effective Date with any counterparty that is a Lender (or an Affiliate thereof) at the time such Hedging Agreement is entered into, (c) the due and punctual performance of all other obligations of each Borrower under or pursuant to this Agreement and each of the other Loan Documents, and (d) the due and punctual payment and performance of all the obligations of each other Loan Party under or pursuant to this Agreement and each of the other Loan Documents.

            "Other Taxes" means any and all present or future stamp, recording, transfer, sales, documentary, excise, property or similar taxes, charges or levies (and any interest, penalties or additions relating thereto) arising from any payment made under any Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, any Loan Document.

            "Participant" shall have the meaning specified in Section 10.04(c).

            "Payment Location" means an office, branch or other place of business of a Borrower from which any payment due hereunder shall be made.

            "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

            "Permitted Investments" means:

            (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;

            (b) investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from S&P or from Moody's;

            (c) investments in certificates of deposit, banker's acceptances and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof which has a combined capital and surplus and undivided profits of not less than $500,000,000;

            (d) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above; and

            (e) shares of money market mutual or similar funds that invest exclusively in assets satisfying the requirements of clauses (a) through
      (d) above;

provided that, in the case of any investment by a Foreign Subsidiary, "Permitted Investments" shall also include: (i) direct obligations of the sovereign nation (or any agency thereof) in which such Foreign Subsidiary is organized and is conducting business or obligations fully and unconditionally guaranteed by such sovereign nation (or any agency thereof), (ii) investments of the type and maturity described in clauses (a) through (d) above of foreign obligors, which investments or obligors (or the parents of such obligors) have ratings described in such clauses or equivalent ratings from comparable foreign rating agencies and (iii) shares of money market mutual or similar funds which invest exclusively in assets otherwise satisfying the requirements of this definition (including this proviso).

            "Permitted Shareholders" means (a) J. Spencer Standish, (b) any of
J. Spencer Standish's descendants or legatees, (c) any executor, personal representative or spouse of J. Spencer Standish or any of his descendants, (d) any corporation, trust or other entity holding voting stock of the Company as to which one or more of the Persons identified in the foregoing clauses (a) through
(c) have Control, (e) any trust as to which Persons so identified in clauses (a) through (c) above hold at least 85% of the beneficial interest in the income and principal of the trust disregarding the interests of the contingent remaindermen and (f) any Employee Stock Ownership Plan for the benefit of employees of the Company.

            "Person" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

            "Plan" means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Company or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

            "Prepayment Event" means:

            (a) any sale, transfer or other disposition of any property or asset of the Company or any Subsidiary, other than (i) Excluded Divestitures,
      (ii) sale and leaseback transactions permitted by clauses (a) or (c) of
      Section 6.06 and (iii) dispositions permitted by clauses (c), (d) or (e) of Section 6.03; or

            (b) any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any property or asset of the Company or any Subsidiary, but only to the extent that the Net Proceeds therefrom have not been applied to repair, restore or replace such property or asset (and are not required to be paid under one or more contracts for such repair, restoration or replacement that have been entered into) within 180 days after such event; provided, that the Company or any Subsidiary may exclude from the operation of this clause (b) any damage to or taking of property or assets the sale of which at the time of such damage or taking would have constituted an Excluded Divestiture.

            "Prime Rate" means the rate of interest per annum publicly announced from time to time by JPMCB as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

            "Pro Rata Proceeds" means, with respect to any sale, transfer or other disposition of any property or asset (including by way of eminent domain, condemnation or other similar proceeding) on any day, an amount equal to the product of (a) 75% of the Net Proceeds of such sale, transfer or disposition and
(b) a fraction, the numerator of which is the Aggregate Revolving Credit Exposure on such day and the denominator of which is the numerator plus the outstanding aggregate principal amount of the Company's 5.34% Senior Notes due 2017 on such day.

            "Quotation Day" means, with respect to any Eurocurrency Borrowing and any Interest Period, the day on which it is market practice in the relevant interbank market for prime banks to give quotations for deposits in the currency of such Borrowing for delivery on the first day of such Interest Period. If such quotations would normally be given by prime banks on more than one day, the Quotation Day will be the last of such days.

            "Receivables" means all accounts, contract rights, chattel paper, instruments, general intangibles and other assets arising out of or in connection with the sale or lease of goods or the rendering of services.

            "Refinancings" means the repayment with proceeds of Loans made hereunder of the Indebtedness listed on Schedule 1.01.

            "Register" has the meaning set forth in Section 10.04.

            "Regulation D" means Regulation D of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

            "Regulation T" means Regulation T of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

            "Regulation U" means Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

            "Regulation X" means Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

            "Related Parties" means, with respect to any specified Person, such Person's Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person's Affiliates.

            "Required Lenders" means, at any time, Lenders having Revolving Credit Exposures and unused Revolving Commitments representing more than 50% of the sum of the Aggregate Revolving Credit Exposure and unused Total Revolving Commitment at such time.

            "Reset Date" shall have the meaning specified in Section 1.05.

            "Restricted Payment" means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests of the Company, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancelation or termination of any such Equity Interests or any option, warrant or other right to acquire any such Equity Interests; provided that none of (a) any dividend or distribution consisting solely of common stock of the Company, (b) the payment of cash in lieu of fractional shares in connection with any such common stock dividend or distribution or (c) the acceptance of shares of common stock of the Company in payment of the exercise price of any option to acquire any such shares of common stock of the Company shall constitute a Restricted Payment.

            "Revolving Alternate Currency Borrowing" means a Borrowing comprised of Revolving Alternate Currency Loans.

            "Revolving Alternate Currency Loan" means a Loan made pursuant to
Section 2.01(b) that is denominated in an Alternate Currency.

            "Revolving Borrowing" means a Borrowing comprised of Revolving
Loans.

            "Revolving Commitment" means, with respect to each Lender, the commitment of such Lender to make Revolving Dollar Loans pursuant hereto and to acquire participations in Revolving Alternate Currency Loans, Letters of Credit and Swingline Loans hereunder, expressed as an amount representing the maximum aggregate amount of such Lender's Revolving Credit Exposure hereunder, as such commitment may be (a) reduced or increased from time to time pursuant to Section
2.08 or assignments by or to such Lender pursuant to Section 10.04. The initial amount of each Lender's Revolving Commitment is set forth in Schedule 2.01, or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Revolving Commitment, as applicable. The Total Revolving Commitments on the date hereof are $460,000,000.

            "Revolving Credit Exposure" means, with respect to any Lender at any time, the sum at such time, without duplication, of (a) the aggregate principal amount of all outstanding Revolving Dollar Loans of such Lender, (b) such Lender's Alternate Currency Exposure, (c) such Lender's LC Exposure and (d) such Lender's Swingline Exposure.

            "Revolving Dollar Borrowing" mean a Borrowing comprised of Revolving Dollar Loans.

            "Revolving Dollar Loan" means a Loan made pursuant to Section 2.01(a) that is denominated in US Dollars.

            "Revolving Lender" means a Lender with a Revolving Commitment or, if the Revolving Commitments have terminated or expired, a Lender with Revolving Credit Exposure.

            "Revolving Loans" means Revolving Dollar Loans and Revolving Alternate Currency Loans.

            "S&P" means Standard & Poor's.

            "Statutory Reserve Rate" means, with respect to any currency, a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve, liquid asset or similar percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by any Governmental Authority of the United States of America or of the jurisdiction of such currency or in which any subject Loans in such currency are made to which banks in such jurisdiction are subject for any category of deposits or liabilities customarily used to fund loans in such currency or by reference to which interest rates applicable to Loans in such currency are determined. Such reserve, liquid asset or similar percentages shall include those imposed pursuant to Regulation D (and for purposes of Regulation D, Eurocurrency Loans shall be deemed to constitute Eurocurrency Liabilities). Loans shall be deemed to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under Regulation D or any other applicable law, rule or regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

            "Sterling" or "(pound)" means the lawful money of the United
Kingdom.

            "subsidiary" means, with respect to any Person (the "parent") at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent. For purposes of Section 4.02(a), references to "subsidiaries" herein shall be deemed, on the date of any subsequent borrowing to finance the acquisition of any Person, to include any Person to be acquired on such date.

            "Subsidiary" means any subsidiary of the Company.

            "Subsidiary Guarantee Agreement" means a Guarantee Agreement substantially in the form of Exhibit D hereto.

            "Subsidiary Guarantor" means each Subsidiary that is or is required to be a party to the Subsidiary Guarantee Agreement, and the permitted successors and assigns of each such Person; provided that, solely for purposes of Sections 6.01, 6.03 and 6.07, any Subsidiary that has not guaranteed the Obligations of the Company hereunder will not be deemed to be a Subsidiary Guarantor.

            "Swingline Exposure" means, at any time, the aggregate principal amount of all Swingline Loans outstanding at such time. The Swingline Exposure of any Revolving Lender at any time shall be such Lender's Applicable Percentage of the aggregate Swingline Exposure.

            "Swingline Lender" means JPMCB, in its capacity as lender of Swingline Loans hereunder.

            "Swingline Loan" means a Loan made pursuant to Section 2.04.

            "Taxes" means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

            "Total Debt" means, at any time, the sum of (a) all Indebtedness that is or should be reflected as a liability on a consolidated balance sheet of the Company and the Subsidiaries in accordance with GAAP and (b) the consideration (other than any note of a Subsidiary that serves as a conduit in a sale or financing transaction with respect to Receivables) received by the Company or any Consolidated Subsidiary from any Person (other than the Company or a Consolidated Subsidiary) for Receivables sold, which Receivables remain uncollected at such time; less (x) the sum of all cash and cash equivalents (as determined in accordance with GAAP), (y) the cash surrender value of life insurance policies naming the Company as beneficiary (as determined in accordance with GAAP) and (z) the fair market value of any Marketable Securities of the Company and the Consolidated Subsidiaries. For the purposes of this definition, "Marketable Securities" means any debt or equity securities for which an active trading market exists and price quotations are available.

            "Total Revolving Commitment" means, at any time, the aggregate amount of the Revolving Commitments in effect at such time.

            "Transactions" means the execution, delivery and performance by each Loan Party of each Loan Document to which it is to be a party, the borrowing of the Loans, the use of the proceeds thereof, the issuance and use of Letters of Credit and the Refinancings.

            "Type", when used in reference to (a) any Revolving Dollar Loan or Revolving Dollar Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Alternate Base Rate and (b) any Revolving Alternate Currency Loan or Revolving Alternate Currency Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate or, if provided for in the applicable Alternate Currency Supplement, the Local Rate.

            "US Dollars" or "$" means the lawful currency of the United States of America.

            "US Dollar Equivalent" means (a) as to any amount denominated in US Dollars, the principal amount thereof, and (b) as to any amount denominated in an Alternate Currency, the US Dollar equivalent of such amount, determined by the Administrative Agent pursuant to Section 1.05 using the Exchange Rate with respect to such Alternate Currency at the time in effect.

            "Utilization" means, at any time, the fraction (expressed as a percentage) the numerator of which is the aggregate Revolving Credit Exposure of all Lenders at such time and the denominator of which is the Total Revolving Commitment at such time, provided that at all times after the termination of the Revolving Commitments, the Utilization shall be deemed to be greater than 50%.

            "Withdrawal Liability" means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

            SECTION 1.02. Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a "Revolving Loan") or by Type (e.g., a "Eurocurrency Loan") or by Class and Type (e.g., a "Eurocurrency Revolving Loan"). Borrowings also may be classified and referred to by Class (e.g., a "Revolving Borrowing") or by Type (e.g., a "Eurocurrency Borrowing") or by Class and Type (e.g., a "Eurocurrency Revolving Borrowing").

            SECTION 1.03. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights. Unless otherwise indicated, any reference to a US Dollar amount in Article VI or VII of this Agreement (or in any definition of a term used in either such Article) shall be deemed to be a reference to that US Dollar amount or the equivalent thereof in one or more other currencies.

            SECTION 1.04. Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Company notifies the Administrative Agent that the Company requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Company that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

            SECTION 1.05. Exchange Rates. (a) Not later than 1:00 p.m., London time, on each Calculation Date, the Administrative Agent shall (i) determine the Exchange Rate as of such Calculation Date with respect to each Alternate Currency in which any Loan or Loans shall be outstanding or which shall be available under any Alternate Currency Supplement and (ii) give notice thereof to the Revolving Lenders and the Company. The Exchange Rates so determined shall become effective on the first Business Day immediately following the relevant Calculation Date (a "Reset Date"), shall remain effective until the next succeeding Reset Date, and shall for all purposes of this Agreement (other than Section 2.01(c), 10.13 or any other provision expressly requiring the use of a current Exchange Rate) be the Exchange Rates employed in converting any amounts between US Dollars and Alternate Currencies.

            (b) Not later than 5:00 p.m., London time, on each Reset Date and each date on which a Credit Event shall occur, the Administrative Agent shall
(i) determine the aggregate US Dollar Equivalent of the principal amounts of the Loans then outstanding that are denominated in Alternate Currencies (after giving effect to any Loans made or repaid on such date) and (ii) notify the Company of the Aggregate Revolving Credit Exposure of the Lenders.

            SECTION 1.06. Redenomination of Certain Foreign Currencies. (a) Each obligation of any party to this Agreement to make a payment denominated in the national currency unit of any member state of the European Union that adopts the Euro as its lawful currency after the date hereof shall be redenominated into Euro at the time of such adoption (in accordance with the EMU Legislation). If, in relation to the currency of any such member state, the basis of accrual of interest expressed in this Agreement in respect of that currency shall be inconsistent with any convention or practice in the London Interbank Market for the basis of accrual of interest in respect of the Euro, such expressed basis shall be replaced by such convention or practice with effect from the date on which such member state adopts the Euro as its lawful currency; provided that if any Borrowing in the currency of such member state is outstanding immediately prior to such date, such replacement shall take effect, with respect to such Borrowing, at the end of the then current Interest Period.

            (b) ....Without prejudice and in addition to any method of conversion or rounding prescribed by any EMU Legislation and (i) without limiting the liability of any Borrower for any amount due under this Agreement and (ii) without increasing any Revolving Commitment of any Revolving Lender, all references in this Agreement to minimum amounts (or integral multiples thereof) denominated in the national currency unit of any member state of the European Union that adopts the Euro as its lawful currency after the date hereof shall, immediately upon such adoption, be replaced by references to such reasonably comparable and convenient amounts (or integral multiples thereof) in the Euro as the Administrative Agent may specify.

            (c) ....Each provision of this Agreement shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify in one or more written notices delivered to the Company to be appropriate to reflect the adoption of the Euro by any member state of the European Union and any relevant market conventions or practices relating to the Euro.

                                   ARTICLE II

                                   The Credits

            SECTION 2.01. Commitments. (a) Subject to the terms and conditions and relying upon the representations and warranties set forth herein, each Revolving Lender agrees, severally and not jointly, to make Revolving Dollar Loans to any Borrower at any time and from time to time during the Availability Period in an aggregate principal amount at any time outstanding that will not result in (i) such Lender's Revolving Credit Exposure exceeding its Revolving Commitment or (ii) the Aggregate Revolving Credit Exposure exceeding the Total Revolving Commitment. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Revolving Dollar Loans.

            (b) Subject to the terms and conditions and relying upon the representations and warranties set forth herein, each Fronting Lender that is party to any

Alternate Currency Supplement agrees, severally and not jointly, to make Revolving Alternate Currency Loans to any Borrower that is a designated Borrower under such Alternate Currency Supplement in any Alternate Currency available under such Alternate Currency Supplement at any time and from time to time during the Availability Period in an aggregate principal amount that will not result in (i) any Lender's Revolving Credit Exposure exceeding its Revolving Commitment, (ii) the Aggregate Revolving Credit Exposure exceeding the Total Revolving Commitment or (iii) the aggregate principal amount of the Revolving Alternate Currency Loans made by such Fronting Lender pursuant to such Alternate Currency Supplement exceeding such Fronting Lender's Alternate Currency Commitment (or any subcommitment of such Lender applicable to such Alternate Currency) under such Alternate Currency Supplement; provided that a Fronting Lender shall not be required to, and shall not, make any Revolving Alternate Currency Loan if the Required Lenders shall have delivered to such Fronting Lender, not later than two Business Days prior to the date on which such Revolving Alternate Currency Loan is scheduled to be made, a notice stating that a Default has occurred and is continuing and directing such Fronting Lender not to make Revolving Alternate Currency Loans.

            (c) In the event that any Revolving Alternate Currency Borrowing shall be outstanding and (i) the principal of or interest on such Borrowing shall not be paid within three Business Days after the date on which it is due and one or more Fronting Lenders holding a majority in interest of the outstanding Revolving Alternate Currency Loans included in such Revolving Alternate Currency Borrowing shall deliver to the Administrative Agent and the Company a request that the provisions of this paragraph take effect with respect to such Borrowing or (ii) the Commitments shall be terminated or the Loans accelerated pursuant to Article VII, then (A) the Loans included in such Revolving Alternate Currency Borrowing and the interest accrued thereon shall without further action be converted into obligations denominated in US Dollars at the applicable Exchange Rate on the date of such conversion, as determined by the Administrative Agent and set forth in a notice delivered to the Company and each Revolving Lender, (B) each Revolving Lender shall acquire at face value a participation in the Loans included in such Revolving Alternate Currency Borrowing and the interest accrued thereon equal to its Applicable Percentage of such obligations, and shall pay the purchase price for such participation by wire transfer of immediately available funds in US Dollars to the Administrative Agent in the manner provided in Section 2.06 (and the Administrative Agent shall promptly wire the amounts so received to the applicable Fronting Lenders ratably in accordance with their respective Revolving Alternate Currency Loans included in such Revolving Alternate Currency Borrowing) and (C) such Loans converted in accordance with clause (A) above shall at all times thereafter, until repaid in accordance with the terms hereof, bear interest at the rate applicable to overdue ABR Borrowings under Section 2.12(e), and the principal of and interest on such converted Loans will be payable at the applicable times and places for overdue ABR Borrowings. Each Revolving Lender acknowledges and agrees that its obligation to acquire and pay for participations in Revolving Alternate Currency Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction of the Revolving Commitments, and that each payment shall be made without any offset, abatement, withholding or reduction whatsoever. The purchase of participations in any Loan included in any Revolving Alternate Currency Borrowing pursuant to this paragraph shall not relieve any Borrower of any default in the payment thereof.

            (d) One or more Borrowers, the Administrative Agent, the London Agent and one or more Revolving Lenders may from time to time enter into one or more Alternate Currency Supplements pursuant to which such Revolving Lenders may agree to serve as Fronting Lenders in respect of one or more Alternate Currencies. Any such Alternate Currency Supplement shall set forth the Alternate Currency or Currencies in which Revolving Borrowings may be made under such Alternate Currency Supplement, the Alternate Currency Commitment of each Fronting Lender party thereto (and, if such Alternate Currency Supplement provides for Borrowings in more than one Alternate Currency, any limits on the amounts that may be borrowed in the particular Alternate Currencies covered thereby), the Borrowers that may borrow under such Alternate Currency Supplement, any special provisions for the times and places at which or the Persons to which Borrowing Requests are to be delivered, proceeds of Borrowings are to be disbursed or payments in respect of Borrowings are to be made or for the rates at which interest is to accrue on Borrowings or the compensation to be payable to Fronting Lenders and any other special provisions to be applicable to Borrowings under such Alternate Currency Supplement. Any special provisions referred to in the preceding sentence that shall be included in any Alternate Currency Supplement shall be applicable to all Borrowings under such Alternate Currency Supplement, notwithstanding any other provision of this Article II to the contrary (and in the absence of any such special provisions, the applicable provisions set forth in this Article II shall control). In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any Alternate Currency Supplement or any other agreement entered into by any Borrower with any Fronting Lender relating to any Revolving Alternate Currency Loans (other than any such inconsistency with respect to any special provisions referred to above), the terms and conditions of this Agreement shall control. Each Alternate Currency Supplement shall be referred to in all notices hereunder by number, with the first Alternate Currency Supplement entered into hereunder being referred to as "Alternate Currency Supplement No. 1" and successive Alternate Currency Supplements being referred to by the succeeding integers in the order in which they are entered into. Multiple Alternate Currency Supplements providing for different funding, pricing or other arrangements may be entered into in respect of a single Alternate Currency.

            SECTION 2.02. Loans and Borrowings. (a) Each Revolving Dollar Loan shall be made as part of a Borrowing consisting of Revolving Dollar Loans made by the Revolving Lenders ratably in accordance with their respective Revolving Commitments. Each Revolving Alternate Currency Loan shall be made as part of a Borrowing consisting of Revolving Alternate Currency Loans made to a single Borrower pursuant to the same Alternate Currency Supplement, denominated in the same Alternate Currency and made by the applicable Fronting Lenders ratably in accordance with their respective applicable Alternate Currency Commitments under such Alternate Currency Supplement. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender's failure to make Loans as required.

            (b) Subject to Section 2.13, (i) each Revolving Dollar Borrowing shall be comprised entirely of ABR Loans or Eurocurrency Loans as the applicable Borrower may request in accordance herewith and (ii) each Revolving Alternate Currency Borrowing shall be comprised entirely of Eurocurrency Loans (or Local Rate Loans, if specified in the applicable Alternate Currency Supplement). Each Swingline Loan shall be an ABR Loan. Each Lender at its option may make any Eurocurrency Loan or Local Rate Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of any Borrower to repay such Loan in accordance with the terms of this Agreement.

            (c) At the commencement of each Interest Period for any Revolving Borrowing, such Borrowing shall be in an aggregate amount that is at least equal to the Borrowing Minimum and an integral multiple equal to the Borrowing Multiple; provided that an ABR Revolving Borrowing may be in an aggregate amount that is equal to the entire unused balance of the Total Revolving Commitment or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.05(e). Each Swingline Loan shall be in an amount that is an integral multiple of $1,000,000. Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more than a total of 12 Eurocurrency Borrowings outstanding.

            (d) Notwithstanding any other provision of this Agreement, no Borrower shall be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

            SECTION 2.03. Requests for Revolving Borrowings. To request a Revolving Borrowing, the applicable Borrower shall notify the Applicable Agent of such request by telephone (a) in the case of a Eurocurrency Borrowing, not later than 11:00 a.m., Local Time, three Business Days before the date of the proposed Borrowing, (b) in the case of a Local Rate Borrowing, not later than the time specified in the applicable Alternate Currency Supplement or (c) in the case of an ABR Borrowing, not later than 10:00 a.m., New York City time, on the Business Day of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Applicable Agent of a written Borrowing Request in a form approved by the Administrative Agent and signed by the applicable Borrower. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

            (i) the Borrower requesting such Borrowing and, if applicable, the Alternate Currency Supplement under which such Borrowing is to be made;

            (ii) the Type of such Borrowing;

            (iii) the currency of such Borrowing;

            (iv) the amount of such Borrowing;

            (v) the date of such Borrowing, which shall be a Business Day;

            (vi) in the case of a Eurocurrency Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term "Interest Period";

            (vii) the location and number of the relevant Borrower's account to which funds are to be disbursed, which shall comply with the requirements of Section 2.06(a); and

            (viii) in the case of a Borrowing in an Alternate Currency, the location from which payments of the principal of and interest on such Borrowing will be made.

If no election as to the currency of the Revolving Borrowing is specified, then the requested Borrowing shall be denominated in US Dollars. If no election as to the Type of Revolving Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing if denominated in US Dollars or a Eurocurrency Borrowing if denominated in an Alternate Currency. If no Interest Period is specified with respect to any requested Eurocurrency Revolving Borrowing, then the requesting Borrower shall be deemed to have selected an Interest Period of one month's duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Applicable Agent shall advise each Lender (other than the Swingline Lender) of the details thereof and of the amount of such Lender's Loan to be made as part of the requested Borrowing.

            SECTION 2.04. Swingline Loans. (a) Subject to the terms and conditions set forth herein, the Swingline Lender agrees to make Swingline Loans in US Dollars to the Company from time to time during the Availability Period in an aggregate principal amount at any time outstanding that will not result in
(i) the aggregate principal amount of outstanding Swingline Loans exceeding $25,000,000 or (ii) the Aggregate Revolving Credit Exposure exceeding the Total Revolving Commitment; provided that the Swingline Lender shall not be required to make a Swingline Loan to refinance an outstanding Swingline Loan. Within the foregoing limits and subject to the terms and conditions set forth herein, the Company may borrow, prepay and reborrow Swingline Loans.

            (b) ....To request a Swingline Loan, the Company shall notify the
Administrative Agent of such request by telephone (confirmed by telecopy), not later than 12:00 noon, New York City time, on the day of a proposed Swingline Loan. Each such notice shall be irrevocable and shall specify the requested date (which shall be a Business Day) and amount of the requested Swingline Loan. The Administrative Agent will promptly advise the Swingline Lender of any such notice received by it. The Swingline Lender shall make each Swingline Loan available to the Company by means of a credit to the general deposit account of the Company with the Swingline Lender (or, in the case of a Swingline Loan made to finance the reimbursement of an LC

Disbursement as provided in Section 2.05(e), by remittance to the applicable Issuing Bank) by 3:00 p.m., New York City time, on the requested date of such Swingline Loan.

            (c) The Swingline Lender may by written notice given to the Administrative Agent not later than 10:00 a.m., New York City time, on any Business Day require the Revolving Lenders to acquire participations on such Business Day in all or a portion of the Swingline Loans outstanding. Such notice shall specify the aggregate amount of Swingline Loans in which the Revolving Lenders will participate. Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each Revolving Lender, specifying in such notice such Lender's Applicable Percentage of such Swingline Loan or Loans. Each Revolving Lender hereby unconditionally and irrevocably agrees, upon receipt of notice as provided above, to pay to the Administrative Agent, for the account of the Swingline Lender, such Lender's Applicable Percentage of such Swingline Loan or Loans. Each Revolving Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the Revolving Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Revolving Lender shall comply with its obligations under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.06 with respect to Loans made by such Lender (and Section 2.06 shall apply, mutatis mutandis, to the payment obligations of the Revolving Lenders), and the Administrative Agent shall promptly pay to the Swingline Lender the amounts so received by it from the Revolving Lenders. The Administrative Agent shall notify the Company of any participations in any Swingline Loan acquired pursuant to this paragraph, and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to the Swingline Lender. Any amounts received by the Swingline Lender from the Company (or other party on behalf of the Company) in respect of a Swingline Loan after receipt by the Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Revolving Lenders that shall have made their payments pursuant to this paragraph and to the Swingline Lender, as their interests may appear; provided that any such payment so remitted shall be repaid to the Swingline Lender or to the Administrative Agent, as applicable, if and to the extent such payment is required to be refunded to the Company for any reason. The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve the Company of any default in the payment thereof.

            SECTION 2.05. Letters of Credit. (a) General. Subject to the terms and conditions set forth herein, the Company may request the issuance of Letters of Credit, denominated in US Dollars, for its own account or the account of any Subsidiary (provided that the Company shall be a co-applicant and co-obligor with respect to each Letter of Credit issued for the account of any Subsidiary), in a form reasonably acceptable to the Administrative Agent and the applicable Issuing Bank, at any time and from time to time during the Availability Period. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Company to, or entered into by the Company with, an Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control.

            (b) Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Company shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the applicable Issuing Bank) to the applicable Issuing Bank and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. If requested by such Issuing Bank, the Company also shall submit a letter of credit application on such Issuing Bank's standard form in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Company shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the LC Exposure shall not exceed $40,000,000, (ii) no Lender's Revolving Credit Exposure shall exceed its Revolving Commitment and (iii) the Aggregate Revolving Credit Exposure shall not exceed the Total Revolving Commitment.

            (c) Expiration Date. Each Letter of Credit will expire at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (ii) the date that is five Business Days prior to the Maturity Date.

            (d) Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of any Issuing Bank or the Lenders, each Issuing Bank hereby grants to each Revolving Lender, and each Revolving Lender hereby acquires from such Issuing Bank, a participation in such Letter of Credit equal to such Lender's Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Revolving Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of each Issuing Bank, such Lender's Applicable Percentage of each LC Disbursement made by such Issuing Bank and not reimbursed by the Company on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to the Company for any reason. Each Revolving Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or the reduction or termination of the Revolving Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

            (e) Reimbursement. If any Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the Company shall reimburse such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement not later than 12:00 noon, New York City time, on the date that such LC Disbursement is made, if the Company shall have received notice of such LC Disbursement prior to 10:00 a.m., New York City time, on such date, or, if such notice has not been received by the Company prior to such time on such date, then not later than 12:00 noon, New York City time, on (i) the Business Day that the Company receives such notice, if such notice is received prior to 10:00 a.m., New York City time, on the day of receipt, or (ii) the Business Day immediately following the day that the Company receives such notice, if such notice is not received prior to such time on the day of receipt; provided that, if such LC Disbursement is not less than $1,000,000, the Company may, subject to the conditions to borrowing set forth herein, request in accordance with Section
2.03 or 2.04 that such payment be financed with an ABR Revolving Borrowing or Swingline Loan in an equivalent amount and, to the extent so financed, the Company's obligation to make such payment shall be discharged and replaced by the resulting ABR Revolving Borrowing or Swingline Loan. If the Company fails to make such payment when due, the Administrative Agent shall notify each Revolving Lender of the applicable LC Disbursement, and such Lender's Applicable Percentage thereof. Promptly following receipt of such notice, each Revolving Lender shall pay to the Administrative Agent its Applicable Percentage of the applicable LC Disbursement, in the same manner as provided in Section 2.06 with respect to Loans made by such Lender (and Section 2.06 shall apply, mutatis mutandis, to the payment obligations of the Revolving Lenders), and the Administrative Agent shall promptly pay to the applicable Issuing Bank the amounts so received by it from the Revolving Lenders. Promptly following receipt by the Administrative Agent of any payment from the Company pursuant to this paragraph, the Administrative Agent shall distribute such payment to such Issuing Bank or, to the extent that Revolving Lenders have made payments pursuant to this paragraph to reimburse such Issuing Bank, then to such Lenders and the Issuing Bank as their interests may appear. Any payment made by a Revolving Lender pursuant to this paragraph to reimburse an Issuing Bank for any LC Disbursement (other than the funding of ABR Revolving Loans or a Swingline Loan as contemplated above) shall not constitute a Loan and shall not relieve the Company of its obligation to reimburse such LC Disbursement.

            (f) Obligations Absolute. The Company's obligation to reimburse LC Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by any Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Company's obligations hereunder. Neither the Agents, the Lenders nor any Issuing Bank, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of any Issuing Bank; provided that the foregoing shall not be construed to excuse any Issuing Bank from liability to the Company to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Company to the fullest extent permitted by applicable law) suffered by the Company that are caused by (i) such Issuing Bank's failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof or (ii) such Issuing Bank's breach of its obligation to issue a Letter of Credit pursuant to this Section. The parties hereto expressly agree that, in the absence of gross negligence or wilful misconduct on the part of any Issuing Bank (as finally determined by a court of competent jurisdiction), such Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, each Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

            (g) Disbursement Procedures. Each Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The applicable Issuing Bank shall promptly notify the Administrative Agent and the Company by telephone (confirmed by telecopy) of such demand for payment and whether such Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Company of its obligation to reimburse such Issuing Bank and the Revolving Lenders with respect to any such LC Disbursement.

            (h) Interim Interest. If any Issuing Bank shall make any LC Disbursement, then, unless the Company shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Company reimburses such LC Disbursement, at the rate per annum then applicable to ABR Revolving Loans; provided that, if the Company fails to reimburse such LC Disbursement when due pursuant to paragraph (e) of this Section, then Section 2.12(e) shall apply. Interest accrued pursuant to this paragraph shall be for the account of the applicable Issuing Bank, except that interest accrued on and after the date of payment by any Revolving Lender pursuant to paragraph (e) of this Section to reimburse such Issuing Bank shall be for the account of such Lender pro rata to the extent of such payment.

            (i) Replacement of an Issuing Bank. Any Issuing Bank may be replaced at any time by written agreement among the Company, the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank. The Administrative Agent shall notify the Lenders of any such replacement of an Issuing Bank. At the time any such replacement shall become effective, the Company shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to
Section 2.11(c). From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of the replaced Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term "Issuing Bank" shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

            (j) Cash Collateralization. If any Event of Default shall occur and be continuing, on the Business Day on which the Company receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Revolving Lenders with LC Exposures representing greater than 50% of the total LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph, the Company shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Revolving Lenders, an amount in cash equal to the LC Exposure as of such date plus any accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Company described in clause (h) or (i) of Article VII. Each such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the Obligations, and the Company hereby creates in favor of the Administrative Agent a security interest in each such deposit to secure such Obligations. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the Company's risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse any Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Company for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Revolving Lenders with LC Exposure representing greater than 50% of the total LC Exposure), be applied to satisfy other obligations of the Borrowers under this Agreement. If the Company is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Company within three Business Days after all Events of Default have been cured or waived.

            (k) Existing Letters of Credit. Each letter of credit listed on
Schedule 2.05 shall be deemed, for all purposes of this Agreement, to be a Letter of Credit issued under this Section.

            SECTION 2.06. Funding of Borrowings. (a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds in the applicable currency by 11:00 a.m., Local Time, to the account of the Applicable Agent most recently designated by it for such purpose for Loans of such currency by notice to the applicable Lenders; provided that Swingline Loans shall be made as provided in Section 2.04. The Applicable Agent will make such Loans available to the applicable Borrower by promptly crediting the amounts so received, in like funds, to an account of such Borrower maintained by the Applicable Agent (i) in New York City, in the case of Revolving Dollar Loans, or (ii) in London (or such other place as may be specified in an applicable Alternate Currency Supplement), in the case of Revolving Alternate Currency Loans; provided that ABR Revolving Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.05(e) shall be remitted by the Administrative Agent to the applicable Issuing Bank. If a Borrowing shall not occur on such date because any condition precedent herein specified shall not have been met, the Applicable Agent shall return the amounts so received to the respective Lenders.

            (b) Unless the Applicable Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Applicable Agent such Lender's share of such Borrowing, the Applicable Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the applicable Borrower on such date a corresponding amount in the required currency. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Applicable Agent, then the applicable Lender and the Borrowers severally agree to pay to the Applicable Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the applicable Borrower to but excluding the date of payment to the Applicable Agent, at (i) in the case of such Lender, a rate determined by the Applicable Agent to represent its cost of overnight or short-term funds in the relevant currency (which determination shall be conclusive absent manifest error) or (ii) in the case of a Borrower, the interest rate applicable at the time to the Loans comprising such Borrowing. If such Lender pays such amount to the Applicable Agent, then such amount shall constitute such Lender's Loan included in such Borrowing.

            SECTION 2.07. Interest Elections. (a) Each Revolving Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurocurrency Revolving Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the applicable Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurocurrency Revolving Borrowing, may elect Interest Periods therefor, all as provided in this Section and on terms consistent with the other provisions of this Agreement and, in the case of any Revolving Alternate Currency Borrowing, the applicable Alternate Currency Supplement. The applicable Borrower may elect different options with respect to different portions of the affected Revolving Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. Notwithstanding the foregoing, a Borrower may not (i) elect to convert the currency in which any Loans are denominated, (ii) elect to convert Revolving Alternate Currency Loans to ABR Loans, (iii) elect an Interest Period for Eurocurrency Loans that does not comply with Section 2.02(d), (iv) elect to convert any Loans to Eurocurrency Loans that would result in the number of Eurocurrency Borrowings exceeding the maximum number of Eurocurrency Borrowings permitted under Section 2.02(c), (v) elect an Interest Period for Eurocurrency Loans unless the aggregate outstanding principal amount of Eurocurrency Loans (including any Eurocurrency Loans made to the same Borrower in the same currency on the date that such Interest Period is to begin) to which such Interest Period will apply complies with the requirements as to minimum principal amount set forth in Section 2.02(c) or (vi) convert any Borrowing of a Borrower to a Borrowing of another Borrower. This Section shall not apply to Swingline Loans, which may not be converted or continued.

            (b) To make an election pursuant to this Section, a Borrower shall notify the Applicable Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.03 if such Borrower were requesting a Revolving Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Applicable Agent and, if such Agent is not the Administrative Agent, to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent and signed by the applicable Borrower.

            (c) Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:

            (i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

            (ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

            (iii) the Type of the resulting Borrowing; and

            (iv) if the resulting Borrowing is a Eurocurrency Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term "Interest Period".

If by any such Interest Election Request a Borrower requests a Eurocurrency Borrowing but does not specify an Interest Period, then such Borrower shall be deemed to have selected an Interest Period of one month's duration.

            (d) Promptly following receipt of an Interest Election Request, the Applicable Agent shall advise each applicable Lender of the details thereof and of such Lender's portion of each resulting Borrowing.

            (e) If a Borrower fails to deliver a timely Interest Election Request to the Applicable Agent electing to convert or continue the Loans included in any Borrowing as provided in this Section and has not theretofore delivered a notice of prepayment relating to such Loans, then such Borrower shall be deemed to have given the Applicable Agent, at the time by which such an Interest Election Request would have been required to be submitted, an Interest Election Request electing (i) in the case of Revolving Dollar Loans, to convert such Loans to (or continue such Loans as) ABR Loans and (ii) in the case of Loans denominated in any Alternate Currency, to convert such loans to (or continue such Loans as) Eurocurrency Loans with an Interest Period of one month's duration, with such additional Interest Period commencing on the last day of the then current Interest Period.

            (f)Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders (or, for purposes of clause (iii) below, Lenders holding a majority in interest of the Revolving Alternate Currency Loans) shall so notify the Company, then, so long as an Event of Default is continuing (i) no outstanding Revolving Borrowing may be converted to or continued as a Eurocurrency Borrowing, (ii) unless repaid, each Eurocurrency Revolving Dollar Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto and (iii) each Revolving Alternate Currency Borrowing shall become due and payable on the last day of the Interest Period applicable thereto. The foregoing is without prejudice to the other rights and remedies available hereunder upon an Event of Default.

            SECTION 2.08. Termination of Commitments; Reductions and Increases of Commitments. (a) Unless previously terminated, the Revolving Commitments and the Alternate Currency Commitments shall terminate on the Maturity Date.

            (b) The Company may at any time, without premium or penalty, terminate, or from time to time reduce, the Commitments; provided that (i) each such reduction shall be in an amount that is at least equal to the Borrowing Minimum and an integral multiple equal to the Borrowing Multiple and (ii) the Company shall not terminate or reduce the Revolving Commitments if, after giving effect to any concurrent prepayment of the Revolving Borrowings in accordance with Section 2.10, the Aggregate Revolving Credit Exposure would exceed the Total Revolving Commitment.

            (c) Each reduction in the Revolving Commitments or in the Alternate Currency Commitments under any Alternate Currency Supplement shall be made ratably among the Revolving Lenders or the Fronting Lenders party to such Alternate Currency Supplement, as the case may be, in accordance with their respective Revolving Commitments or Alternate Currency Commitments under such Alternate Currency Supplement, as applicable.

            (d) The Company shall notify the Administrative Agent of any election to terminate or reduce the Commitments under paragraph (b) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Company pursuant to this Section shall be irrevocable; provided that a notice of termination of the Revolving Commitments or Alternate Currency Commitments delivered by the Company may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Company (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Commitments shall be permanent.

            (e) (i) The Company may, at any time and from time to time, by written notice to the Administrative Agent (which shall deliver a copy thereof to each Lender), request that the Total Revolving Commitment be increased by an amount that, together with all prior increases in the Revolving Commitments pursuant to this Section, does not exceed $100,000,000. Such notice shall set forth the amount of the requested increase in the Total Revolving Commitment (which shall be an integral multiple of $10,000,000) and the date on which such increase is requested to become effective (which shall not be less than 10 Business Days or more than 60 days after the date of such notice), and shall offer to each Lender the opportunity to increase its Revolving Commitment by its Applicable Percentage of the proposed increased amount. Each Lender shall, by notice to the Company and the Administrative Agent given not more than 10 days after the date on which the Administrative Agent shall have delivered the Company's notice, either agree to increase its Revolving Commitment by all or a portion of the offered amount (each Lender so agreeing being an "Increasing Lender") or decline to increase its Revolving Commitment (and any Lender that does not deliver such notice within such period of 10 days shall be deemed to have declined to increase its Revolving Commitment) (each Lender so declining or being deemed to have declined being a "Non-Increasing Lender"). If, on the 10th day after the Administrative Agent shall have delivered the Company's notice, the Lenders shall have agreed pursuant to the preceding sentence to increase their Revolving Commitments by an aggregate amount less than the increase in the Total Revolving Commitment requested by the Company, the Company may arrange for one or more banks or other financial institutions (any such bank or other financial institution referred to in this clause (a) being called an "Augmenting Lender"), which may include any Lender, to extend Revolving Commitments or increase their existing Revolving Commitments in an aggregate amount equal to the unsubscribed amount; provided that each Augmenting Lender, if not already a Lender hereunder, shall be subject to the reasonable approval of the Administrative Agent and each Augmenting Lender shall execute all such documentation as the Administrative Agent shall specify to evidence its Revolving Commitment and/or its status as a Lender hereunder. Any increase in the Total Revolving Commitment may be made in an amount which is less than the increase requested by the Company if the Company is unable to arrange for, or chooses not to arrange for, Augmenting Lenders.

            (ii) On the effective date (the "Increase Effective Date") of any increase in the Total Revolving Commitment pursuant to this clause (e) (the "Commitment Increase"), (i) the aggregate principal amount of the Loans outstanding (the "Outstanding Loans") immediately prior to giving effect to the Commitment Increase on the Increase Effective Date shall be deemed to be paid; (ii) each Increasing Lender and each Augmenting Lender that shall have been a Lender prior to the Commitment Increase shall pay to the Administrative Agent in same day funds an amount equal to the difference between (A) the product of (1) such Lender's Applicable Percentage (calculated after giving effect to the Commitment Increase) multiplied by (2) the amount of the Subsequent Borrowings (as hereinafter defined) and (B) the product of (1) such Lender's Applicable Percentage (calculated without giving effect to the Commitment Increase) multiplied by (2) the amount of the Outstanding Loans; (iii) each Augmenting Lender that shall not have been a Lender prior to the Commitment Increase shall pay to the Administrative Agent in same day funds an amount equal to the product of (1) such Augmenting Lender's Applicable Percentage (calculated after giving effect to the Commitment Increase) multiplied by (2) the amount of the Subsequent Borrowings; (iv) after the Administrative Agent receives the funds specified in clauses (ii) and (iii) above, the Administrative Agent shall pay to each Non-Increasing Lender the portion of such funds that is equal to the difference between (A) the product of
      (1) such Non-Increasing Lender's Applicable Percentage (calculated without giving effect to the Commitment Increase) multiplied by (2) the amount of the Outstanding Loans, and (B) the product of (1) such Non-Increasing Lender's Applicable Percentage (calculated after giving effect to the Commitment Increase) multiplied by (2) the amount of the Subsequent Borrowings; (v) after the effectiveness of the Commitment Increase, the Company shall be deemed to have made new Borrowings (the "Subsequent Borrowings") in an aggregate principal amount equal to the aggregate principal amount of the Outstanding Loans and of the Types and for the Interest Periods specified in a borrowing request delivered in accordance with Section 2.03; (vi) each Non-Increasing Lender, each Increasing Lender and each Augmenting Lender shall be deemed to hold its Applicable Percentage of each Subsequent Borrowing (each calculated after giving effect to the Commitment Increase); and (vii) the Company shall pay to each Increasing Lender and each Non-Increasing Lender any and all accrued but unpaid interest on the Outstanding Loans. The deemed payments made pursuant to clause (i) above in respect of each Eurodollar Loan shall be subject to indemnification by the Company pursuant to the provisions of
      Section 2.16 if the Increase Effective Date occurs other than on the last day of the Interest Period relating thereto.

            (iii) Notwithstanding the foregoing, no increase in the Total Revolving Commitment (or in the Revolving Commitment of any Lender) or addition of a new Lender shall become effective under this clause (e) unless, (i) on the Increase Effective Date, the conditions set forth in paragraphs (a) and (b) of Section 4.02 shall be satisfied (with all references in such paragraphs to a Borrowing being deemed to be references to such increase or addition and without giving effect to the parenthetical in Section 4.02(a)) and the Administrative Agent shall have received a certificate to that effect dated such date and executed by the President, a Vice President or a Financial Officer of the Company; and
      (ii) the Administrative Agent shall have received (with sufficient copies for each of the Lenders) documents consistent with those delivered on the Effective Date under Section 4.01(b), (c) and (f), giving effect to such increase or addition.

            SECTION 2.09. Repayment of Loans; Evidence of Debt. (a) Each Borrower hereby unconditionally promises to pay to the Applicable Agent for the accounts of the applicable Lenders the then unpaid principal amount of each Revolving Loan of such Lender on the Maturity Date (or, in the case of a Revolving Alternate Currency Borrowing, such earlier date as may be specified in the applicable Alternate Currency Supplement). The Company hereby unconditionally promises to pay to the Swingline Lender the then unpaid principal amount of each Swingline Loan made to the Company on the earlier of the Maturity Date and the first date after such Swingline Loan is made that is the 15th day or the last day of a calendar month and that is at least two Business Days after the day on which such Swingline Loan shall have been made; provided that on each date on which a Revolving Dollar Borrowing is made by the Company, the Company shall repay all Swingline Loans then outstanding.

            (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of each Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

            (c) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class and Type (and, in the case of a Revolving Alternate Currency Loan, the currency) thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from each Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent or the London Agent hereunder for the account of the Lenders and each Lender's share thereof. The information contained in such accounts will be made available to the Company at reasonable times and upon reasonable request.

            (d) The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of any Borrower to repay the Loans in accordance with the terms of this Agreement.

            (e) Any Lender may request that Loans made by it to any Borrower be evidenced by a promissory note. In such event, the applicable Borrower shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Company and the Administrative Agent. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 10.04) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

            SECTION 2.10. Prepayment of Loans. (a) Each Borrower shall have the right at any time and from time to time to prepay any Borrowing of such Borrower in whole or in part, subject to Section 2.16 (but otherwise without premium or penalty) and the requirements of this Section.

            (b) If, on the last day of any Interest Period for any Eurocurrency Revolving Borrowing, or on any Interest Payment Date for any ABR Revolving Borrowing or any Borrowing under an Alternate Currency Supplement bearing interest at a Local Rate (i) the Revolving Credit Exposure of any Revolving Lender exceeds its Revolving Commitment or (ii) the Aggregate Revolving Credit Exposure exceeds the Total Revolving Commitment, the applicable Borrower shall, on such day, prepay the Revolving Loans comprising such Borrowing in an amount equal to the lesser of (i) the amount necessary to eliminate such excess and
(ii) the amount of such Borrowing. If, on any Reset Date, the Aggregate Revolving Credit Exposure exceeds 105% of the Total Revolving Commitment, then the Company shall prepay (or shall cause a Borrowing Subsidiary to prepay), within three Business Days, one or more Revolving Borrowings or Swingline Borrowings in an aggregate principal amount equal to the excess, if any, of the Aggregate Revolving Credit Exposure (as of such Reset Date) over the Total Revolving Commitment.

            (c) In the event and on each occasion that any Net Proceeds are received by or on behalf of the Company or any Subsidiary in respect of any Prepayment Event, (i) the Company shall prepay (or shall cause a Borrowing Subsidiary to prepay), within three Business Days after such Net Proceeds are received, Borrowings, if any shall be outstanding, in an aggregate amount equal to the Pro Rata Proceeds in respect of such Prepayment Event and (ii) the Total Revolving Commitment shall be reduced by such amount, with a pro rata reduction of each Revolving Lender's Revolving Commitment; provided that, in the case of any event described in clause (a) of the definition of the term "Prepayment Event", if the Company shall deliver to the Administrative Agent a certificate of a Financial Officer to the effect that the Company and the Subsidiaries intend to apply the Net Proceeds from such event (or a portion thereof specified in such certificate), within 180 days after receipt of such Net Proceeds, to acquire real property, equipment or other assets to be used in the business of the Company and the Subsidiaries, and certifying that no Default has occurred and is continuing, then no prepayment shall be required and no reduction shall be made pursuant to this paragraph in respect of the Net Proceeds of such event (or the portion of such Net Proceeds specified in such certificate, if applicable) except to the extent of any Net Proceeds therefrom that have not been so applied by the end of such 180-day period, at which time a prepayment shall be required, and a reduction shall be made, in an amount equal to 75% of such Net Proceeds not so applied multiplied by the fraction indicated in clause
(b) of the definition of "Pro Rata Proceeds" (calculated as of the date of the Prepayment Event giving rise to such Net Proceeds).

            (d) On the date of any termination or reduction of the Revolving Commitments pursuant to Section 2.08, the Company shall pay or prepay (or shall cause a Borrowing Subsidiary to pay or prepay) so much of the Revolving Borrowings as shall be necessary in order that the Aggregate Revolving Credit Exposure shall not exceed the Total Revolving Commitment after giving effect to such termination or reduction.

            (e) Prior to any optional or mandatory prepayment of Borrowings hereunder, the Company shall select the Borrowing or Borrowings to be prepaid and shall specify such selection in the notice of such prepayment pursuant to paragraph (f) of this Section; provided that each prepayment of Revolving Dollar Borrowings shall be applied first to prepay any such Borrowings outstanding as ABR Borrowings.

            (f) The Company shall notify the Applicable Agent (and, in the case of prepayment of a Swingline Loan, the Swingline Lender) by telephone (confirmed by telecopy) of any prepayment hereunder (i) in the case of a prepayment of a Eurocurrency Revolving Borrowing, not later than 11:00 a.m., Local Time, three Business Days before the date of prepayment, (ii) in the case of a prepayment of an ABR Revolving Borrowing, not later than 11:00 a.m., New York City time, one Business Day before the date of prepayment, (iii) in the case of a Local Rate Borrowing, not later than the time specified in the applicable Alternate Currency Supplement and (iv) in the case of prepayment of a Swingline Loan, not later than 12:00 noon, New York City time, on the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid and shall set forth in reasonable detail the calculation of the amount of such prepayment; provided that, if a notice of prepayment is given in connection with a conditional notice of termination of the Commitments as contemplated by Section 2.08, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.08. Promptly following receipt of any such notice relating to a Borrowing, the Applicable Agent shall advise the applicable Lenders of the contents thereof. Each partial prepayment of any Revolving Borrowing shall be in an amount that would be permitted in the case of an advance of a Revolving Borrowing of the same Type as provided in
Section 2.02, except as necessary to apply fully the required amount of a mandatory prepayment. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.12.

            SECTION 2.11. Fees. (a) The Company agrees to pay to the Administrative Agent for the account of each Revolving Lender a commitment fee (a "Commitment Fee"), which shall accrue at the Applicable Margin on the daily unused amount of the Revolving Commitment of such Revolving Lender, in each case during the period from and including the date hereof to but excluding the date on which such

Revolving Commitment expires or is terminated. Accrued Commitment Fees shall be payable in arrears on the last day of March, June, September and December of each year, commencing on the first such date to occur after the date hereof, and on the date on which the Revolving Commitments expire or are terminated. All Commitment Fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). For purposes of computing commitment fees with respect to Revolving Commitments, a Revolving Commitment of a Revolving Lender shall be deemed to be used to the extent of the outstanding Revolving Loans and LC Exposure of such Lender (and the Swingline Exposure of such Lender shall be disregarded for such purpose).

            (b) The Company agrees to pay (or to cause the applicable Borrowing Subsidiary to pay) (i) to the Administrative Agent for the account of each Revolving Lender a participation fee (an "Alternate Currency Participation Fee") with respect to its obligation under Section 2.01(c) to acquire participations in Revolving Alternate Currency Loans, which shall accrue at the Applicable Margin used to determine the interest rate applicable to Eurocurrency Revolving Loans on the daily amount of such Revolving Lender's Alternate Currency Exposure (excluding any portion thereof attributable to Revolving Alternate Currency Loans that have been converted to US Dollar obligations and in respect of which such Lender has made, or is required to have made, payments to the applicable Fronting Lenders, all as provided in Section 2.01(c)) during the period from and including the date hereof to but excluding the later of the date on which such Lender's Revolving Commitment terminates and the date on which such Lender ceases to have any Alternate Currency Exposure, and (ii) to each Fronting Lender a fronting fee (an "Alternate Currency Fronting Fee"), which shall accrue at the rate of .125% per annum on the daily aggregate amount of the US Dollar Equivalents of such Fronting Lender's Revolving Alternate Currency Loans during the period from and including the date hereof to but excluding the later of the date of termination of the Revolving Commitments and the date on which there cease to be any Revolving Alternate Currency Loans outstanding. Alternate Currency Participation Fees and Alternate Currency Fronting Fees accrued under this paragraph through and including the last day of March, June, September and December of each year shall be payable on the third Business Day following such last day, commencing on the first such date to occur after the date hereof; provided that all such Fees shall be payable on the date on which the Revolving Commitments terminate and any such Fees accruing after the date on which the Revolving Commitments terminate shall be payable on demand. All Alternate Currency Participation Fees and Alternate Currency Fronting Fees payable under this paragraph shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

            (c) The Company agrees to pay (i) to the Administrative Agent for the account of each Revolving Lender a participation fee (an "LC Participation Fee") with respect to its participations in Letters of Credit, which shall accrue at the Applicable Margin used in determining the interest on Eurocurrency Revolving Loans on the daily amount of such Lender's LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the date hereof to but excluding the later of the date on which such Lender's Revolving Commitment terminates and the date on which such Lender ceases to have any LC Exposure, and
(ii) to each Issuing Bank, a fronting fee (an "LC Fronting Fee"), which shall accrue at the rate of .125% per annum on the average daily undrawn amount of the outstanding Letters of Credit issued by such Issuing Bank during the period from and including the date hereof to but excluding the later of the date of termination of the Revolving Commitments and the date on which the last of such Letters of Credit expires, terminates or is drawn in full, as well as such Issuing Bank's standard fees ("Issuing Bank Fees") with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. LC Participation Fees and LC Fronting Fees accrued through and including the last day of March, June, September and December of each year shall be payable on the third Business Day following such last day, commencing on the first such date to occur after the Effective Date; provided that all such Fees shall be payable on the date on which the Revolving Commitments terminate and any such Fees accruing after the date on which the Revolving Commitments terminate shall be payable on demand. Any other fees payable to any Issuing Bank pursuant to this paragraph shall be payable within 10 days after demand. All LC Participation Fees and LC Fronting Fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

            (d) The Company agrees to pay to the Administrative Agent, for its own account, fees in the amounts and at the times separately agreed upon in writing between the Company and the Administrative Agent.

            (e) The Company agrees to pay, through the Administrative Agent, upfront fees in the amounts heretofore communicated to the Revolving Lenders by the Company and the Administrative Agent.

            (f) All fees payable hereunder shall be paid on the dates on which due, in immediately available funds, to the Administrative Agent (or to any Fronting Lender or Issuing Bank, in the case of fees payable to it) for distribution, in the case of Commitment Fees, Alternate Currency Participation Fees, LC Participation Fees and up front fees, to the Revolving Lenders entitled thereto. Fees paid shall not be refundable under any circumstances.

            SECTION 2.12. Interest. (a) The Loans comprising each ABR Borrowing (including each Swingline Loan) shall bear interest at the Alternate Base Rate plus the Applicable Margin.

            (b) The Loans comprising each Eurocurrency Revolving Dollar Borrowing shall bear interest at the Adjusted LIBO Rate for US Dollars for the Interest Period in effect for such Borrowing plus the Applicable Margin.

            (c) The Loans comprising each Eurocurrency Revolving Alternate Currency Borrowing shall bear interest at the Adjusted LIBO Rate for the currency of and the Interest Period in effect for such Borrowing plus the Applicable Margin.

            (d) The Loans comprising each Local Rate Revolving Borrowing shall bear interest at the rate or rates set forth in the applicable Alternate Currency Supplement.

            (e) Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by any Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, to the fullest extent permitted by applicable law, after as well as before judgment, at a rate per annum equal to
(i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount, 2% plus the rate applicable to ABR Loans as provided in paragraph (a) of this Section.

            (f) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and, in the case of Revolving Loans, upon termination of the Revolving Commitments; provided that (i) interest accrued pursuant to paragraph (e) of this Section shall be payable on demand,
(ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan prior to the end of the Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurocurrency Revolving Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

            (g) All interest hereunder shall be computed on the basis of a year of 360 days, except that (i) interest on Borrowings denominated in Sterling and
(ii) interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate, Adjusted LIBO Rate or Local Rate shall be determined by the Applicable Agent, and such determination shall be conclusive absent manifest error.

            SECTION 2.13. Alternate Rate of Interest. If prior to the commencement of any Interest Period for a Eurocurrency Borrowing:

            (a) the Administrative Agent determines or is notified by the Required Lenders (or, in the case of a Revolving Alternate Currency Borrowing, one or more Fronting Lenders required to make Revolving Alternate Currency Loans included in such Borrowing) that deposits in the principal amounts of the Loans comprising such Borrowing and in the currency in which such Loans are to be denominated are not generally available in the relevant market; or

            (b) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate for such Interest Period; or

            (c) the Administrative Agent is advised by the Required Lenders (or, in the case of a Revolving Alternate Currency Borrowing, one or more Fronting Lenders required to make Revolving Alternate Currency Loans included in such Borrowing) that the Adjusted LIBO Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Company and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Company and the Lenders that the circumstances giving rise to such notice no longer exist (it being agreed that the Administrative Agent will so notify the Company promptly after it becomes aware that such circumstances no longer exist), any request by a Borrower for a Borrowing of the affected Type or in the affected currency, or a conversion to or continuation of a Borrowing of the affected Type or in the affected currency, pursuant to Section 2.03 or 2.07 shall be deemed rescinded and each outstanding Borrowing of the affected Type or in the affected currency that shall not be repaid at the end of the then applicable Interest Period shall thereafter bear interest at the Applicable Margin for Eurocurrency Loans plus a rate determined by the Administrative Agent to be representative of the Lenders' cost of funding such Borrowing. Each determination by the Administrative Agent hereunder shall be conclusive absent manifest error.

            SECTION 2.14. Increased Costs. (a) If any Change in Law (other than any Change in Law relating to Taxes, which shall be governed by Section 2.17) shall:

            (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate) or any Issuing Bank; or

            (ii) impose on any Lender or any Issuing Bank or the London interbank market any other condition affecting this Agreement or Eurocurrency Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurocurrency Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender or such Issuing Bank of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender or such Issuing Bank hereunder (whether of principal, interest or otherwise), then the Company will pay to such Lender or such Issuing Bank, as the case may be, within 15 days, such additional amount or amounts as will compensate such Lender or such Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered.

            (b) If any Lender or any Issuing Bank determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's or such Issuing Bank's capital or on the capital of such Lender's or such Issuing Bank's holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by such Issuing Bank, to a level below that which such Lender or such Issuing Bank or such Lender's or such Issuing Bank's holding company could have achieved but for such Change in Law (taking into consideration such Lender's or such Issuing Bank's policies and the policies of such Lender's or such Issuing Bank's holding company with respect to capital adequacy), then from time to time the Company will pay to such Lender or such Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or such Issuing Bank or such Lender's or such Issuing Bank's holding company for any such reduction suffered.

            (c) If the cost to any Lender of making or maintaining any Loan to, or participating in any Letter of Credit or of any Issuing Bank of issuing or maintaining any Letter of Credit to, a Borrowing Subsidiary is increased (or the amount of any sum received or receivable by any Lender (or its applicable lending office) or any Issuing Bank is reduced) by an amount deemed in good faith by such Lender or such Issuing Bank to be material, by reason of the fact that such Borrowing Subsidiary is incorporated in, has its principal place of business in, or borrows from, a jurisdiction outside the United States, such Lender or such Issuing Bank shall provide prompt notice thereof to the Company and such Borrowing Subsidiary shall indemnify such Lender or such Issuing Bank for such increased cost or reduction within 10 days after demand by such Lender or such Issuing Bank (with a copy to the Administrative Agent); provided that failure by such Lender or such Issuing Bank to provide prompt notice pursuant to this Section will not impair its rights to indemnification under this Section (except, and only to the extent, such Borrowing Subsidiary suffers an actual loss by the failure to provide such notice within 180 days from the incurrence of such increased cost). A certificate of such Lender or such Issuing Bank claiming compensation under this paragraph and setting forth the additional amount or amounts to be paid to it hereunder (and the basis for the calculation of such amount or amounts) shall be conclusive in the absence of manifest error.

            (d) A certificate of a Lender or an Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or such Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Company and shall be conclusive absent manifest error. The Company shall pay such Lender or such Issuing Bank, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

            (e) Failure or delay on the part of any Lender or any Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender's or such Issuing Bank's right to demand such compensation; provided that the Company shall not be required to compensate a Lender or an Issuing Bank pursuant to this Section for any increased costs or reductions incurred more than 180 days prior to the date that such Lender or such Issuing Bank, as the case may be, notifies the Company of the Change in Law giving rise to such increased costs or reductions and of such Lender's or such Issuing Bank's intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

            SECTION 2.15. Change in Legality. (a) Notwithstanding any other provision herein, if, after the date hereof, (i) any Change in Law shall make it unlawful for any Lender to make or maintain any Eurocurrency Loan or any Revolving Alternate Currency Loan or (ii) there shall have occurred any change in national or international financial, political or economic conditions (including the imposition of or any change in exchange controls) or currency exchange rates which would make it impracticable for any Fronting Lender to make any Revolving Alternate Currency Loans, then, by written notice to the Company and to the Administrative Agent:

            (i) such Lender may declare that Eurocurrency Loans or Revolving Alternate Currency Loans (in the affected currency or currencies), as the case may be, will not thereafter (for the duration of such unlawfulness or impracticability) be made by such Lender hereunder, whereupon any request for a Eurocurrency Borrowing or Revolving Alternate Currency Borrowing (in the affected currency or currencies), as the case may be, shall, as to such Lender only, be deemed (A) in the case of a request for a Revolving Dollar Loan, a request for an ABR Loan or (B) in the case of a request for a Revolving Alternate Currency Loan, to have been withdrawn; and

            (ii) such Lender may require (A) that all affected Eurocurrency Revolving Dollar Loans made by it be converted to ABR Loans, and (B) that all affected Eurocurrency Revolving Alternate Currency Loans made by it be prepaid, in which event all such Eurocurrency Loans shall be automatically converted to ABR Loans or prepaid, as the case may be, as of the effective date of such notice as provided in paragraph (b) of this Section.

In the event any Lender shall exercise its rights under clause (i) or (ii) above, all payments and prepayments of principal which would otherwise have been applied to repay the Eurocurrency Revolving Dollar Loans that would have been made by such Lender or the converted Eurocurrency Revolving Dollar Loans of such Lender shall instead be applied to repay the ABR Loans made by such Lender in lieu of, or resulting from the conversion of, such Eurocurrency Loans.

            (b) For purposes of this Section, a notice to the Company by any Lender shall be effective as to each such Loan, if lawful, on the last day of the Interest Period currently applicable to such Loan; in all other cases such notice shall be effective on the date of receipt by the Company.

            SECTION 2.16. Break Funding Payments. In the event of (a) the payment of any principal of any Eurocurrency Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurocurrency Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Revolving Loan on the date specified in any notice delivered pursuant hereto, (d) the conversion of

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                                                                              49


and purchase of participations in any Revolving Alternate Currency Loan pursuant to Section 2.01(c) or (e) the assignment of any Eurocurrency Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Company pursuant to Section 2.19, then, in any such event, the applicable Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a Eurocurrency Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender in good faith to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for deposits in the applicable currency of a comparable amount and period from other banks in the Eurocurrency market. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the applicable Borrower and shall be conclusive absent manifest error. The applicable Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

            SECTION 2.17. Taxes. (a) Any and all payments by or on account of any obligation of any Loan Party hereunder or under any other Loan Document shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes, except as required by law; provided that if any Loan Party shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent, the London Agent, each Lender or each Issuing Bank (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Loan Party shall make such deductions and (iii) such Loan Party shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

            (b) In addition, the Company shall pay, or shall cause the applicable Loan Party to pay, any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

            (c) The Company shall indemnify, or shall cause the applicable Loan Party to indemnify, the Administrative Agent, the London Agent, each Lender and each Issuing Bank, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent, the London Agent, such Lender or such Issuing Bank, as the case may be, on or with respect to any payment by or on account of any obligation of a Loan Party hereunder or under any other Loan Document (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such

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                                                                              50


Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority; provided that the Company shall have no obligation to pay or cause to be paid any amounts in respect of Indemnified Taxes or Other Taxes if it is not the customary practice of the Lender at the time such taxes are assessed or imposed to claim reimbursement for, or indemnity with respect to, such taxes in respect of similar payments or transactions involving similarly situated borrowers. A certificate as to the amount of such payment or liability delivered to the Company by a Lender or an Issuing Bank or by the Administrative Agent or the London Agent, on its own behalf or on behalf of a Lender or an Issuing Bank, shall be conclusive absent manifest error.

            (d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Company or any other Loan Party to a Governmental Authority, the Company shall deliver, or shall cause such Loan Party to deliver, to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

            (e) Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which a Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement or any other Loan Document shall deliver to the Company (with a copy to the Administrative Agent), at the time or times prescribed by applicable law and after receiving written notice from the Company, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Company as will permit such payments to be made without withholding or at a reduced rate; provided that such Foreign Lender shall not be required to deliver such documentation with respect to an entitlement to an exemption from or reduction of withholding tax that was not in effect on the date such Lender became a party to this Agreement.

            (f) If the Administrative Agent, the London Agent, a Lender or an Issuing Bank reasonably determines that it has received a refund of any Taxes as to which it has been indemnified by any Loan Party or with respect to which any Loan Party has paid additional amounts pursuant to this Section, it shall pay over such refund to such Loan Party (but only to the extent of indemnity payments made, or additional amounts paid, by such Loan Party under this Section with respect to the Taxes giving rise to such refund), net of all reasonable out-of-pocket expenses of the Administrative Agent, the London Agent, such Lender or such Issuing Bank and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided, however, that such Loan Party agrees to pay, upon the request of the Administrative Agent, the London Agent, such Lender or such Issuing Bank, the amount paid to such Loan Party (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent, the London Agent, such Lender or such Issuing Bank in the event the Administrative Agent, the London Agent, such Lender or such Issuing Bank is required to repay such refund to such Governmental Authority. Nothing contained in this paragraph shall require the Administrative Agent, the London Agent, any Lender or any Issuing Bank to make available its tax returns (or any other information relating to its Taxes that it deems confidential) to any Loan Party or any other Person.

            SECTION 2.18. Payments Generally; Pro Rata Treatment; Sharing of Setoffs. (a) Each Borrower shall make each payment required to be made by it hereunder or under any other Loan Document (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 2.14,
2.16 or 2.17, or otherwise) prior to 12:00 noon, Local Time at the place of payment, on the date when due, in immediately available funds, without setoff or counterclaim. Any amounts received after such time on any date may be deemed, in the discretion of the Applicable Agent, to have been received on the next succeeding Business Day for purposes of calculating interest thereon. Unless and until otherwise specified, all such payments shall be made to the Administrative Agent at its offices at 270 Park Avenue, New York, New York, except that payments (i) in respect of Alternate Currency Borrowings shall be made to the London Agent at its offices at 125 London Wall, London, England, (ii) expressly specified hereunder to be made directly to an Issuing Bank or the Swingline Lender shall be so directly made, (iii) pursuant to Sections 2.14, 2.16 or 2.17 and 10.03 shall be made directly to the Persons entitled thereto and (iv) pursuant to other Loan Documents shall be made to the Persons specified therein. Each such payment shall be made in US Dollars, except that the principal of and interest on any Loan denominated in an Alternate Currency shall be made in such currency. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment under any Loan Document shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension.

            (b) If at any time insufficient funds are received by and available to any Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied
(i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties and (ii) second, towards payment of principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.

            (c) If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Revolving Loans or participations in Revolving Alternate Currency Loans, LC Disbursements or Swingline Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Revolving Loans and participations in Revolving Alternate Currency Loans, LC Disbursements or Swingline Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Revolving Loans and participations in Revolving Alternate Currency Loans, LC Disbursements and Swingline Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Revolving Loans and participations in Revolving Alternate Currency Loans, LC Disbursements and Swingline Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, unless the Lender from which such payment is recovered is required to pay interest thereon, in which case each Lender returning funds to such Lender shall pay its pro rata share of such interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by a Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in Revolving Alternate Currency Loans, LC Disbursements or Swingline Loans to any assignee or participant, other than to the Company or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). Each Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Borrower in the amount of such participation.

            (d) Unless the Applicable Agent shall have received notice from a Borrower prior to the date on which any payment is due to such Agent for the account of the Lenders or the Issuing Banks hereunder that such Borrower will not make such payment, the Applicable Agent may assume that such Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Banks, as the case may be, the amount due. In such event, if such Borrower has not in fact made such payment, then each of the Lenders or the Issuing Banks, as the case may be, severally agrees to repay to the Applicable Agent forthwith on demand the amount so distributed to such Lender or such Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Applicable Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Applicable Agent in accordance with banking industry rules on interbank compensation.

            (e) If any Lender shall fail to make any payment required to be made by it hereunder, then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent or the London Agent for the account of such Lender to satisfy such Lender's obligations until all such unsatisfied obligations are fully paid.

            SECTION 2.19. Mitigation Obligations; Replacement of Lenders. (a) If any Lender requests compensation under Section 2.14, or if any Loan Party is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the reasonable judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.14 or 2.17, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrowers agree to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

            (b) If any Lender requests compensation under Section 2.14, or if any Loan Party is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, or if any Lender defaults in its obligation to fund Loans hereunder, then the Company may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 10.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Company shall have received the prior written consent of the Administrative Agent, which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in Revolving Alternate Currency Loans, LC Disbursements and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrowers (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.14 or payments required to be made pursuant to Section 2.17, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Company to require such assignment and delegation cease to apply.

            SECTION 2.20. Borrowing Subsidiaries. On or after the Effective Date, the Company may designate any Subsidiary of the Company as a Borrowing Subsidiary by delivery to the Administrative Agent of a Borrowing Subsidiary Agreement executed by such Subsidiary and the Company, and upon such delivery such Subsidiary shall for all purposes of this Agreement be a Borrowing Subsidiary and a party to this Agreement until the Company shall have executed and delivered to the Administrative Agent a Borrowing Subsidiary Termination with respect to such Subsidiary, whereupon such Subsidiary shall cease to be a Borrowing Subsidiary and a party to this Agreement. Notwithstanding the preceding sentence, no Borrowing Subsidiary Termination will become effective as to any Borrowing Subsidiary at a time when any principal of or interest on any Loan to such Borrowing Subsidiary shall be outstanding hereunder; provided that such Borrowing Subsidiary Termination shall be effective to terminate such Borrowing Subsidiary's right to make further Borrowings under this Agreement. As soon as practicable upon receipt of a Borrowing Subsidiary Agreement, the Administrative Agent shall send a copy thereof to each Lender.

                                  ARTICLE III

                         Representations and Warranties

            The Company represents and warrants to the Lenders as to itself and each Subsidiary, and each Borrowing Subsidiary represents and warrants to the Lenders as to itself and its subsidiaries, as follows:

            SECTION 3.01. Organization; Powers. The Company and each of the Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business, and is in good standing, in every jurisdiction where such qualification is required.

            SECTION 3.02. Authorization; Enforceability. The Transactions to be entered into by each Loan Party are within such Loan Party's corporate powers and have been duly authorized by all necessary corporate and, if required, stockholder action. This Agreement has been duly executed and delivered by the Company and constitutes, and each other Loan Document to which any Loan Party is to be a party, when executed and delivered by such Loan Party, will constitute, a legal, valid and binding obligation of the Company or such Loan Party, as the case may be, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

            SECTION 3.03. Governmental Approvals; No Conflicts. The Transactions
(a) do not require any consent or approval of, registration or filing with or any other action by any Governmental Authority, or the expiration of any waiting or similar period imposed by law or by any Governmental Authority, except such as have been obtained or made and are in full force and effect or have expired, as the case may be, (b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of the Company or any other Loan Party or any order of any Governmental Authority, (c) will not violate or result in a default under any material indenture, agreement or other instrument binding upon the Company or any Subsidiary or their assets (other than agreements relating to Indebtedness to be repaid as part of the Refinancings), or give rise to a right thereunder to require any payment to be made by the Company or any Subsidiary, and (d) will not result in the creation or imposition of any Lien on any asset of the Company or any Subsidiary, except any Liens created under the Loan Documents.

            SECTION 3.04. Financial Statements; No Material Adverse Change. (a) The Company has heretofore furnished to the Lenders its consolidated balance sheet and statements of income, retained earnings and cash flows as of and for the fiscal year ended December 31, 2005, reported on by PricewaterhouseCoopers LLP, independent public accountants. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Company and its Consolidated Subsidiaries as of such date and for such period in accordance with GAAP.

            (b) There has been no Material Adverse Change since December 31,
2005.

            SECTION 3.05. Properties; Liens. (a) The Company and each Subsidiary has good title to, or valid leasehold interests in, all its real and personal properties and assets material to its business, except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize its properties and assets for their intended purposes. All such owned properties and assets, and all such leasehold interests, are free and clear of Liens, other than Liens expressly permitted under Section 6.02.

            (b) The Company and each Subsidiary owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its business, and the use thereof by the Company and the Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

            SECTION 3.06. Litigation and Environmental Matters. (a) Except as disclosed on Schedule 3.06, there are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Company, threatened against or affecting the Company or any of the Subsidiaries (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or (ii) that involve any of the Loan Documents or the Transactions.

            (b) Neither the Company nor any Subsidiary (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability, except, in each case, for failures and liabilities that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

            (c) Since the Effective Date, there has been no change in the status of the Disclosed Matters or Environmental Liabilities that, individually or in the aggregate, has materially increased the likelihood of a Material Adverse Effect.

            SECTION 3.07. Compliance with Laws. The Company and each Subsidiary is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property, except where the failure to be in compliance, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

            SECTION 3.08. Investment Company Status. Neither the Company nor any Subsidiary is an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940.

            SECTION 3.09. Taxes. The Company and each Subsidiary has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) any Taxes that are being contested in good faith by appropriate proceedings and for which the Company or such Subsidiary, as applicable, has set aside on its books adequate reserves or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

            SECTION 3.10. ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. The present value of all accumulated benefit obligations of all underfunded Plans, other than the portion of the underfunding of any Plan described in Section 4063 of ERISA that is attributable to contributing sponsors under such Plan that are not under common control with the Company or any Subsidiary (based on an allocation of such liability consistent with the procedures set forth in Section 4063(b) of ERISA) (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements of the Company reflecting such amounts, exceed by more than $50,000,000 the fair market value of the assets of all such underfunded Plans. The Company and each Subsidiary has complied in all material respects with all applicable laws and regulations relating to employee benefit plans.

            SECTION 3.11. Disclosure. None of the reports, financial statements, certificates or other written information furnished by or on behalf of any Loan Party to any Agent or any Lender in connection with the negotiation of this Agreement or any other Loan Document or delivered hereunder or thereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the foregoing shall be limited to a representation and warranty that such information was prepared in good faith, subject to the express qualifications set forth in such projections, based upon assumptions believed by it to be reasonable at the time.

            SECTION 3.12. Subsidiaries. Schedule 3.12 sets forth the name and jurisdiction of organization of, and the ownership of the Company and each other Subsidiary in, each Subsidiary, identifying each such Subsidiary that is a Loan Party, in each case as of the Effective Date.

            SECTION 3.13. Solvency. After the consummation of the Refinancings and the related Borrowings hereunder, (a) the fair value of the assets of each Loan Party will exceed its debts and liabilities, subordinated, contingent or otherwise; (b) the present fair saleable value of the property of each Loan Party will be greater than the amount that will be required to pay the probable liability of its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (c) each Loan Party will be able to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (d) each Loan Party will not have unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted following the Closing Date.

            SECTION 3.14. Federal Reserve Regulations. No part of the proceeds of any Loan or any Letter of Credit will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry Margin Stock (as defined in Regulation U) (other than shares of the Company's common stock, to the extent permitted under Section 6.05), or to refinance Indebtedness originally incurred for such purpose, or for any purpose that entails a violation of, or that is inconsistent with, the provisions of the Regulations of the Board, including Regulation U or X. Not more than 25% of the assets subject to the restrictions of Sections 2.10(c) (to the extent applicable to Prepayment Events referred to in clause (a) of the definition of such term),
6.02 and 6.03 will at any time consist of Margin Stock (as defined in Regulations U and X of the Board).

                                   ARTICLE IV

                                   Conditions

            SECTION 4.01. Effective Date. The obligations of the Lenders to make Loans and of the Issuing Banks to issue Letters of Credit hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 10.02):

            (a) The Administrative Agent (or its counsel) shall have received, with a counterpart or copy for each Lender, from each party hereto either
      (i) a counterpart of this Agreement signed on behalf of each such party or
      (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of this Agreement) that each such party has signed a counterpart of this Agreement.

            (b) The Administrative Agent shall have received, with a counterpart or copy for each Lender, such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of each Loan Party, the authorization of the Transactions and any other legal matters relating to the Loan Parties, the Loan Documents or the Transactions, all in form and substance satisfactory to the Administrative Agent and its counsel.

            (c) The Administrative Agent shall have received, with a counterpart or copy for each Lender, a certificate, dated the Effective Date, of a responsible officer of the Company confirming as of the Effective Date (i) the accuracy of all representations and warranties in the Loan Documents and (ii) that there exists no Default, in each such case after giving effect to the Refinancings and the other Transactions that are to occur on the Effective Date.

            (d) The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Effective Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by any Loan Party hereunder or under any other Loan Document.

            (e) The Guarantee Requirement shall be satisfied.

            (f) The Administrative Agent shall have received a favorable written opinion (addressed to the Administrative Agent, the London Agent, the Issuing Banks and the Lenders and dated the Effective Date) of each of (i) Cleary, Gottlieb, Steen & Hamilton, counsel for the Loan Parties, substantially in the form of Exhibit G-1, (ii) Charles J. Silva Jr., General Counsel of the Company, substantially in the form of Exhibit G-2, and (iii) such special and local counsel as may be required by the Administrative Agent, in each case covering such matters relating to the Loan Parties, the Loan Documents or the Transactions as the Administrative Agent shall reasonably request.

            (g) (i) The Commitments under and as defined in the Existing Credit Agreement shall have been or shall simultaneously be terminated, all amounts outstanding thereunder shall have been or shall simultaneously be paid in full and any Liens securing the obligations thereunder or under any related agreements shall have been or shall simultaneously be released and (ii) the Administrative Agent shall have received evidence satisfactory in form and substance to it demonstrating such termination, payment and release.

            SECTION 4.02. Conditions to All Extensions of Credit. The obligation of each Lender to make a Loan on the occasion of any Borrowing, and of each Issuing Bank to issue, amend, renew or extend any Letter of Credit, is subject to the satisfaction of the following conditions:

            (a) The representations and warranties of each Loan Party set forth in the Loan Documents (except, in the case of any Revolving Borrowing that does not result in an increase in the Aggregate Revolving Credit Exposure, the representations and warranties set forth in Sections 3.04(b) and 3.06) shall be true and correct on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable.

            (b) At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default shall have occurred and be continuing.

Each Borrowing and each issuance, amendment, renewal or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by the Company and each Borrowing Subsidiary on the date thereof as to the matters specified in paragraphs (a) and (b) of this Section.

            SECTION 4.03. Initial Credit Event for each Borrowing Subsidiary. The obligation of each Lender to make a Loan on the occasion of any Borrowing by any Borrowing Subsidiary is subject to the satisfaction of the following conditions:

            (a) The Administrative Agent (or its counsel) shall have received such Borrowing Subsidiary's Borrowing Subsidiary Agreement duly executed by all parties thereto.

            (b) The Administrative Agent shall have received a favorable written opinion of counsel for such Borrowing Subsidiary covering such matters relating to such Borrowing Subsidiary or its Borrowing Subsidiary Agreement, and to any related Obligations of Foreign Subsidiaries as Guarantors, as the Administrative Agent shall reasonably request.

            (c) The Administrative Agent shall have received (i) all documentation and other information related to such Borrowing Subsidiary reasonably required by the Administrative Agent and each Lender under applicable "know your customer" or similar rules and regulations, including the USA Patriot Act, and (ii) such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of such Borrowing Subsidiary, the authorization of the Transactions insofar as they relate to such Borrowing Subsidiary and any other legal matters relating to such Borrowing Subsidiary, its Borrowing Subsidiary Agreement or such Transactions, all in form and substance satisfactory to the Administrative Agent and its counsel.

                                   ARTICLE V.

                              Affirmative Covenants

            Until the Commitments shall have expired or shall have been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full and all Letters of Credit shall have expired or shall have been terminated and all LC Disbursements shall have been reimbursed, the Company and each Borrowing Subsidiary covenants and agrees with the Lenders (but, in the case of each Borrowing Subsidiary, only as to such Borrowing Subsidiary and its subsidiaries) that:

            SECTION 5.01. Financial Statements and Other Information. The Company will furnish to the Administrative Agent, with copies for each Lender:

            (a) no later than the earlier of (i) 10 days after the date that the Company is required to file a report on Form 10-K with the Securities and Exchange Commission in compliance with the reporting requirements of
      Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (whether or not the Company is so subject to such reporting requirements), and (ii) 90 days after the end of each fiscal year of the Company, its audited consolidated balance sheet and related statements of income, retained earnings and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by PricewaterhouseCoopers LLP or other independent public accountants of recognized national standing (without a "going concern" or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Company and its Consolidated Subsidiaries on a consolidated basis in accordance with GAAP;

            (b) no later than the earlier of (i) 10 days after the date that the Company is required to file a report on Form 10-Q with the Securities and Exchange Commission in compliance with the reporting requirements of
      Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (whether or not the Company is so subject to such reporting requirements), and (ii) 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Company, its consolidated balance sheet and related statements of income, retained earnings and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Company and its Consolidated Subsidiaries on a consolidated basis in accordance with GAAP, subject to normal year-end audit adjustments and the absence of footnotes;

            (c) concurrently with any delivery of financial statements under clause (a) or (b) above, a certificate of a Financial Officer of the Company (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with Sections
      6.08 and 6.09 and (iii) stating whether any change in GAAP or in the application thereof has occurred since the date of the Company's audited financial statements referred to in Section 3.04 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;

            (d) concurrently with any delivery of financial statements under clause (a) above, a certificate of the accounting firm that reported on such financial statements stating whether they obtained knowledge during the course of their examination of such financial statements of any Default (which certificate may be limited to the extent required by accounting rules or guidelines);

            (e) not later than the last day of the second month of each fiscal year of the Company, a detailed consolidated budget for such fiscal year (including a projected consolidated balance sheet and related statements of projected operations and cash flow as of the end of and for such fiscal year), consistent in form and substance with the budgets heretofore prepared by the Company and furnished to the Administrative Agent and, promptly when available, any significant revisions to such budget;

            (f) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Company or any Subsidiary with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, or distributed by the Company to its shareholders generally, as the case may be; and

            (g) promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Company or any Subsidiary, or compliance with the terms of any Loan Document, as the Administrative Agent or any Lender may reasonably request.

            SECTION 5.02. Notices of Material Events. If, to the knowledge of any Financial Officer or other executive officer of the Company, any of the following events has occurred:

            (a) any Default;

            (b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting the Company or any Affiliate thereof that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;

            (c) any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of the Company or its Subsidiaries in an aggregate amount exceeding $10,000,000; or

            (d) any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect;

then the Company will furnish to the Administrative Agent and each Lender prompt written notice of such occurrence. Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the

Company setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

            SECTION 5.03. Existence; Conduct of Business. The Company will, and will cause each of the Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges, franchises, patents, copyrights, trademarks and tradenames material to the conduct of the business of the Company and the Subsidiaries, taken as a whole; provided that the foregoing shall not prohibit any merger, consolidation, liquidation, dissolution or other transaction permitted under Section 6.03.

            SECTION 5.04. Payment of Obligations. The Company will, and will cause each of the Subsidiaries to, pay its Indebtedness and other obligations, including Tax liabilities, before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings and the Company or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP or (b) failure to pay could not reasonably be expected to result in a Material Adverse Effect.

            SECTION 5.05. Maintenance of Properties. The Company will, and will cause each of the Subsidiaries to, keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted; except for such cases of non-compliance that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

            SECTION 5.06. Insurance. The Company will, and will cause each of the Subsidiaries to, maintain, with financially sound and reputable insurance companies, insurance against such risks (and with such risk retentions) as shall be customary for companies of established reputation engaged in the same or similar businesses, and will furnish, and cause each of the Subsidiaries to furnish, to the Lenders, at the request of the Administrative Agent, information in reasonable detail as to the insurance carried by it.

            SECTION 5.07. Books and Records; Inspection Rights. The Company will, and will cause each of the Subsidiaries to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities. The Company will, and will cause each of the Subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested; provided that nothing in this Section shall require any Loan Party to disclose any confidential or proprietary information constituting trade secrets.

            SECTION 5.08. Compliance with Laws. The Company will, and will cause each of the Subsidiaries to, comply with all laws, rules, regulations and orders of any Governmental Authority (including Environmental Laws and ERISA and the rules and regulations thereunder) applicable to it, its operations or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

            SECTION 5.09. Use of Proceeds and Letters of Credit. Each Borrower will use the proceeds of the Loans and the Letters of Credit only for the purposes set forth in the preamble to this Agreement.

            SECTION 5.10. Further Assurances. The Company will, and will cause each of the Subsidiaries to, execute any and all further documents, agreements and instruments, and take all further action that may be required under applicable law, or that the Required Lenders or the Administrative Agent may reasonably request, in order that the Guarantee Requirement shall be satisfied at all times.

                                   ARTICLE VI

                               Negative Covenants

            Until the Commitments shall have expired or shall have been terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full and all Letters of Credit shall have expired or shall have been terminated and all LC Disbursements shall have been reimbursed, the Company and each Borrowing Subsidiary covenants and agrees with the Lenders (but, in the case of each Borrowing Subsidiary, only as to such Borrowing Subsidiary and its subsidiaries) that:

            SECTION 6.01. Subsidiary Debt. The sum of (a) the total Indebtedness of all Consolidated Subsidiaries (excluding (i) Indebtedness under this Agreement, (ii) Indebtedness existing on the date hereof and set forth on
Schedule 6.01, (iii) Indebtedness owed to the Company or to a Subsidiary, (iv) reimbursement obligations in respect of undrawn letters of credit incurred in the ordinary course of business and (v) Indebtedness of any Subsidiary Guarantor) plus (b) the consideration (other than any note of a Subsidiary that serves as a conduit in a sale or financing transaction with respect to Receivables) directly or indirectly received by any Consolidated Subsidiary from any Person (other than the Company or a Consolidated Subsidiary) for Receivables sold, which Receivables remain uncollected at such time, will at no time exceed $100,000,000.

            SECTION 6.02. Negative Pledge. Neither the Company nor any Consolidated Subsidiary will create, incur, assume or suffer to exist any Lien on any asset now owned or hereafter acquired by it, except:

            (a) any Lien created under the Loan Documents;

            (b) Liens existing on the date hereof securing Indebtedness outstanding on the date hereof and set forth on Schedule 6.02;

            (c) any Lien on any asset securing Indebtedness incurred or assumed for the purpose of financing all or any part of the cost of acquiring such asset, provided that such Lien attaches to such asset concurrently with or within 180 days after the acquisition thereof;

            (d) any Lien existing on any asset of any corporation at the time such corporation becomes a Consolidated Subsidiary, provided that (i) such Lien is not created in contemplation of or in connection with such corporation becoming a Consolidated Subsidiary, (ii) such Lien shall not apply to any other property or assets of the Company or any Subsidiary and
      (iii) such Lien shall secure only those obligations which it secures on the date such corporation becomes a Consolidated Subsidiary and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

            (e) any Lien on any asset of any corporation existing at the time such corporation is merged or consolidated with or into the Company or any Consolidated Subsidiary and not created in contemplation of such event; provided that such Lien shall not extend to other properties or assets of the Company or any Subsidiary and shall secure only those obligations which it secures on the date of such merger or consolidation and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

            (f) any Lien existing on any asset prior to the acquisition thereof by the Company or any Consolidated Subsidiary and not created in contemplation of such acquisition;

            (g) any Lien arising out of the refinancing, extension, renewal or refunding of any Indebtedness secured by any Lien permitted by any of the foregoing clauses of this Section; provided that such Indebtedness is not increased and is not secured by any additional assets;

            (h) Liens for taxes that are not yet subject to penalties for non-payment or are being contested in good faith, or minor survey exceptions or minor encumbrances, easements or other rights of others with respect to, or zoning or other governmental restrictions as to the use of, real property that do not, in the aggregate, materially impair the use of such property in the operation of the businesses of the Company and the Subsidiaries;

            (i) Liens arising out of judgments or awards against the Company or any Subsidiary with respect to which the Company or such Subsidiary is, in good faith, prosecuting an appeal or proceedings for review and (ii) Liens incurred by the Company or any Subsidiary for the purpose of obtaining a stay or discharge in any legal proceeding to which the Company or any Subsidiary is a party; provided that the Liens permitted by the foregoing clause (ii) shall not secure obligations in an aggregate principal amount outstanding in excess of 5% of Consolidated Tangible Net Worth;

            (j) carriers', warehousemen's, mechanics', materialmen's, repairmen's, landlord's or other like Liens arising in the ordinary course of business for sums which are not overdue for a period of more than 60 days or which are being contested in good faith by appropriate proceedings, (ii) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation and deposits securing liability to insurance carriers under insurance or self-insurance arrangements, and (iii) deposits to secure the performance of bids, trade contracts (other than for Indebtedness), leases (other than Capital Lease Obligations), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

            (k) Liens that may be deemed to be created by the subordination in right of payment of any obligations owed to the Borrower or any Subsidiary to other obligations of the Borrower or such Subsidiary, as the case may be; and

            (l) Liens not otherwise permitted by the foregoing clauses of this Section securing Indebtedness in an aggregate principal amount outstanding not to exceed 5% of Consolidated Tangible Net Worth.

            SECTION 6.03. Consolidations, Mergers and Sales of Assets. The Company will not, and will not permit any of the Subsidiaries to, consolidate or merge with, or sell, lease or otherwise dispose of any of its assets to, or, in the case of a Subsidiary, issue or sell any Equity Interests in such Subsidiary to, any Person (other than the Company or a Subsidiary), except that, so long as no Default would result under any other provision of this Agreement:

            (a) any Person may merge with and into the Company or any Subsidiary Guarantor; provided that the Company or such Subsidiary Guarantor, as the case may be, is the surviving Person;

            (b) any Person other than the Company or a Subsidiary Guarantor may merge with and into any Subsidiary that is not a Subsidiary Guarantor; provided that such Subsidiary is the surviving Person;

            (c) subject to Section 6.07, the Company or any Subsidiary may sell, lease or otherwise dispose of any of its assets to the Company or any other Subsidiary;

            (d) the Company or any Subsidiary may sell, lease or otherwise dispose of any of its inventory in the ordinary course of business and any of its assets which are obsolete, excess or unserviceable;

            (e) any Foreign Subsidiary may sell Receivables in one or more transactions in the ordinary course of business and consistent with past practice, the proceeds of which transactions are used for working capital;

            (f) the Company and the Subsidiaries may carry out sale and leaseback transactions permitted under Section 6.06;

            (g) the Company or any Subsidiary may sell or otherwise dispose of Equity Interests in any Subsidiary, and any Subsidiary may issue and sell its Equity Interests, to one or more Persons other than the Company and the Subsidiaries in an aggregate amount for all such transactions that will not result in Subsidiaries in which Persons other than the Company and the Subsidiaries hold minority interests representing more than 7.5% of Consolidated Tangible Net Worth; and

            (h) the Company or any Subsidiary may sell, lease or otherwise dispose of any of its assets for fair value (other than as permitted by clauses (a) through (g) above); provided that (i) no such transaction, when taken together with all previous such transactions, shall result in all or substantially all of the assets of the Company and the Subsidiaries having been sold or otherwise disposed of, (ii) no such transaction shall result in a reduction in the percentage of the Equity Interests of any Subsidiary owned directly or indirectly by the Company unless all the Equity Interests in such Subsidiary owned directly or indirectly by the Company are disposed of and (iii) the Net Proceeds from any such transaction shall be used to prepay Loans to the extent required under and in accordance with Section 2.10(c).

            SECTION 6.04. Transactions with Affiliates. The Company will not, and will not permit any of the Subsidiaries to, directly or indirectly, pay any funds to or for the account of, make any investment in or engage in any transaction with any Affiliate (other than the Company or a Subsidiary none of the Equity Interests in which are owned directly or indirectly by an Affiliate of the Company that is not a Subsidiary), except that:

            (a) the Company may declare and pay any dividend permitted by
      Section 6.05;

            (b) the Company or any Subsidiary may make payments or provide compensation, and reimburse related expenses, for services rendered by (i) any Affiliate who is an officer, director or employee of the Company or any Subsidiary and (ii) J. Spencer Standish;

            (c) the Company or any Subsidiary may make any investment permitted by Section 6.07;

            (d) the Company or any Subsidiary (i) may make sales to or purchases from any Affiliate and, in connection therewith, extend credit, may make payments or provide compensation for services rendered by any Affiliate, and may engage in any other transaction with any Affiliate, in each case in the ordinary course of business and consistent with past practice and
      (ii) may repurchase common stock of the Company from any Affiliate; provided that any such transaction with an Affiliate pursuant to clause
      (i) or (ii) is on terms and conditions at least as favorable to the Company or such Subsidiary as the terms and conditions that would apply
      (1) in an arm's length transaction with a Person not an Affiliate or (2) in the case of a transaction relating to pension, deferred compensation, insurance or other benefit plans with an Affiliate employee, in a similar transaction with a non-Affiliate employee; and

            (e) the Company or any Subsidiary may engage in transactions with the entities listed on Schedule 6.04 to the extent consistent with past practice.

            SECTION 6.05. Restricted Payments. The Company will not declare or make any Restricted Payment unless, immediately after giving effect to such Restricted Payment, (a) the Leverage Ratio does not exceed 2.50 to 1.00 and (b) no Default shall have occurred and be continuing.

            SECTION 6.06. Limitations on Sale-Leasebacks. The Company will not, and will not permit any of the Subsidiaries to, enter into any arrangement, directly or indirectly, with any Person whereby the Company or such Subsidiary shall sell or transfer property, whether now owned or hereafter acquired, and then or thereafter rent or lease as lessee such property or any part thereof or any other property which the Company or any Subsidiary intends to use for substantially the same purpose or purposes as the property being sold or transferred, unless (a) such transaction is effected within 180 days of the property being placed in service by the Company or such Subsidiary and results in a lease obligation incurred or assumed for the purpose of financing all or any part of the cost of acquiring such property, (b) the Net Proceeds from any such transaction are used to prepay Loans under and in accordance with Section 2.10(c) or (c) after giving effect to any such sale or transfer, the aggregate fair market value of all property of the Company and its Subsidiaries so sold or transferred after the date hereof, and not permitted under clauses (a) or (b) above, does not exceed $75,000,000.

            SECTION 6.07. Investments, Loans, Advances, Guarantees and Acquisitions. The Company will not, and will not permit any of the Subsidiaries to, purchase, hold or acquire (including pursuant to any merger with any Person that was not a Subsidiary prior to such merger) any Equity Interests, evidences of Indebtedness or other securities (other than any Hedging Agreement entered into in the ordinary course of business) of, make or permit to exist any loans or advances (excluding accounts receivable arising out of the sale of goods and services reflected on the Company's consolidated balance sheet as current assets) to, Guarantee any obligations of, or make or permit to exist any investment or any other interest in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business unit, except:

            (a) Permitted Investments;

            (b) (i) investments existing on the date hereof in the capital stock of Subsidiaries or in Indebtedness of Subsidiaries and (ii) other investments existing on the date hereof and set forth on Schedule 6.07;

            (c) acquisitions of assets of or Equity Interests in other Persons for consideration consisting solely of common stock of the Company;

            (d) acquisitions of assets of or Equity Interests in other Persons if, at the time of and after giving pro forma effect to each such acquisition and any related incurrences of Indebtedness, the Leverage Ratio does not exceed 3.00 to 1.00;

            (e) (i) any investment, loan or advance by a Loan Party in or to another Loan Party, (ii) any investment, loan or advance by a Subsidiary that is not a Loan Party in or to a Loan Party; (iii) any investment, loan or advance by any Subsidiary that is not a Loan Party to any other Subsidiary that is not a Loan Party, (iv) any investment, loan or advance by any Loan Party to any Subsidiary that is not a Loan Party; provided that each investment, loan or advance referred to in the preceding clause
      (iv) must be in an outstanding principal amount which, together with the aggregate outstanding principal amount of all other investments, loans and advances permitted by such clause (iv), shall not exceed $100,000,000 at any time and (v) any investment, loan or advance by any Loan Party to any Subsidiary that is not a Loan Party and the business operations of which are in China, Korea or Brazil; provided that each investment, loan or advance referred to in the preceding clause (v) must be in an outstanding principal amount which, together with the aggregate outstanding principal amount of all other investments, loans and advances permitted by such clause (v), shall not exceed $150,000,000 at any time;

            (f) Guarantees by a Subsidiary constituting Indebtedness permitted by Section 6.01 (provided that a Subsidiary shall not Guarantee any obligation of the Company unless such Subsidiary also has Guaranteed the Obligations of the Company hereunder) and Guarantees by the Company of Indebtedness of a Subsidiary permitted by Section 6.01;

            (g) investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business;

            (h) loans or other advances to employees consistent with past practice; and

            (i) other investments not permitted under clauses (a) through (h) above in an aggregate amount not exceeding $75,000,000 at any time.

            SECTION 6.08. Leverage Ratio. The Company will not permit the Leverage Ratio on any date to exceed 3.50 to 1.00.

            SECTION 6.09. Interest Coverage Ratio. The Company will not permit the ratio of (i) Consolidated EBITDA for any period of four consecutive fiscal quarters to (ii) Consolidated Interest Expense during such four fiscal quarter period to be less than 3.00 to 1.00.

            SECTION 6.10. Lines of Business. The Company will not, and will not permit any of the Subsidiaries to, engage at any time in any business or business activity other than a business conducted by the Company and its Subsidiaries on the date hereof and business activities reasonably related thereto.

                                   ARTICLE VII

                                Events of Default

            If any of the following events ("Events of Default") shall occur:

            (a) any Borrower shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

            (b) any Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement or any other Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five days;

            (c) any representation or warranty made or deemed made by or on behalf of the Company or any Subsidiary in or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, shall prove to have been incorrect in any material respect when made or deemed made;

            (d) the Company or any Subsidiary shall fail to observe or perform any covenant, condition or agreement contained in Section 5.02, 5.03 (with respect to the existence of any Borrower) or 5.09 or in Article VI;

            (e) any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in any Loan Document (other than those specified in clause (a), (b) or (d) of this Article), and such failure shall continue unremedied for a period of 30 days after notice thereof from the Administrative Agent to the Company (which notice will be given at the request of any Lender);

            (f) the Company or any Subsidiary shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable;

            (g) any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (g) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;

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                                                                              70


            (h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Company or any Material Subsidiary or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Company or any Material Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

            (i) the Company or any Material Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Company or any Material Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

            (j) the Company or any Material Subsidiary shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

            (k) one or more judgments for the payment of money in an aggregate amount in excess of $10,000,000 shall be rendered against the Company, any Subsidiary or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Company or any Subsidiary to enforce any such judgment;

            (l) an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other unsatisfied liabilities in connection with ERISA Events that have occurred, could reasonably be expected to result in liability of the Company and the Subsidiaries in an aggregate amount exceeding (i) $10,000,000 in any year or (ii) $25,000,000 in the aggregate;

            (m) any guarantee of any Guarantor hereunder or under the Subsidiary Guarantee Agreement shall cease to be, or shall be asserted by any Loan Party not to be, a legal, valid and binding obligation of such Guarantor; or

            (n) a Change in Control shall occur;

then, and in every such event (other than an event with respect to the Company described in clause (h) or (i) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Company and any other Borrower, take either or both of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrowers accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers; and in case of any event with respect to the Company described in clause (h) or (i) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrowers accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers.

                                  ARTICLE VIII

                                   The Agents

            In order to expedite the transactions contemplated by this Agreement, JPMCB is hereby appointed to act as Administrative Agent, and JPMEL is hereby appointed to act as London Agent, on behalf of the Lenders and each Issuing Bank. Each of the Lenders, each assignee of any such Lender and each Issuing Bank hereby irrevocably authorizes the Agents to take such actions on behalf of such Lender or assignee or such Issuing Bank and to exercise such powers as are delegated to the Agents by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto. The Administrative Agent and, to the extent expressly provided herein, the London Agent are hereby expressly authorized by the Lenders and each Issuing Bank, without hereby limiting any implied authority, (a) to receive on behalf of the Lenders and the Issuing Banks all payments of principal of and interest on the Loans, all payments in respect of LC Disbursements and all other amounts due to the Lenders hereunder, and promptly to distribute to each Lender or Issuing Bank its proper share of each payment so received; (b) to give notice on behalf of each of the Lenders to the Company of any Event of Default specified in this Agreement of which the Administrative Agent has actual knowledge acquired in connection with its agency hereunder; and (c) to distribute to each Lender copies of all notices, financial statements and other materials delivered by the Company or any other Loan Party pursuant to this Agreement or the other Loan Documents as received by the Administrative Agent. Without limiting the generality of the foregoing, if all applicable mandatory prepayments under
Section 2.10(c) shall have been made or arrangements therefor satisfactory to the Administrative Agent shall have been entered into, the Administrative Agent is hereby expressly authorized to release any Guarantor from its obligations hereunder and under the other Loan Documents, in the event that all the capital stock of such Guarantor shall be sold, transferred or otherwise disposed of to a Person that is not an Affiliate of the Company in a transaction permitted by Section 6.03.

            With respect to any Loans made by it hereunder, each Agent in its individual capacity and not as Agent shall have the same rights and powers as any other Lender and may exercise the same as though it were not an Agent, and the Agents and their Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Company or any Subsidiary or other Affiliate thereof as if it were not an Agent.

            The Agents shall not have any duties or obligations except those expressly set forth in the Loan Documents. Without limiting the generality of the foregoing, (a) no Agent shall be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) no Agent shall have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by the Loan Documents that the Agent is required to exercise upon receipt of notice in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 10.02), and (c) except as expressly set forth in the Loan Documents, no Agent shall have any duty to disclose, and no Agent shall be liable for the failure to disclose, any information relating to the Company or any of its Subsidiaries that is communicated to or obtained by the institution serving as Agent or any of its Affiliates in any capacity. No Agent shall be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 10.02) or in the absence of its own gross negligence or wilful misconduct. No Agent shall be deemed to have knowledge of any Default unless and until written notice thereof is given to such Agent by the Company or a Lender, and no Agent shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in
Article IV or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to such Agent.

            Each Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. Each Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. Each Agent may consult with legal counsel (who may be counsel for the Company), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

            Each Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by such Agent. Each Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of each Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the revolving credit facility provided for herein as well as activities as Agent.

            Subject to the appointment and acceptance of a successor Agent as provided in this paragraph, any Agent may resign at any time by notifying the Lenders, the Issuing Banks and the Company. Upon any such resignation, the Required Lenders shall have the right, in consultation with the Company, to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then the retiring Agent may, on behalf of the Lenders and the Issuing Banks, appoint a successor Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank. Upon the acceptance of its appointment as Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After the Agent's resignation hereunder, the provisions of this Article and Section 10.03 shall continue in effect for the benefit of such retiring Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Agent.

            Each Lender acknowledges that it has, independently and without reliance upon the Agents or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Agents or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or related agreement or any document furnished hereunder or thereunder.

                                   ARTICLE IX

                                    Guarantee

            In order to induce the Lenders to make Loans hereunder and the Issuing Banks to issue the Letters of Credit, the Company hereby irrevocably and unconditionally guarantees, as a primary obligor and not merely as a surety, the due and punctual payment and performance of the Obligations. The Company further agrees that the Obligations may be extended or renewed, in whole or in part, without notice to or further assent from it, and that it will remain bound upon its Guarantee hereunder notwithstanding any such extension or renewal of any Obligation. Each and every default in payment of the principal of and premium, if any, or interest on any Obligation shall give rise to a separate cause of action hereunder, and separate suits may be brought hereunder as each cause of action arises. The Company waives presentment to, demand of payment from and protest to any Borrowing Subsidiary or any other Loan Party of any of the Obligations, and also waives notice of acceptance of its guarantee and notice of protest for nonpayment.

            The obligations of the Company hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason (other than the indefeasible payment in full in cash of the Obligations), including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever, by reason of the invalidity, illegality or unenforceability of the Obligations, any impossibility in the performance of the Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of the Company hereunder shall not be affected by (a) the failure of any Lender, any Issuing Bank, any Agent or any other Person to whom any of the Obligations are or shall be owed (collectively, the "Guarantee Beneficiaries") to assert any claim or demand or to enforce or exercise any right or remedy under the provisions of this Agreement, any other Loan Document or otherwise, (b) any extension or renewal of any of the Obligations, (c) any rescission, waiver, amendment or modification of, or release from any of the terms or provisions of, this Agreement, any Borrowing Subsidiary Agreement, any other Loan Document or any other agreement, (d) any default, failure or delay, wilful or otherwise, in the performance of the Obligations or (e) any other act, omission or delay to do any other act which may or might in any manner or to any extent vary the risk of the Company or otherwise operate as a discharge of the Company as a matter of law or equity (other than the indefeasible payment in full in cash of the Obligations) or which would impair or eliminate any right of the Company to subrogation.

            The Company further agrees that its guarantee hereunder constitutes a guarantee of payment when due (whether or not any bankruptcy or similar proceeding shall have stayed the accrual or collection of any of the Obligations or operated as a discharge thereof) and not merely of collection, and waives any right to require that any resort be had by any Guarantee Beneficiary to any balance of any deposit account or credit on the books of any Guarantee Beneficiary in favor of any Borrower, any other Loan Party or any other Person.

            To the fullest extent permitted by applicable law, the Company waives any defense based on or arising out of any defense of any Borrower or any other Loan Party or the unenforceability of the Obligations or any part thereof from any cause, or the cessation from any cause of the liability of any Borrower or any other Loan Party, other than the indefeasible payment in full in cash of all the Obligations. The Guarantee Beneficiaries may, at their election, compromise or adjust any part of the Obligations, make any other accommodation with any Borrower or any other Loan Party or exercise any other right or remedy available to them against any Borrower or any other Loan Party, without affecting or impairing in any way the liability of the Company hereunder except to the extent the Obligations have been fully and indefeasibly paid in cash. To the fullest extent permitted by applicable law, the Company waives any defense arising out of any such election even though such election operates, pursuant to applicable law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of the Company against any Borrower or any other Loan Party, as the case may be.

            The Company further agrees that its guarantee hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Obligation is rescinded or must otherwise be restored by any Guarantee Beneficiary upon the bankruptcy or reorganization of any Borrower or otherwise.

            In furtherance of the foregoing and not in limitation of any other right that any Guarantee Beneficiary may have at law or in equity against the Company by virtue hereof, upon the failure of any Borrowing Subsidiary or any other Loan Party to pay any Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, the Company hereby promises to and will, upon receipt of written demand by any Agent, forthwith pay, or cause to be paid, to the Applicable Agent for distribution to the applicable Guarantee Beneficiaries in cash an amount equal to the sum of (i) the unpaid principal amount of such Obligations then due, (ii) accrued and unpaid interest and fees on such Obligations and (iii) all other monetary Obligations then due. The Company further agrees that if payment in respect of any Obligation shall be due in a currency other than US Dollars and/or at a place of payment other than New York and if, by reason of any Change in Law, disruption of currency or foreign exchange markets, war or civil disturbance or similar event, payment of such Obligation in such currency or at such place of payment shall be impossible or, in the judgment of any Guarantee Beneficiary, not consistent with the protection of its rights or interests, then, at the election of such Guarantee Beneficiary, the Company shall make payment of such Obligation in US Dollars (based upon the applicable Exchange Rate in effect on the date of payment) and/or in New York, and shall indemnify such Guarantee Beneficiary against any losses or expenses that it shall sustain as a result of such alternative payment.

            Upon payment in full by the Company of any Obligation, each Lender shall, in a reasonable manner, assign to the Company the amount of such Obligation owed to it and so paid, such assignment to be pro tanto to the extent to which the Obligation in question was discharged by the Company, or make such disposition thereof as the Company shall direct (all without recourse to any Guarantee Beneficiary and without any representation or warranty by any Guarantee Beneficiary).

            Upon payment by the Company of any sums to the Applicable Agent as provided above, all rights of Company against any Borrowing Subsidiary or any other Loan Party arising as a result thereof by way of right of subrogation or otherwise shall in all respects be subordinated and junior in right of payment to the prior indefeasible payment in full in cash of all the Obligations owed by such Borrowing Subsidiary or such other Loan Party to the Guarantee Beneficiaries.

            Nothing shall discharge or satisfy the liability of the Company hereunder except the full performance and payment of the Obligations.

            Each reference herein to any Guarantee Beneficiary shall be deemed to include their or its successors and assigns, in whose favor the provisions of this Guarantee shall also inure.

                                   ARTICLE X.

                                  Miscellaneous

            SECTION 10.01. Notices. Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

            (a) if to the Company or any Borrowing Subsidiary, to it, or to it in care of the Company, as the case may be, at 1373 Broadway, Albany, New York 12204, Attention of David C. Michaels, Treasurer (Facsimile No. (518) 447-6305);

            (b) if to the Administrative Agent, to JPMorgan Chase Bank, N.A., Deal Management Team, Loan and Agency Services Group, 1111 Fannin Street, 10th Floor, Houston, Texas 77002, Attention of Denise Ramon (Facsimile No.
      (713) 750-2938), with a copy to JPMorgan Chase Bank, N.A., 12 Corporate Woods Boulevard, 4th Floor, Albany, New York 12211, Attention of James E. Murphy (Facsimile No. (518) 436-9811);

            (c) if to the London Agent, to J.P. Morgan Europe Limited, 125 London Wall, 9th Floor, London, England EC2Y5AJ, Attention of Sue Dalton (Facsimile No. 011-44-207-777-2360), with a copy to the Administrative Agent as provided in paragraph (b) above;

            (d) if to the Swingline Lender, to JPMorgan Chase Bank, N.A., Deal Management Team, Loan and Agency Services Group, 1111 Fannin Street, 10th Floor, Houston, Texas 77002, Attention of Denise Ramon (Facsimile No.
      (713) 750-2938), with a copy to JPMorgan Chase Bank, N.A., 12 Corporate Woods Boulevard, 4th Floor, Albany, New York 12211, Attention of James E. Murphy (Facsimile No. (518) 436-9811);

            (e) if to JPMCB as Issuing Bank, to JPMorgan Chase Bank, N.A., Deal Management Team, Loan and Agencys Services Group,, 1111 Fannin Street, 10th Floor, Houston, Texas 77002, Attention of Denise Ramon (Facsimile No.
      (713) 750-2938), with a copy to JPMorgan Chase Bank, N.A., 12 Corporate Woods Boulevard, 4th Floor, Albany, New York 12211, Attention of James E. Murphy (Facsimile No. (518) 436-9811); and

            (f) if to any other Lender or Issuing Bank, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

            SECTION 10.02. Waivers; Amendments. (a) No failure or delay by any Agent, any Issuing Bank or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Agents, the Issuing Banks and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether any Agent, any Lender or any Issuing Bank may have had notice or knowledge of such Default at the time.

            (b) Neither this Agreement nor any other Loan Document (other than any Alternate Currency Supplement) nor any provision hereof or thereof may be waived, amended or modified except, in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Company and the Required Lenders or, in the case of any other Loan Document (other than any Alternate Currency Supplement), pursuant to an agreement or agreements in writing entered into by the Administrative Agent and the Loan Party or Loan Parties that are parties thereto, in each case with the consent of the Required Lenders; provided that no such agreement shall (i) increase any Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby, (iii) postpone the date of any scheduled payment of the principal amount of any Loan or LC Disbursement, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender affected thereby, (iv) change Section 2.18(b) or (c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender affected thereby, (v) change any of the provisions of this Section or the definition of "Required Lenders" or any other provision of any Loan Document specifying the number or percentage of Lenders required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder, without the written consent of each Lender, (vi) release (A) the Company from its obligations as a

Guarantor hereunder or (B) all or substantially all the other Guarantors from their obligations under the Subsidiary Guarantee Agreement without the written consent of each Lender, or (vii) subordinate the Obligations to any other Indebtedness without the consent of each affected Lender; provided further that
(A) no such agreement shall amend, modify or otherwise affect the rights or duties of any Agent, any Issuing Bank, any Fronting Lender or the Swingline Lender without the prior written consent of such Agent, such Issuing Bank, such Fronting Lender or the Swingline Lender, as the case may be. No Alternate Currency Supplement nor any provision thereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by each of the parties thereto.

            SECTION 10.03. Expenses; Indemnity; Damage Waiver. (a) The Company shall pay (i) all reasonable out-of-pocket expenses incurred by the Arranger, the Agents and their Affiliates, including the reasonable fees, charges and disbursements of counsel for the Arranger and the Agents, in connection with the syndication of the revolving credit facility provided for herein, the preparation and administration of the Loan Documents or any amendments, modifications or waivers of the provisions thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by any Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all reasonable out-of-pocket expenses incurred by any Agent, any Issuing Bank or any Lender, including the fees, charges and disbursements of counsel for any Agent, any Issuing Bank or any Lender, in connection with the enforcement or protection of its rights in connection with the Loan Documents, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

            (b) The Company shall indemnify the Arranger, each Agent, each Issuing Bank and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an "Indemnitee") against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the reasonable fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with or as a result of (i) the execution or delivery of any Loan Document or any other agreement or instrument contemplated hereby or thereby, the performance by the parties to the Loan Documents of their respective obligations thereunder or the Transactions or any other transactions contemplated hereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by an Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Company or any of its Subsidiaries, or any Environmental Liability related in any way to the Company or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing (each a "Proceeding"), regardless of whether any Indemnitee is a party to a Proceeding, whether a Proceeding is brought by a third party or by a Borrower or any of its Affiliates or whether a Proceeding is based on contract, tort or any other theory; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or wilful misconduct of such Indemnitee or a Related Party of such Indemnitee.

            (c) Each Revolving Lender severally agrees to the extent that the Company fails to pay any amount required to be paid by it to any Agent, any Issuing Bank or the Swingline Lender under paragraph (a) or (b) of this Section, to pay to such Agent, such Issuing Bank or the Swingline Lender, as the case may be, such Lender's Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against such Agent or Issuing Bank or the Swingline Lender in its capacity as such.

            (d) To the extent permitted by applicable law, the Company shall not, and shall not permit its Subsidiaries to, assert, and hereby waives, any claim against any Indemnitee on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.

            (e) All amounts due under this Section shall be payable promptly after written demand therefor.

            SECTION 10.04. Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of an Issuing Bank that issues any Letter of Credit), except that (i) a Borrower and a Guarantor may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any such attempted assignment or transfer by a Borrower or a Guarantor without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), Participants (to the extent provided in paragraph (c) of this Section) and, to the extent expressly contemplated hereby, the Related Parties of each of the Agents, the Issuing Banks and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

            (b) (i) Subject to the conditions set forth in paragraph (b)(ii) of this Section, any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the

Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld) of:

                        (A) the Company; provided that no consent of the Company
            shall be required for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund or, if an Event of Default under clause
            (a), (b), (h) or (i) of Article VII has occurred and is continuing, any other assignee; and

                        (B) the Administrative Agent and each Issuing Bank,
            provided that no consent of the Administrative Agent shall be required for an assignment of any Commitment to an assignee that is a Lender with a Commitment immediately prior to giving effect to such assignment.

            (ii) Assignments shall be subject to the following additional conditions:

                        (A) except in the case of an assignment to a Lender, an
            Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender's Commitment or Loans of any Class, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless each of the Company and the Administrative Agent otherwise consents; provided that no such consent of the Company shall be required if an Event of Default under clause (a), (b), (h) or (i) of Article VII has occurred and is continuing;

                        (B) each partial assignment shall be made as an
            assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement;

                        (C) the parties to each assignment shall execute and
            deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500; and

                        (D) the assignee, if it shall not be a Lender, shall
            deliver to the Administrative Agent an Administrative Questionnaire in which the assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Borrowers, the Loan Parties and their Related Parties or the Company's securities) will be made available and who may receive such information in accordance with the assignee's compliance procedures and applicable laws, including Federal and state securities laws.

            For the purpose of this Section 10.04(b), the term "Approved Fund" has the following meaning:

            "Approved Fund" means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

            (iii)Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.14, 2.16, 2.17 and 10.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.

            (iv) The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the Borrowers, the Agents, the Issuing Banks and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by any Borrower, any Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

            (v) Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee's completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph
(b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

            (c) (i) Any Lender may, without the consent of any Borrower, any Agent, any Issuing Bank or the Swingline Lender, sell participations to one or more banks or other entities (a "Participant") in all or a portion of such Lender's rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (A) such Lender's obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrowers, the Agents, the Issuing Banks and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to
Section 10.02(b) that affects such Participant. Subject to paragraph (c)(ii) of this Section, each Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.14, 2.16 and 2.17 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.18(c) as though it were a Lender.

            (ii) A Participant shall not be entitled to receive any greater payment under Section 2.14 or 2.17 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Company's prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.17 unless the applicable Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the applicable Borrower, to comply with Section 2.17(e) as though it were a Lender.

            (d) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

            SECTION 10.05. Survival. All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that any Agent, any Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 2.14, 2.16, 2.17 and 10.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

            SECTION 10.06. Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents, and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic means shall be effective as delivery of a manually executed counterpart of this Agreement.

            SECTION 10.07. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

            SECTION 10.08. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of any Borrower against any of and all the obligations of the Borrowers at the time existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including any other rights of setoff) which such Lender may have.

            SECTION 10.09. Governing Law; Jurisdiction; Consent to Service of Process. (a) This Agreement shall be construed in accordance with and governed by the law of the State of New York.

            (b) Each Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to any Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that any Agent, any Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against any Borrower or its properties in the courts of any jurisdiction.

            (c) Each Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

            (d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 10.01. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

            SECTION 10.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

            SECTION 10.11. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

            SECTION 10.12. Confidentiality. (a) Each Agent, Issuing Bank and Lender agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (i) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (ii) to the extent requested by any regulatory authority, (iii) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (iv) to any other party to this Agreement, (v) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (vi) subject to an agreement containing provisions substantially the same as those of this Section, to any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, (vii) with the consent of the Company or (viii) to the extent such Information (A) becomes publicly available other than as a result of a breach of this Section or
(B) becomes available to any Agent, any Issuing Bank or any Lender on a nonconfidential basis from a source other than the Company. For the purposes of this Section, "Information" means all information received from the Company relating to the Company or its business, other than any such information that is available to any Agent, any Issuing Bank or any Lender on a nonconfidential basis prior to disclosure by the Company. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

            (b) Each Lender acknowledges that Information furnished to it pursuant to this Agreement may include material non-public information concerning the Borrowers and their Related Parties or the Company's securities, and confirms that it has developed compliance procedures regarding the use of material non-public information and that it will handle such material non-public information in accordance with those procedures and applicable law, including Federal and state securities laws.

            (c) All information, including requests for waivers and amendments, furnished by the Borrowers or the Administrative Agent pursuant to, or in the course of administering, this Agreement will be syndicate-level information, which may contain material non-public information about the Borrowers, the Loan Parties and their Related Parties or the Company's securities. Accordingly, each Lender represents to the Borrower and the Administrative Agent that it has identified in its Administrative Questionnaire a credit contact who may receive information that may contain material non-public information in accordance with its compliance procedures and applicable law, including Federal and state securities laws.

            SECTION 10.13. Conversion of Currencies. (a) If, for the purpose of obtaining judgment in any court, it is necessary to convert a sum owing hereunder in one currency into another currency, each party hereto agrees, to the fullest extent that it may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures in the relevant jurisdiction the first currency could be purchased with such other currency on the Business Day immediately preceding the day on which final judgment is given.

            (b) The obligations of each party hereto in respect of any sum due to any other party hereto or any holder of the obligations owing hereunder (the "Applicable Creditor") shall, notwithstanding any judgment in a currency (the "Judgment Currency") other than the currency in which such sum is stated to be due hereunder (the "Agreement Currency"), be discharged only to the extent that, on the Business Day following receipt by the Applicable Creditor of any sum adjudged to be so due in the Judgment Currency, the Applicable Creditor may in accordance with normal banking procedures in the relevant jurisdiction purchase the Agreement Currency with the Judgment Currency; if the amount of the Agreement Currency so purchased is less than the sum originally due to the Applicable Creditor in the Agreement Currency, such party agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Applicable Creditor against such loss. The obligations of the parties contained in this Section shall survive the termination of this Agreement and the payment of all other amounts owing hereunder.

            SECTION 10.14. Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively, the "Charges"), shall exceed the maximum lawful rate (the "Maximum Rate") which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

            SECTION 10.15. U.S.A. PATRIOT Act. Each Lender and each Issuing Bank hereby notifies the Borrowers that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the "Act"), it is required to obtain, verify and record information that identifies the Borrowers, which information includes the name and address of the Borrowers and other information that will allow such Lender or Issuing Bank, as the case may be, to identify the Borrowers in accordance with the Act.

            SECTION 10.16. No Fiduciary Relationship. The Company, on behalf of itself and the Subsidiaries, agrees that in connection with all aspects of the transactions contemplated hereby and any communications in connection therewith, the Borrower, the Subsidiaries and their Affiliates, on the one hand, and the Administrative Agent, the Lenders, the Issuing Banks and their Affiliates, on the other hand, will have a business relationship that does not create, by implication or otherwise, any fiduciary duty on the part of the Administrative Agent, the Lenders, the Issuing Banks or their Affiliates, and no such duty will be deemed to have arisen in connection with any such transactions or communications.

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                   ALBANY INTERNATIONAL CORP.,

                                     by
                                          /s/ Michael C. Nahl
                                          ------------------------------------
                                          Name:  Michael C. Nahl
                                          Title: Executive VP and CFO

                                   JPMORGAN CHASE BANK, N.A.,
                                   as Administrative Agent, a Lender, the
                                   Swingline Lender and an Issuing Bank,

                                     by
                                          /s/ Dean J. Burns
                                          ------------------------------------
                                          Name:  Dean J. Burns
                                          Title: Vice President

                                   J.P. MORGAN EUROPE LIMITED,
                                   as London Agent,

                                     by
                                          /s/ Lesley Pluck
                                          ------------------------------------
                                          Name:  Lesley Pluck
                                          Title: Officer

                                                    Lender signature page to the
                                     Albany International, Inc. Credit Agreement

Name of Lender,

Bank of America, N.A.
------------------------------------------------------

     by
         /s/ Christopher S. Allen
         ---------------------------------------------
         Name: Christopher S. Allen
         Title: Senior Vice President

For any Lender requiring a second signature line:

     by

         ---------------------------------------------
         Name:
         Title:

------------------------------------------------------

                                                    Lender signature page to the
                                     Albany International, Inc. Credit Agreement

Name of Lender,

Wachovia Bank N.A.
------------------------------------------------------

     by
         /s/ Richard J. Klouda
         ---------------------------------------------
         Name: Richard J. Klouda
         Title: Senior Vice President

For any Lender requiring a second signature line:

      by

         ---------------------------------------------
         Name:
         Title:

------------------------------------------------------

                                                    Lender signature page to the
                                     Albany International, Inc. Credit Agreement

Name of Lender,

Sumitomo Mitsui Banking Corporation
------------------------------------------------------

     by

         /s/ Shigeru Tsuru
         ---------------------------------------------
         Name: Shigeru Tsuru
         Title: Joint General Manager

For any Lender requiring a second signature line:

     by

         ---------------------------------------------
         Name:
         Title:

------------------------------------------------------

                                                    Lender signature page to the
                                     Albany International, Inc. Credit Agreement

Name of Lender,

Citizens Bank of Massachusetts
------------------------------------------------------

     by
         /s/ Daniel Bernard
         ---------------------------------------------
         Name: Daniel Bernard
         Title: Senior Vice President

For any Lender requiring a second signature line:

     by

         ---------------------------------------------
         Name:
         Title:

------------------------------------------------------

                                                    Lender signature page to the
                                     Albany International, Inc. Credit Agreement

Name of Lender,

HSBC Bank, USA, National Association
------------------------------------------------------

     by

         /s/ Charles R. Kreuter
         ---------------------------------------------
         Name: Charles R. Kreuter
         Title: Vice President

For any Lender requiring a second signature line:

     by

         ---------------------------------------------
         Name:
         Title:

------------------------------------------------------

                                                    Lender signature page to the
                                     Albany International, Inc. Credit Agreement

Name of Lender,

Nordea Bank Finland PLC
------------------------------------------------------

     by
         /s/ Herrick M. Steffensen
         ---------------------------------------------
         Name: Herrick M. Steffensen
         Title: First Vice President

For any Lender requiring a second signature line:

     by

         /s/ Gerald E. Chelius, Jr.
         ---------------------------------------------
         Name: Gerald E. Chelius, Jr.
         Title: SVP Credit

------------------------------------------------------

                                                    Lender signature page to the
                                     Albany International, Inc. Credit Agreement

Name of Lender,

Manufacturers and Traders Trust Company
------------------------------------------------------

     by
         /s/ Craig A. Keefer
         ---------------------------------------------
         Name: Craig A. Keefer
         Title: Vice President

For any Lender requiring a second signature line:

     by

         ---------------------------------------------
         Name:
         Title:

------------------------------------------------------

                                                    Lender signature page to the
                                     Albany International, Inc. Credit Agreement

Name of Lender,

TD Banknorth, N.A.
------------------------------------------------------

     by
         /s/ Robert C. Hergrueter
         ---------------------------------------------
         Name: Robert C. Hergrueter
         Title: Sr. Vice President

For any Lender requiring a second signature line:

     by

         N/A

         ---------------------------------------------
         Name:
         Title:

------------------------------------------------------

                                                    Lender signature page to the
                                     Albany International, Inc. Credit Agreement

Name of Lender,

First Niagara Bank
------------------------------------------------------

     by
         /s/ Paul D. Ryan
         ---------------------------------------------
         Name: Paul D. Ryan
         Title: Vice President

For any Lender requiring a second signature line:

     by

         ---------------------------------------------
         Name:
         Title:

------------------------------------------------------

                                                    Lender signature page to the
                                     Albany International, Inc. Credit Agreement

Name of Lender,

Bank of Tokyo-Mitsubishi UFJ Trust Company
------------------------------------------------------

     by
         /s/ J. Profesta
         ---------------------------------------------
         Name: J. Profesta
         Title: AVP

For any Lender requiring a second signature line:

     by

         ---------------------------------------------
         Name:
         Title:

------------------------------------------------------

                                                    Lender signature page to the
                                     Albany International, Inc. Credit Agreement

Name of Lender,

ABN AMRO Bank N.V.
------------------------------------------------------

     by
         /s/ Thomas T. Rogers
         ---------------------------------------------
         Name: Thomas T. Rogers
         Title: Managing Director

For any Lender requiring a second signature line:

     by

         /s/ Michael A. Kowalczuk
         ---------------------------------------------
         Name: Michael A. Kowalczuk
         Title: Vice President

------------------------------------------------------

                                                                   Schedule 1.01

                          Indebtedness to be Refinanced
                          -----------------------------

            None.

                                   Commitments
                                   -----------

--------------------------------------------------------------------------------
                          Lender                                 Commitment
--------------------------------------------------------------------------------
JPMorgan Chase Bank, N.A.                                        $60,000,000
--------------------------------------------------------------------------------
Bank of America, N.A.                                            $60,000,000
--------------------------------------------------------------------------------
Bank of Tokyo Mitsubishi UFJ Trust Company                       $60,000,000
--------------------------------------------------------------------------------
Wachovia Bank, N.A.                                              $60,000,000
--------------------------------------------------------------------------------
Sumitomo Mitsui Banking Corporation                              $40,000,000
--------------------------------------------------------------------------------
Citizens Bank of Massachusetts                                   $40,000,000
--------------------------------------------------------------------------------
ABN AMRO Bank N.V.                                               $24,000,000
--------------------------------------------------------------------------------
HSBC Bank USA, N.A.                                              $24,000,000
--------------------------------------------------------------------------------
Nordea Bank Finland PLC                                          $24,000,000
--------------------------------------------------------------------------------
Manufacturers and Traders Trust Company                          $24,000,000
--------------------------------------------------------------------------------
TD Banknorth, N.A.                                               $24,000,000
--------------------------------------------------------------------------------
First Niagara Bank                                               $20,000,000
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                  Total                                         $460,000,000
--------------------------------------------------------------------------------

                                                                   Schedule 2.05

                           Existing Letters of Credit
                           --------------------------

            None.

                                                                   Schedule 3.06

                                Disclosed Matters

The discussion of various matters set forth in the Company's Annual Report on Form 10-K for the year ended December 31, 2005 (a) in "Item 1A. Risk Factors" under the heading "The Company has been named as a defendant in suits relating to the actual or alleged exposure to asbestos-containing products" and (b) in "Item 3. Legal Proceedings" is hereby incorporated by reference.

                                                                   Schedule 3.12

                                  Subsidiaries
                                  ------------

                                  Subsidiaries
                                  ------------

                                                                                                         Loan          Country of
                     Affiliate                                   Direct Subsidiary of                    Party        Incorporation
-----------------------------------------------------    -----------------------------------------     ---------     ---------------
47 Albany Troy Road Corporation - Namesaver              Albany International Corp.                                   United States
AI (Switzerland) GmbH                                    Albany International Holding                                 Switzerland
                                                         (Switzerland) AG
Albany Door Systems A/S                                  Albany Door Systems GmbH                                     Denmark
Albany Door Systems AB                                   Albany International Holding AB                              Sweden
Albany Door Systems AG                                   Albany Door Systems AB                                       Switzerland
Albany Door Systems B.V.                                 Albany Door Systems AB                                       Netherlands
Albany Door Systems GmbH                                 Albany International BV                                      Germany
Albany Door Systems GmbH (Austria)                       Albany Door Systems AB                                       Austria
Albany Door Systems S.A.R.L.                             Albany Door Systems AB                                       France
Albany Door Systems Sp. z.oo                             Albany International Corp.                                   Poland
Albany Dritek Corp. - Inactive                           Albany International Corp.                                   United States
Albany Felt Company - Namesaver                          Albany International Corp.                                   United States
Albany International (China) Co., Ltd.                   Albany International Corp.                                   China
Albany International AB                                  Albany International Holding AB                              Sweden
Albany International Applied Technology (Suzhou) Co.,    Albany International Holding                                 China
Ltd. (Switzerland) AG
Albany International AS                                  Albany International AB                                      Norway
Albany International Asia Pty. Ltd.                      Albany International Holdings Two, Inc.                      Australia

Albany International B.V.                                Albany International Holding                                 Netherlands
                                                         (Switzerland) AG
Albany International Canada Corp.                        AI (Switzerland) GmbH                                        Canada
Albany International Corp.                                                                                 X          United States
Albany International de Mexico S.A. de C.V.              Albany International Holding  S.A de C.V.                    Mexico
Albany International France, S.A.S.                      Albany International Canada Corp.                            France

                                                             Jurisdiction of
                     Affiliate                                Incorporation
-----------------------------------------------------    -----------------------
47 Albany Troy Road Corporation - Namesaver              New York
AI (Switzerland) GmbH                                    Switzerland


Albany Door Systems A/S                                  Denmark
Albany Door Systems AB                                   Norrkoping, Sweden
Albany Door Systems AG                                   Zurich, Switzerland
Albany Door Systems B.V.                                 Dieren, Netherlands
Albany Door Systems GmbH                                 Germany
Albany Door Systems GmbH (Austria)                       Sierning, Austria
Albany Door Systems S.A.R.L.                             Selestat, France
Albany Door Systems Sp. z.oo                             Poland
Albany Dritek Corp. - Inactive                           New York
Albany Felt Company - Namesaver                          New York
Albany International (China) Co., Ltd.                   Panyu, Guangdong, China
Albany International AB                                  Halmstad, Sweden
Albany International Applied Technology (Suzhou) Co.,    Jiangsu, PRC
Ltd. (Switzerland) AG
Albany International AS                                  Oslo, Norway
Albany International Asia Pty. Ltd.                      Australian Capital
                                                         Territory
Albany International B.V.                                The Hague, Netherlands

Albany International Canada Corp.                        Nova Scotia
Albany International Corp.                               Delaware
Albany International de Mexico S.A. de C.V.              Mexico
Albany International France, S.A.S.                      Selestat, France

                                                                                                         Loan          Country of
                     Affiliate                                   Direct Subsidiary of                    Party        Incorporation
-----------------------------------------------------    -----------------------------------------     ---------     ---------------
Albany International Germany Holding GmbH                Albany International Holdings Two, Inc.                      Germany
Albany International GmbH                                Albany International Germany Holding GmbH                    Germany
Albany International GmbH & Co. KG - Merged              Albany International Germany Holding GmbH                    Germany
Albany International Holding (Switzerland) AG            Albany International Holdings Two, Inc.                      Switzerland
Albany International Holding AB                          Albany International Holding                                 Sweden
                                                         (Switzerland) AG
Albany International Holding S.A. de C.V.                Albany International Corp.                                   Mexico
Albany International Holdings Two, Inc.                  Albany International Corp.                        X          United States
Albany International Italia S.r.l.                       Albany International Holding                                 Italy
                                                         (Switzerland) AG
Albany International Korea, Inc.                         Albany International Holdings Two, Inc.                      Korea
Albany International Ltd.                                Albany International Holding                                 United Kingdom
                                                         (Switzerland) AG
Albany International Oy                                  Albany International AB                                      Finland
Albany International Pty. Ltd.                           Albany International HoldingsTwo, Inc.                       Australia

Albany International Receivables Corporation             Albany International Holdings Two, Inc.                      Cayman Islands
Albany International Research Co.                        Albany International Corp.                        X          United States
Albany International S.A. Pty. Ltd.                      Albany International AB                                      South Africa
Albany International S.p.A.                              Albany International Italia S.r.l.                           Italy
Albany International Service Company S.A. de C.V.        Albany International Holding S.A. de C.V.                    Mexico
Albany International Techniweave, Inc.                   Albany International Corp.                        X          United States
Albany International Tecidos Tecnicos Ltda.              Albany International Canada Corp.                            Brazil
Albany Nordiskafilt Kabushiki Kaisha                     Albany International AB                                      Japan
Brandon Drying Fabrics, Inc. - Inactive                  Geschmay Corp.                                    X          United States

                                                             Jurisdiction of
                     Affiliate                                Incorporation
-----------------------------------------------------    -----------------------
Albany International Germany Holding GmbH            Germany
Albany International GmbH                            Germany
Albany International GmbH & Co. KG - Merged          Germany
Albany International Holding (Switzerland) AG        Switzerland
Albany International Holding AB                      Sweden

Albany International Holding S.A. de C.V.            Mexico
Albany International Holdings Two, Inc.              Delaware
Albany International Italia S.r.l.                   Italy

Albany International Korea, Inc.                     Chungju-shi, Korea
Albany International Ltd.                            United Kingdom

Albany International Oy                              Helsinki, Finland
Albany International Pty. Ltd.                       Australian Capital
                                                     Territory
Albany International Receivables Corporation         Cayman Islands
Albany International Research Co.                    Delaware
Albany International S.A. Pty. Ltd.                  Durban
Albany International S.p.A.                          Italy
Albany International Service Company S.A. de C.V.    Mexico
Albany International Techniweave, Inc.               New Hampshire
Albany International Tecidos Tecnicos Ltda.          Santa Catarina
Albany Nordiskafilt Kabushiki Kaisha                 Tokyo
Brandon Drying Fabrics, Inc. - Inactive              Delaware

                                                                                                         Loan          Country of
                     Affiliate                                   Direct Subsidiary of                    Party        Incorporation
-----------------------------------------------------    -----------------------------------------     ---------     ---------------
Foretagshalsan Tre Hjartan AB                            Albany International AB                                      Sweden
Geschmay Asia Private Limited - Liquidated               Albany International Holdings Two, Inc.                      Singapore
Geschmay Corp.                                           Albany International Corp.                        X          United States
Geschmay Export Corp. - Liquidated                       Geschmay Corp.                                               Virgin Islands
Geschmay Forming Fabrics Corp. - Inactive                Geschmay Corp.                                    X          United States
Geschmay Wet Felts, Inc. - Inactive                      Geschmay Corp.                                    X          United States
Loading Bay Specialists Limited                          Albany Door Systems GmbH                                     United Kingdom
Martel Wire S.A. de C.V.                                 Albany International Holding S.A. de C.V.                    Mexico
Metco Form Oy - Merged                                   Albany International AB                                      Finland
Nevo-Cloth Ltd.                                          Albany International AB                                      Russia
Portsam AB - Merged                                      Albany Door Systems AB                                       Sweden
SA Alfadoor NV                                           Albany Door Systems AB                                       Belgium
Transamerican Manufacturing Inc. - Namesaver             Albany International Corp.                                   United States
Transglobal Enterprises Inc. - Namesaver                 Albany International Corp.                                   United States
Wurttembergische Filztuchfabrik D. Geschmay GmbH         Albany International Germany Holding GmbH                    Germany

                                                             Jurisdiction of
                     Affiliate                                Incorporation
-----------------------------------------------------    -----------------------
Foretagshalsan Tre Hjartan AB                        Halmstad, Sweden
Geschmay Asia Private Limited - Liquidated           Singapore
Geschmay Corp.                                       Delaware
Geschmay Export Corp. - Liquidated                   Virgin Islands
Geschmay Forming Fabrics Corp. - Inactive            Delaware
Geschmay Wet Felts, Inc. - Inactive                  Delaware
Loading Bay Specialists Limited                      Cardiff, UK
Martel Wire S.A. de C.V.                             Mexico
Metco Form Oy - Merged                               Espoo
Nevo-Cloth Ltd.                                      St. Petersburg
Portsam AB - Merged                                  Sweden
SA Alfadoor NV                                       Belgium
Transamerican Manufacturing Inc. - Namesaver         Delaware
Transglobal Enterprises Inc. - Namesaver             Delaware
Wurttembergische Filztuchfabrik D. Geschmay GmbH     Germany

                                                                   Schedule 6.01

                        Existing Subsidiary Indebtedness
                        --------------------------------

                                                                       Amount(1)

Wurttembergische Filztuchfabrik D. Geschmay GmbH
         Short and Medium-Term Borrowings from Local Banks            $  375,000

Albany Door Systems AB (including Subsidiaries)
         Short and Medium-Term Borrowings from Local Banks            $  200,000

Albany Nordiskafilt Kabushiki Kaisha
         Short and Medium-Term Borrowings from Local Banks            $5,100,000

Albany International Pty. Ltd.
         Short and Medium-Term Borrowings from Local Banks            $  311,000

Albany International Canada Corp.
         Short and Medium-Term Borrowings from Local Banks            $  669,000

Albany International France S.A.S
         Finance Lease of premises in Gond Pontouvre w/Batimap        $1,750,000

----------
      (1) Dollar amounts are converted from local currencies.

                                                                   Schedule 6.02

                                 Existing Liens
                                 --------------

Wurttembergische Filztuchfabrik D. Geschmay GmbH

Mortgage on real property to secure borrowings disclosed in Schedule 6.01, in an amount not to exceed Euro 5,113,000.

Albany International Oy

Real property lien to secure bank overdrafts in an amount not to exceed Euro 1,334,000.

                                                                   Schedule 6.04

                      Certain Transactions with Affiliates
                      ------------------------------------

Beier Albany & Co.

The Company has a 50% interest in a South African business enterprise in the Company's core business of paper machine clothing and industrial fabrics. This enterprise was originally organized in 1978 as a partnership, and is now conducted through a corporation with 50/50 ownership. The Company's decision to conduct business in South Africa in this way arose due to the advantages of having an established local business with experience operating in South Africa. The Company and its other subsidiaries engage in intercompany sales and other transactions with Beier Albany to the same extent as they would any wholly-owned subsidiary. The other 50% interest is owned by an entity owned by members of the Beier family who, apart from their ownership of this interest, are not, to the Company's best knowledge, Affiliates of the Company.

Spectra Systems Corporation (SSC)

The Company made an investment of approximately $4 million in 1997 in this entity, which is engaged in the development of textiles using dispersed laser technology. At the same time, the Company entered into an exclusive supply arrangement pursuant to which SSC is obligated to purchase all of its monofilament or textile products from the Company, and to pay certain royalties to the Company on sales of SSC products that incorporate materials supplied by the Company. SSC also granted to the Company an exclusive license to use SSC products in paper machine clothing and related products. In addition, the Company's subsidiary, Albany International Research Co., has provided research and technical support to SSC. The remaining interests of SSC are not, to the Company's best knowledge, held by Affiliates of the Company. As of December 31, 2005, the Company was no longer engaged in any commercial or other business activities with SSC. Any future dealings (which are not anticipated) would be at arm's length.

Nevo Cloth Ltd.

Albany Nordiskafilt AB, the Company's principal Swedish subsidiary, established a 50/50 equity joint venture with a local Russian partner to gain a manufacturing presence in Russia in the Company's core paper machine clothing business. Albany Nordiskafilt supplies paper machine clothing and related products to this entity for resale to customers in Russia. The other shareholder is not, to the Company's best knowledge, an Affiliate of the Company.

Loading Bay Specialists Limited

The Company made an investment of approximately $2,025,000 to acquire a 49.9% interest in a distributor of high-performance industrial doors in England, where the Company's door products did not have the same level of penetration as in other European markets. The Company sells high-performance doors and related products to this entity for resale in the U.K. The other shareholder is not, to the Company's best knowledge, an Affiliate of the Company.

Albany International Receivables Corp. (AIRC)

During 2001, the Company entered into a program to sell a portion of its North American accounts receivable to AIRC, with no recourse. The accounts receivable are sold on an ongoing basis to AIRC, a qualified special purpose entity which, in accordance with GAAP, is not consolidated in the Company's financial statements. The agreements pursuant to which receivables are sold have been filed with the SEC as exhibits to the Company's Exchange Act reports.

Texas Composite, Inc. (TCI)

During 2006, the Company entered into a share purchase agreement with the shareholders of Texas Composite, Inc., a manufacturer of composite structures used primarily in aerospace applications, and acquired 45.6% of the outstanding equity of TCI. At the same time, the Company entered into a shareholders agreement with the remaining shareholder that gives the Company effective operating control of TCI. Under the share purchase agreement, the Company will acquire the remaining outstanding shares from the remaining shareholder no later than December 31, 2006. The full financial results of TCI will be included in the Company's consolidated financial statements beginning the first quarter of 2006. The Company interacts with TCI in the same manner as it interacts with any other wholly-owned subsidiary.

                                                                   Schedule 6.07

                              Existing Investments
                              --------------------

Albany International Corp. and Subsidiaries
-------------------------------------------

Beier Albany & Co. Ltd.                        50% ownership of ordinary shares

Spectra Systems Corporation                    1,777,778 shares Series C
(Delaware)                                     Preferred, $0.01 par value (<20%)

Loading Bay Specialists Limited                4,999 ordinary shares
(England and Wales)

Nevo Cloth Ltd. (Russia)                       50% equity ownership

Ichikawa Ltd. (Japan)                          300,000 shares Common Stock
                                               (approx. 1.0%)

Parco Scientifico Technlogico di Venezia       176 quotas valued at ITL
s.c.a.r.l.                                     17,600,000 (approx. US$ 9,800)


Albany International Receivables Corp.         100% ownership of equity; loan
                                               from Albany International Canada
                                               Corp. of CAD 5,300,000

Albany International AB(1)                     Surety Bond, dated May 25, 1994,
                                               by Albany International Corp. for
                                               the benefit of Forsakringsbolaget
                                               Pensionsgaranti, securing the
                                               obligations of Albany
                                               International AB under certain
                                               insurance policies relating to
                                               the pension obligations of Albany
                                               International AB to employees in
                                               Sweden (approximately 168,000,000
                                               Swedish kroner)

Albany International Germany Holding GmbH      Guaranty by Albany International
                                               Corp. in favor of Deutsche Bank
                                               of borrowings by Albany
                                               International Germany Holding of
                                               Euro 714,889 (approx. US
                                               $860,000)

Texas Composite, Inc.                          45.6% equity ownership

----------
      (1) Wholly-owned subsidiary of Albany International Corp.

                                                                     EXHIBIT A-1

                     Form of Borrowing Subsidiary Agreement
                     --------------------------------------

                              BORROWING SUBSIDIARY AGREEMENT (this "Agreement")
                        dated as of [ ], 200[ ], among ALBANY INTERNATIONAL CORP., a Delaware corporation (the "Company"), [NAME OF BORROWING SUBSIDIARY], a [ ] corporation (the "New Borrowing Subsidiary"), and JPMORGAN CHASE BANK, N.A., as Administrative Agent for the Lenders referred to below.

            Reference is hereby made to the Five-Year Revolving Credit Facility Agreement dated as of April 14, 2006, among the Company, the Borrowing Subsidiaries from time to time party thereto, the Lenders party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, and J.P. Morgan Europe Limited, as London Agent (as the same may be amended, supplemented or otherwise modified from time to time, the "Credit Agreement"). Capitalized terms used and not otherwise defined herein have the meanings specified in the Credit Agreement. Under the Credit Agreement, the Lenders have agreed, upon the terms and subject to the conditions set forth therein, to make Loans to the Borrowing Subsidiaries, and the Company and the New Borrowing Subsidiary desire that the New Borrowing Subsidiary become a Borrowing Subsidiary. The Company represents that the New Borrowing Subsidiary is a wholly owned Subsidiary. Each of the Company and the New Borrowing Subsidiary represent and warrant that the representations and warranties of the Company in the Credit Agreement relating to the New Borrowing Subsidiary and this Agreement are true and correct on and as of the date hereof. The Company agrees that the Guarantee of the Company contained in the Credit Agreement will apply to the Obligations of the New Borrowing Subsidiary. Upon execution of this Agreement by each of the Company, the New Borrowing Subsidiary and the Administrative Agent, the New Borrowing Subsidiary shall be a party to the Credit Agreement and the Indemnity, Subrogation and Contribution Agreement and shall constitute a "Borrowing Subsidiary" and a "Borrower" for all purposes thereof, and the New Borrowing Subsidiary hereby agrees to be bound by all provisions of the Credit Agreement and the Indemnity, Subrogation and Contribution Agreement.

            This Agreement shall be construed in accordance with and governed by the law of the State of New York.

                  [Remainder of page intentionally left blank]

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their authorized officers as of the date first appearing above.

                                          ALBANY INTERNATIONAL CORP.,
                                            by

                                                --------------------------------
                                                Name:
                                                Title:


                                          [NAME OF NEW BORROWING SUBSIDIARY],
                                            by

                                                --------------------------------
                                                Name:
                                                Title:


                                          JPMORGAN CHASE BANK, N.A.,
                                          as Administrative Agent,

                                            by

                                                --------------------------------
                                                Name:
                                                Title:

                                                                     EXHIBIT A-2

                    Form of Borrowing Subsidiary Termination

JPMorgan Chase Bank, N.A.,
as Administrative Agent for the Lenders referred to below
c/o JPMorgan Chase Bank, N.A.
Deal Management Team, Loan and Agency Services Group
1111 Fannin Street, 10th Floor
Houston, Texas 77002

with a copy to:

JPMorgan Chase Bank, N.A.
12 Corporate Woods Boulevard, 4th Floor
Albany, New York 12211

                                                                 [     ], 200[ ]

Ladies and Gentlemen:

            The undersigned, Albany International Corp., a Delaware corporation (the "Company"), refers to the Five-Year Revolving Credit Facility Agreement dated as of April 14, 2006, among the Company, the Borrowing Subsidiaries from time to time party thereto, the Lenders party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, and J.P. Morgan Europe Limited, as London Agent (as the same may be amended, supplemented or otherwise modified from time to time, the "Credit Agreement"). Capitalized terms used and not otherwise defined herein have the meanings specified in the Credit Agreement.

            The Company hereby terminates the status of [     ] (the "Terminated
Borrowing Subsidiary") as a Borrowing Subsidiary under the Credit Agreement. [The Company represents and warrants that no Loans made to the Terminated Borrowing Subsidiary are outstanding as of the date hereof and that all amounts payable by the Terminated Borrowing Subsidiary in respect of interest and/or fees (and, to the extent notified by the Administrative Agent or any Lender, any other amounts payable under the Credit Agreement) pursuant to the Credit Agreement have been paid in full on or prior to the date hereof.] [The Company acknowledges that the Terminated Borrowing Subsidiary shall continue to be a Borrowing Subsidiary until such time as all Loans made to the Terminated Borrowing Subsidiary shall have been paid and all amounts payable by the Terminated Borrowing Subsidiary in respect of interest and/or fees (and, to the extent notified by the Administrative Agent or any Lender, any other amounts payable under the Credit Agreement) pursuant to the Credit Agreement shall have been paid in full; provided that the Terminated Borrowing Subsidiary shall not have the right to make further Borrowings under the Credit Agreement.]

            This instrument shall be construed in accordance with and governed by the law of the State of New York.

                                               Very truly yours,

                                               ALBANY INTERNATIONAL CORP.,

                                                 by

                                                     ---------------------------
                                                     Name:
                                                     Title:

                                                                       EXHIBIT B

                      Form of Alternate Currency Supplement
                      -------------------------------------

JPMorgan Chase Bank, N.A.,
as Administrative Agent for the Lenders referred to below
c/o JPMorgan Chase Bank, N.A.
Deal Management Team, Loan and Agency Services Group
1111 Fannin Street, 10th Floor
Houston, Texas 77002

with a copy to:

J.P. Morgan Europe Limited,
as London Agent for the Lenders referred to below
c/o J.P. Morgan Europe Limited
125 London Wall, 9th Floor
London, England EC2Y5AJ

                                                                 [     ], 200[ ]

            1. This Alternate Currency Supplement is being delivered to you pursuant to Section 2.01(d) of the Five-Year Revolving Facility Credit Agreement, dated as of April 14, 2006, among Albany International Corp., a Delaware corporation, the Borrowing Subsidiaries from time to time party thereto, the Lenders party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, and J.P. Morgan Europe Limited, as London Agent (as the same may be amended, supplemented or otherwise modified from time to time, the "Credit Agreement"). Capitalized terms used and not otherwise defined herein have the meanings specified in the Credit Agreement.

            2. The effective date (the "Effective Date") of this Alternate
Currency Supplement will be [     ], 200[ ].

                  [Remainder of page intentionally left blank]

-----------------------------------------------------------------------------------------------------------
Alternate Currenc[y][ies]:

-----------------------------------------------------------------------------------------------------------
Aggregate Alternate Currency
Commitment:

-----------------------------------------------------------------------------------------------------------
Fronting Lender[s]:                               Name of Lender                   Alternate Currency
                                                  --------------                  Commitment Amount(1)
                                                                                  --------------------

-----------------------------------------------------------------------------------------------------------
Borrower[s]:

-----------------------------------------------------------------------------------------------------------
List of Documentation (other than
the Credit Agreement)
governing this Alternate Currency
Supplement
(the "Documentation"):(2)

-----------------------------------------------------------------------------------------------------------

            3. [Set forth any special provisions for (i) times and places at which or the Persons to which Borrowing Requests are to be delivered, proceeds of Borrowings are to be disbursed or payments in respect of Borrowings are to be made, (ii) times at which notices of prepayment of Local Rate Borrowings are to be delivered, (iii) the rates at which interest is to accrue on Borrowings, (iv) the compensation to be payable to Fronting Lender[s], and (v) any other special provisions to be applicable to Borrowings under this Alternate Currency Supplement:]

                                               [NAME OF APPLICABLE BORROWER[S]],

                                                 by

                                                      --------------------------
                                                      Name:
                                                      Title:


----------
      (1) If this Alternate Currency Supplement provides for Borrowings in more than one Alternate Currency, set forth any limit on the amount that may be borrowed in each of the Alternate Currencies contemplated hereby.

      (2) Copies of the Documentation must accompany the Alternate Currency Supplement, together with, if applicable, an English translation thereof (provided, that the Company may instead furnish a summary term sheet in English so long as an English translation of the Documentation is furnished to the Administrative Agent, the London Agent and their counsel within 90 days after the date of delivery of this Alternate Currency Supplement).

Accepted and Acknowledged:

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent,

by

   --------------------------------------------
   Name:
   Title:

J.P. MORGAN EUROPE LIMITED, as London Agent,

by

   --------------------------------------------
   Name:
   Title:

[NAME OF FRONTING LENDER[S]],
as Alternate Currency Lender

by

   --------------------------------------------
   Name:
   Title:

                                                                       EXHIBIT C

                         Form of Issuing Bank Agreement
                         ------------------------------

                              ISSUING BANK AGREEMENT (this "Agreement") dated as
                        of [ ], 200[ ], among ALBANY INTERNATIONAL CORP., a Delaware corporation (the "Company"), [NAME OF ISSUING BANK], a [ ] corporation (the "New Issuing Bank"), and JPMORGAN CHASE BANK, N.A., as Administrative Agent for the Lenders referred to below.

            Reference is hereby made to the Five-Year Revolving Credit Facility Agreement dated as of April 14, 2006, among the Company, the Borrowing Subsidiaries from time to time party thereto, the Lenders party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, and J.P. Morgan Europe Limited, as London Agent (as the same may be amended, supplemented or otherwise modified from time to time, the "Credit Agreement"). Capitalized terms used and not otherwise defined herein have the meanings specified in the Credit Agreement. Under the Credit Agreement, the Issuing Banks have agreed to issue Letters of Credit in an aggregate face amount at any time outstanding not in excess of $40,000,000 to support payment obligations incurred for general corporate purposes of the Company and the Subsidiaries. Upon execution of this Agreement by each of the Company, the New Issuing Bank and the Administrative Agent, the New Issuing Bank shall be a party to the Credit Agreement, shall constitute an "Issuing Bank" for all purposes thereof and shall have all the rights and obligations of an Issuing Bank thereunder, and the New Issuing Bank hereby agrees to be bound by all provisions of the Credit Agreement.

            This Agreement shall be construed in accordance with and governed by the law of the State of New York.

                  [Remainder of page intentionally left blank]

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their authorized officers as of the date first appearing above.

                                          ALBANY INTERNATIONAL CORP.,

                                            by

                                               ---------------------------------
                                               Name:
                                               Title:

                                          [NAME OF ISSUING BANK],

                                            by

                                               ---------------------------------
                                               Name:
                                               Title:

                                          JPMORGAN CHASE BANK, N.A.,
                                          as Administrative Agent,

                                            by

                                               ---------------------------------
                                               Name:
                                               Title:

                                                                       EXHIBIT D

                     Form of Subsidiary Guarantee Agreement
                     --------------------------------------

                              SUBSIDIARY GUARANTEE AGREEMENT dated as of April
                        14, 2006 (this "Agreement"), among each of the subsidiaries of ALBANY INTERNATIONAL CORP., a Delaware corporation (the "Company"), listed on Schedule I hereto or who become a party hereto as provided in Section 18 of this Agreement (collectively, the "Subsidiary Guarantors"), and JPMORGAN CHASE BANK, N.A., as Administrative Agent for the Lenders referred to below.

            Reference is made to the Five-Year Revolving Credit Facility Agreement dated as of April 14, 2006, among the Company, the Borrowing Subsidiaries from time to time party thereto, the Lenders party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, and J.P. Morgan Europe Limited, as London Agent (as the same may be amended, supplemented or otherwise modified from time to time, the "Credit Agreement"). Capitalized terms used and not otherwise defined herein have the meanings specified in the Credit Agreement.

            The Lenders have agreed to make Loans to the Borrowers and the Issuing Banks have agreed to issue Letters of Credit pursuant to, and upon the terms and subject to the conditions specified in, the Credit Agreement. Each Subsidiary Guarantor is an affiliate of the Borrowers and acknowledges that it will derive substantial benefit from the making of the Loans by the Lenders and the issuance of the Letters of Credit by the Issuing Banks. The obligations of the Lenders to make Loans and of the Issuing Banks to issue Letters of Credit are conditioned on, among other things, the execution and delivery by the Subsidiary Guarantors of this Agreement. In order to induce the Lenders to make Loans and the Issuing Banks to issue the Letters of Credit, the Subsidiary Guarantors are willing to execute this Agreement.

            Accordingly, the parties hereto agree as follows:

            SECTION 1. Guarantee. Each Subsidiary Guarantor irrevocably and unconditionally guarantees, jointly with the other Subsidiary Guarantors and severally, as a primary obligor and not merely as a surety, the due and punctual payment and performance of the Obligations; provided that, notwithstanding the foregoing, any Subsidiary Guarantor that is a Foreign Subsidiary guarantees only the Obligations of its direct and indirect subsidiaries that are Borrowers under the Credit Agreement (and not any Obligations of the Company or any Domestic Subsidiary). Each Subsidiary Guarantor agrees that the Obligations may be extended or renewed, in whole or in part, without notice to or further assent from it, and that it will remain bound upon its Guarantee hereunder notwithstanding any such extension or renewal of any Obligation. Each Subsidiary Guarantor waives presentment to, demand of payment from and protest to any Borrower or any other Loan Party of any of the Obligations, and also waives notice of acceptance of its guarantee and notice of protest for nonpayment.

            SECTION 2. No Limitations. Except for termination of a Subsidiary Guarantor's obligations hereunder as expressly provided in Section 8 of this Agreement, the obligations of each Subsidiary Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever, by reason of the invalidity, illegality or unenforceability of the Obligations, any impossibility in the performance of the Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Subsidiary Guarantor hereunder shall not be affected by (a) the failure of any Guarantee Beneficiary to assert any claim or demand or to enforce or exercise any right or remedy under the provisions of the Credit Agreement, this Agreement, any other Loan Document or otherwise, (b) any extension or renewal of any of the Obligations, (c) any rescission, waiver, amendment or modification of, or release from any of the terms or provisions of, the Credit Agreement, this Agreement, any other Loan Document or any other agreement, including with respect to any other Subsidiary Guarantor under this Agreement, (d) any default, failure or delay, wilful or otherwise, in the performance of the Obligations (including any failure of the Company or any Subsidiary to comply with Section 5.10 of the Credit Agreement and Section 18 of this Agreement or (e) any other act, omission or delay to do any other act which may or might in any manner or to any extent vary the risk of any Subsidiary Guarantor or otherwise operate as a discharge of any Subsidiary Guarantor as a matter of law or equity (other than the indefeasible payment in full in cash of all the Obligations) or which would impair or eliminate any right of any Subsidiary Guarantor to subrogation.

            SECTION 3. Guarantee of Payment. Each Subsidiary Guarantor further agrees that its guarantee hereunder constitutes a guarantee of payment when due (whether or not any bankruptcy or similar proceeding shall have stayed the accrual or collection of any of the Obligations or operated as a discharge thereof) and not merely of collection, and waives any right to require that any resort be had by any Guarantee Beneficiary to any balance of any deposit account or credit on the books of any Guarantee Beneficiary in favor of any Borrower, any other Loan Party or any other Person.

            SECTION 4. Defenses of Loan Parties Waived. To the fullest extent permitted by applicable law, each Subsidiary Guarantor waives any defense based on or arising out of any defense of any Borrower or any other Loan Party or the unenforceability of the Obligations or any part thereof from any cause, or the cessation from any cause of the liability of any Borrower or any other Loan Party, other than the indefeasible payment in full in cash of all the Obligations. The Guarantee Beneficiaries may, at their election, compromise or adjust any part of the Obligations, make any other accommodation with any Borrower or any other Loan Party or exercise any other right or remedy available to them against any Borrower or any other Loan Party, without affecting or impairing in any way the liability of any Subsidiary Guarantor hereunder except to the extent all the Obligations have been fully and indefeasibly paid in cash. To the fullest extent permitted by applicable law, each Subsidiary Guarantor waives any defense arising out of any such election even though such election operates, pursuant to applicable law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of such Subsidiary Guarantor against any Borrower or any other Loan Party, as the case may be.

            SECTION 5. Agreement to Pay; Subordination. In furtherance of the foregoing and not in limitation of any other right that any Guarantee Beneficiary may have at law or in equity against any Subsidiary Guarantor by virtue hereof, upon the failure of any Borrower or any other Loan Party to pay any Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, each Subsidiary Guarantor hereby promises to and will, upon receipt of written demand by any Agent, forthwith pay, or cause to be paid, to the Applicable Agent for distribution to the applicable Guarantee Beneficiaries in cash the amount of such unpaid Obligation. Upon payment by any Subsidiary Guarantor of any sums to the Applicable Agent as provided above, all rights of such Subsidiary Guarantor against any Borrower or any other Loan Party arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subordinated and junior in right of payment to the prior indefeasible payment in full in cash of all the Obligations (except to the extent such subordination would be deemed to be a Lien (as defined in the Note Agreement and Guaranty relating to the Company's 5.34% Senior Notes due 2017)). In addition, any Indebtedness of the Company or any Subsidiary Guarantor now or hereafter held by any Subsidiary Guarantor is hereby subordinated in right of payment to the prior indefeasible payment in full in cash of all the Obligations (except to the extent such subordination would be deemed to be a Lien (as defined in the Note Agreement and Guaranty relating to the Company's 5.34% Senior Notes due 2017)). If any amount shall erroneously be paid to any Subsidiary Guarantor on account of (a) such subrogation, contribution, reimbursement, indemnity or similar right or (b) any such Indebtedness of the Company or any Subsidiary Guarantor, such amount shall be held in trust for the benefit of the Guarantee Beneficiaries and shall forthwith be paid to the Applicable Agent to be credited against the payment of the Obligations, whether matured or unmatured, in accordance with the terms of the Credit Agreement or any other Loan Document. Each Subsidiary Guarantor further agrees that if payment in respect of any Obligation shall be due in a currency other than US Dollars and/or at a place of payment other than New York and if, by reason of any Change in Law, disruption of currency or foreign exchange markets, war or civil disturbance or similar event, payment of such Obligation in such currency or at such place of payment shall be impossible or, in the judgment of any Guarantee Beneficiary, not consistent with the protection of its rights or interests, then, at the election of such Guarantee Beneficiary, each Subsidiary Guarantor shall make payment of such Obligation in US Dollars (based upon the applicable Exchange Rate in effect on the date of payment) and/or in New York, and shall indemnify such Guarantee Beneficiary against any losses or expenses that it shall sustain as a result of such alternative payment.

            SECTION 6. Information. Each Subsidiary Guarantor assumes all responsibility for being and keeping itself informed of the Borrowers' and the other Loan Parties' financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Obligations and the nature, scope and extent of the risks that such Subsidiary Guarantor assumes and incurs hereunder, and agrees that none of the

Guarantee Beneficiaries will have any duty to advise such Subsidiary Guarantor of information known to it or any of them regarding such circumstances or risks.

            SECTION 7. Representations and Warranties; Agreements. Each Subsidiary Guarantor represents and warrants as to itself that all representations and warranties relating to it contained in any Loan Document to which it is a party are true and correct in all material respects. Each Subsidiary Guarantor agrees that the provisions of Section 2.17 of the Credit Agreement shall apply equally to each Subsidiary Guarantor with respect to payments made by it hereunder.

            SECTION 8. Termination. The Guarantees made hereunder (a) shall, subject to clause (b) below, terminate when all the Obligations have been indefeasibly paid in full in cash and the Lenders have no further commitment to lend under the Credit Agreement, the LC Exposure has been reduced to zero, and the Issuing Banks have no further commitment to issue Letters of Credit and (b) shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Obligation is rescinded or must otherwise be restored by any Guarantee Beneficiary or any Subsidiary Guarantor upon the bankruptcy or reorganization of any Borrower, any Subsidiary Guarantor or otherwise. Notwithstanding the foregoing, a Subsidiary Guarantor shall automatically be released from its obligations hereunder upon the consummation of any transaction permitted by the Credit Agreement as a result of which such Subsidiary Guarantor ceases to be a Subsidiary of the Company.

            SECTION 9. Effectiveness; Binding Agreement; Assignments. This Agreement shall become effective as to any Subsidiary Guarantor when a counterpart hereof executed on behalf of such Subsidiary Guarantor shall have been delivered to the Administrative Agent, and a counterpart hereof shall have been executed on behalf of the Administrative Agent, and thereafter shall be binding upon the parties hereto and their respective successors and assigns, and shall inure to the benefit of such Subsidiary Guarantor, the Administrative Agent, the other Guarantee Beneficiaries and their respective successors and assigns, except that no Subsidiary Guarantor shall have the right to assign or otherwise transfer any of its rights or obligations hereunder or any interest herein (except in connection with any transaction permitted by clauses (a) or (b) of Section 6.03 of the Credit Agreement), and any such attempted assignment or transfer shall be null and void. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party permitted hereby. This Agreement shall be construed as a separate agreement with respect to each Subsidiary Guarantor and may be amended, modified, supplemented, waived or released with respect to any Subsidiary Guarantor without the approval of any other Subsidiary Guarantor and without affecting the obligations of any other Subsidiary Guarantor hereunder.

            SECTION 10. Waivers; Amendment. (a) No failure or delay of any Agent, any Issuing Bank or any Lender in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power.

The rights and remedies of the Agents, the Issuing Banks and the Lenders hereunder or under the Credit Agreement or any other Loan Document are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any Subsidiary Guarantor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any Subsidiary Guarantor in any case shall entitle such Subsidiary Guarantor to any other or further notice or demand in similar or other circumstances.

            (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Administrative Agent and the Subsidiary Guarantor or Subsidiary Guarantors with respect to which such waiver, amendment or modification is to apply, subject to any consent required in accordance with
Section 10.02 of the Credit Agreement.

            SECTION 11. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

            SECTION 12. Notices. All communications and notices hereunder shall be in writing and given as provided in Section 10.01 of the Credit Agreement. All communications and notices hereunder to each Subsidiary Guarantor shall be given to it in care of the Company as provided in Section 10.01 of the Credit Agreement.

            SECTION 13. Survival of Agreement; Severability. (a) All covenants, agreements, representations and warranties made by the Subsidiary Guarantors herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the Administrative Agent, the Issuing Banks and the Lenders and shall survive the execution and delivery of this Agreement and the making of the Loans and issuance of any Letter of Credit, regardless of any investigation made by any of them or on their behalf and notwithstanding that any Agent, any Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended under the Credit Agreement, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement or any other Loan Document is outstanding and unpaid and as long as the Commitments have not expired or been terminated.

            (b) In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

            SECTION 14. Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract, and shall become effective as provided in Section 9. Delivery of an executed signature page to this Agreement by facsimile or other electronic transmission shall be as effective as delivery of a manually executed counterpart of this Agreement.

            SECTION 15. Rules of Interpretation. The rules of interpretation specified in Sections 1.02, 1.03, 1.04 and 1.05 of the Credit Agreement shall be applicable to this Agreement.

            SECTION 16. Jurisdiction; Consent to Service of Process. (a) Each Subsidiary Guarantor hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any Agent, any Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against any Subsidiary Guarantor or its properties in the courts of any jurisdiction.

            (b) Each Subsidiary Guarantor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (a) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

            (c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 12. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

            SECTION 17. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR

RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

            SECTION 18. Additional Subsidiary Guarantors. Pursuant to Section
5.10 of the Credit Agreement, certain additional Subsidiaries may be required under the terms of the Credit Agreement from time to time to enter into this Agreement as Subsidiary Guarantors. Upon execution and delivery by the Administrative Agent and a Subsidiary of an instrument in the form of Annex I hereto, such Subsidiary shall become a Subsidiary Guarantor hereunder with the same force and effect as if originally named as a Subsidiary Guarantor herein. The execution and delivery of such instrument shall not require the consent of any Subsidiary Guarantor hereunder. The rights and obligations of each Subsidiary Guarantor hereunder shall remain in full force and effect notwithstanding the addition of any new Subsidiary Guarantor as a party to this Agreement.

            SECTION 19. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Agent, Issuing Bank and Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other Indebtedness at any time owing by such Person to or for the credit or the account of any Subsidiary Guarantor against any or all the obligations of such Subsidiary Guarantor now or hereafter existing under this Agreement held by such Person, irrespective of whether or not such Person shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Agent, Issuing Bank and Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Person may have.

            SECTION 20. Conversion of Currencies. (a) If, for the purpose of obtaining judgment in any court, it is necessary to convert a sum owing hereunder in one currency into another currency, each party hereto agrees, to the fullest extent that it may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures in the relevant jurisdiction the first currency could be purchased with such other currency on the Business Day immediately preceding the day on which final judgment is given.

            (b) The obligations of each Subsidiary Guarantor in respect of any sum due to any party hereto or any holder of the obligations owing hereunder (the "Applicable Creditor") shall, notwithstanding any judgment in a currency (the "Judgment Currency") other than the currency in which such sum is stated to be due hereunder (the "Agreement Currency"), be discharged only to the extent that, on the Business Day following receipt by the Applicable Creditor of any sum adjudged to be so due in the Judgment Currency, the Applicable Creditor may in accordance with normal banking procedures in the relevant jurisdiction purchase the Agreement Currency with the Judgment Currency; if the amount of the Agreement Currency so purchased is less than the sum originally due to the Applicable Creditor in the Agreement Currency, such Subsidiary Guarantor agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Applicable Creditor against such loss. The obligations of the Subsidiary Guarantors contained in this Section shall survive the termination of this Agreement and the payment of all other amounts owing hereunder.

                  [Remainder of page intentionally left blank]

            IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                                   ALBANY INTERNATIONAL HOLDINGS TWO, INC.,

                                     by

                                         ---------------------------------------
                                         Name:
                                         Title:

                                   ALBANY INTERNATIONAL TECHNIWEAVE, INC.,

                                     by

                                         ---------------------------------------
                                         Name:
                                         Title:

                                   ALBANY INTERNATIONAL RESEARCH CO.,

                                     by

                                         ---------------------------------------
                                         Name:
                                         Title:

                                   GESCHMAY CORP.,

                                     by

                                         ---------------------------------------
                                         Name:
                                         Title:

                                   BRANDON DRYING FABRICS, INC.,

                                     by

                                         ---------------------------------------
                                         Name:
                                         Title:

                                   GESCHMAY WET FELTS, INC.,

                                     by

                                         ---------------------------------------
                                         Name:
                                         Title:

                                   GESCHMAY FORMING FABRICS CORP.,

                                     by

                                         ---------------------------------------
                                         Name:
                                         Title:

                                   JPMORGAN CHASE BANK, N.A., as
                                   Administrative Agent,

                                     by

                                         ---------------------------------------
                                         Name:
                                         Title:

                                                               SCHEDULE I TO THE
                                                  SUBSIDIARY GUARANTEE AGREEMENT

SUBSIDIARY GUARANTORS(1)
------------------------

Albany International Holdings Two, Inc.
Albany International Techniweave, Inc.
Albany International Research Co.
Geschmay Corp.
Brandon Drying Fabrics, Inc.
Geschmay Wet Felts, Inc.
Geschmay Forming Fabrics Corp.

                                                                         ANNEX I
                                           TO THE SUBSIDIARY GUARANTEE AGREEMENT

                              SUPPLEMENT NO. [ ] dated as of [ ], 200[ ] (this
                        "Supplement") to the SUBSIDIARY GUARANTEE AGREEMENT dated as of April 14, 2006 (as the same may be amended, supplemented or otherwise modified from time to time, the "Guarantee Agreement"), among each of the Subsidiaries of ALBANY INTERNATIONAL CORP., a Delaware corporation (the "Company"), listed on Schedule I thereto (collectively, the "Subsidiary Guarantors") and JPMORGAN CHASE BANK, N.A., as Administrative Agent for the Lenders referred to below.

            Reference is made to the Five-Year Revolving Credit Facility Agreement dated as of April 14, 2006, among the Company, the Borrowing Subsidiaries from time to time party thereto, the Lenders party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, and J.P. Morgan Europe Limited, as London Agent (as the same may be amended, supplemented or otherwise modified from time to time, the "Credit Agreement").

            Capitalized terms used and not otherwise defined herein have the meanings specified in the Guarantee Agreement and the Credit Agreement, as applicable.

            The Subsidiary Guarantors have entered into the Guarantee Agreement in order to induce the Lenders to make Loans and the Issuing Banks to issue Letters of Credit. Pursuant to Section 5.10 of the Credit Agreement, certain additional Subsidiaries may be required under the terms of the Credit Agreement from time to time enter into the Guarantee Agreement as Subsidiary Guarantors.
Section 18 of the Guarantee Agreement provides that additional Subsidiaries may become Subsidiary Guarantors under the Guarantee Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Subsidiary of the Company (the "New Subsidiary Guarantor") is executing this Supplement in accordance with the requirements of the Credit Agreement to become a Subsidiary Guarantor under the Guarantee Agreement in order to induce the Lenders to make additional Loans and the Issuing Banks to issue additional Letters of Credit and as consideration for Loans previously made and Letters of Credit previously issued.

            Accordingly, the Administrative Agent and the New Subsidiary Guarantor agree as follows:

            SECTION 1. In accordance with Section 18 of the Guarantee Agreement, the New Subsidiary Guarantor by its signature below becomes a Subsidiary Guarantor under the Guarantee Agreement with the same force and effect as if originally named therein as a Subsidiary Guarantor and the New Subsidiary Guarantor hereby (a) agrees to all the terms and provisions of the Guarantee Agreement applicable to it as a Subsidiary Guarantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Subsidiary Guarantor thereunder are true and correct on and as of the date hereof. Each reference to a "Subsidiary Guarantor" in the Guarantee Agreement shall be deemed to include the New Subsidiary Guarantor. The Guarantee Agreement is hereby incorporated herein by reference.

            SECTION 2. The New Subsidiary Guarantor represents and warrants to the Agents, the Issuing Banks, the Lenders and the other Guarantee Beneficiaries that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

            SECTION 3. This Supplement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Administrative Agent shall have received a counterpart of this Supplement that bears the signature of the New Subsidiary Guarantor and the Administrative Agent has executed a counterpart hereof. Delivery of an executed signature page to this Supplement by facsimile transmission shall be as effective as delivery of a manually executed counterpart of this Supplement.

            SECTION 4. Except as expressly supplemented hereby, the Guarantee Agreement shall remain in full force and effect.

            SECTION 5. THIS SUPPLEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

            SECTION 6. In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Guarantee Agreement shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision hereof in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

            SECTION 7. All communications and notices hereunder shall be in writing and given as provided in Section 12 of the Guarantee Agreement.

            SECTION 8. The New Subsidiary Guarantor agrees to reimburse the Administrative Agent for its reasonable out-of-pocket expenses in connection with this Supplement, including the fees, disbursements and other charges of counsel for the Administrative Agent.

            IN WITNESS WHEREOF, the New Subsidiary Guarantor and the Administrative Agent have duly executed this Supplement to the Guarantee Agreement as of the day and year first above written.

                                   [NAME OF NEW SUBSIDIARY GUARANTOR],

                                     by

                                         ---------------------------------------
                                         Name:
                                         Title:


                                   JPMORGAN CHASE BANK, N.A., as Administrative
                                   Agent,

                                     by

                                         ---------------------------------------
                                         Name:
                                         Title:

                                                                       EXHIBIT E


            Form of Indemnity, Subrogation and Contribution Agreement
            ---------------------------------------------------------

                              INDEMNITY, SUBROGATION AND CONTRIBUTION AGREEMENT
                        dated as of April 14, 2006 (this "Agreement"), among ALBANY INTERNATIONAL CORP., a Delaware corporation (the "Company"), each Borrowing Subsidiary from time to time party hereto, each Subsidiary of the Company listed on
                        Schedule I hereto or who becomes a party hereto as provided in Section 12 of this Agreement (collectively, the "Subsidiary Guarantors") and JPMORGAN CHASE BANK, N.A., as Administrative Agent for the Lenders referred to below.

            Reference is made to (a) the Five-Year Revolving Credit Facility Agreement dated as of April 14, 2006, among the Company, the Borrowing Subsidiaries from time to time party thereto, the Lenders party thereto, JPMorgan Chase Bank, as Administrative Agent, and J.P. Morgan Europe Limited, as London Agent (as the same may be amended, supplemented or otherwise modified from time to time, the "Credit Agreement") and (b) the Subsidiary Guarantee Agreement dated as of April 14, 2006, among the Subsidiary Guarantors and the Administrative Agent (as the same may be amended, supplemented or otherwise modified from time to time, the "Guarantee Agreement"). Capitalized terms used herein and not otherwise defined herein have the meanings specified in the Credit Agreement.

            The Lenders have agreed to make Loans to the Borrowers and the Issuing Banks have agreed to issue Letters of Credit pursuant to, and upon the terms and subject to the conditions specified in, the Credit Agreement. The Subsidiary Guarantors have guaranteed the Loans made to the Borrowers and the other Obligations under the Credit Agreement and the other Loan Documents pursuant to the Guarantee Agreement. The obligations of the Lenders to make Loans and of the Issuing Banks to issue Letters of Credit are conditioned on, among other things, the execution and delivery by the Borrowers and the Subsidiary Guarantors of an agreement in the form hereof.

            Accordingly, each Borrower, each Subsidiary Guarantor and the Administrative Agent agree as follows:

            SECTION 1. Indemnity and Subrogation. (a) In addition to all such rights of indemnity and subrogation as the Subsidiary Guarantors may have under applicable law (but subject to Section 3 of this Agreement), the Company agrees that in the event a payment shall be made by any Subsidiary Guarantor under the Guarantee Agreement, the Company shall indemnify such Subsidiary Guarantor for the full amount of such payment, and the Company shall be subrogated to the rights of the Subsidiary Guarantor to whom such payment shall have been made to the extent of such payment.

            (b) In addition to all such rights of indemnity and subrogation as the Subsidiary Guarantors may have under applicable law (but subject to Section 3 of this Agreement), each Borrowing Subsidiary agrees that in the event a payment shall be made by any Subsidiary Guarantor under the Guarantee Agreement with respect to an Obligation of such Borrowing Subsidiary, such Borrowing Subsidiary shall indemnify such Subsidiary Guarantor for the full amount of such payment, and such Borrowing Subsidiary shall be subrogated to the rights of the Subsidiary Guarantor to whom such payment shall have been made to the extent of such payment.

            SECTION 2. Contribution and Subrogation. Each Subsidiary Guarantor (a "Contributing Subsidiary Guarantor") agrees (subject to Section 3 of this Agreement) that, in the event a payment shall be made by any other Subsidiary Guarantor under the Guarantee Agreement and such other Subsidiary Guarantor (the "Claiming Subsidiary Guarantor") shall not have been fully indemnified by the Borrowers as provided in Section 1, each Contributing Subsidiary Guarantor shall indemnify the Claiming Subsidiary Guarantor in an amount equal to the amount of such payment multiplied by a fraction of which the numerator shall be the net worth of the Contributing Subsidiary Guarantor on the date hereof (or, in the case of any Subsidiary Guarantor becoming a party hereto pursuant to Section 12 of this Agreement, the date of the Supplement hereto executed and delivered by such Subsidiary Guarantor) or on the date on which enforcement is being sought, whichever is greater, and the denominator shall be the aggregate net worth of all the Subsidiary Guarantors on the date hereof (or, in the case of any Subsidiary Guarantor becoming a party hereto pursuant to Section 12 of this Agreement, the date of the Supplement hereto executed and delivered by such Subsidiary Guarantor) or on the date on which enforcement is being sought, whichever is greater; provided that, notwithstanding the foregoing, any Subsidiary Guarantor that is a Foreign Subsidiary shall indemnify the Claiming Subsidiary Guarantor only to the extent that the Claiming Subsidiary Guarantor made a payment with respect to an obligation of a Borrower that is a direct or indirect subsidiary of such Foreign Subsidiary (and such Foreign Subsidiary shall not have any liability whatsoever with respect to any payment made by a Claiming Subsidiary Guarantor which is either the Company or any Domestic Subsidiary). Any Contributing Subsidiary Guarantor making any payment to a Claiming Subsidiary Guarantor pursuant to this Section shall be subrogated to the rights of such Claiming Subsidiary Guarantor under Section 1 to the extent of such payment.

            SECTION 3. Subordination. Notwithstanding any provision of this Agreement to the contrary, all rights of the Subsidiary Guarantors under Section 1 and 2 of this Agreement and all other rights of indemnity, contribution or subrogation under applicable law or otherwise shall be fully subordinated to the indefeasible payment in full in cash of all the Obligations (except to the extent such subordination would be deemed to be a Lien (as defined in the Note Agreement and Guaranty relating to the Company's 5.34% Senior Notes due 2017)). No failure on the part of any Borrower or any Subsidiary Guarantor to make the payments required by Section 1 and 2 of this Agreement (or any other payments required under applicable law or otherwise) shall in any respect limit the obligations and liabilities of any Subsidiary Guarantor with respect to its obligations under the Guarantee Agreement, and each Subsidiary Guarantor shall remain liable for the full amount of the obligations of such Subsidiary Guarantor under the Guarantee Agreement.

            SECTION 4. Termination. This Agreement (a) shall, subject to clause
(b) below, terminate when all the Obligations have been indefeasibly paid in full in cash and the Lenders have no further commitment to lend under the Credit Agreement, the LC Exposure has been reduced to zero, and the Issuing Banks have no further commitment to issue Letters of Credit and (b) shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Obligation is rescinded or must otherwise be restored by any Guarantee Beneficiary or any Subsidiary Guarantor upon the bankruptcy or reorganization of any Borrower, any Subsidiary Guarantor or otherwise. Notwithstanding the foregoing, at the time any Subsidiary Guarantor is released from its obligations under the Guarantee Agreement in accordance with such Guarantee Agreement and the Credit Agreement, such Subsidiary Guarantor will cease to have any rights or obligations under this Agreement.

            SECTION 5. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

            SECTION 6. Waivers; Amendment. (a) No failure or delay of any Agent, any Issuing Bank or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. All rights and remedies hereunder are cumulative and are not exclusive of any rights or remedies otherwise provided by law. No waiver of any provision of this Agreement or consent to any departure by any party hereto therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.

            (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Administrative Agent, the Borrowers and the Subsidiary Guarantor or Subsidiary Guarantors with respect to which such waiver, amendment or modification is to apply, subject to any consent required in accordance with
Section 10.02 of the Credit Agreement.

            SECTION 7. Notices. All communications and notices hereunder shall be in writing and given as provided in the Guarantee Agreement and addressed as specified therein.

            SECTION 8. Binding Agreement; Assignments. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party permitted hereby; and all covenants, promises and agreements by or on behalf of the parties that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns. None of the Borrowers or Subsidiary Guarantors may assign or otherwise transfer any of its rights or obligations hereunder or any interest herein (except in connection with any transaction permitted by clauses (a) or (b) of Section 6.03 of the Credit Agreement), and any such attempted assignment or transfer shall be null and void.

            SECTION 9. Survival of Agreement; Severability. (a) All covenants and agreements made by the Borrowers and each Subsidiary Guarantor herein and in the certificates or other instruments prepared or delivered in connection with this Agreement shall be considered to have been relied upon by the Administrative Agent, the Issuing Bank, the Lenders and each other Subsidiary Guarantor and shall survive the execution and delivery of this Agreement, the making of the Loans and issuances of Letters of Credit and shall continue in full force and effect as long as the principal of or any accrued interest on any Loans or any fee or any other amount payable under the Credit Agreement, this Agreement or any other Loan Document is outstanding and unpaid and as long as the Commitments have not expired or been terminated.

            (b) In the event that any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

            SECTION 10. Counterparts; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement shall become effective with respect to any Subsidiary Guarantor when a counterpart hereof bearing the signature of such Subsidiary Guarantor shall have been delivered to the Administrative Agent and a counterpart hereof shall have been executed by the Administrative Agent and the Company. This Agreement shall become effective with respect to any Borrowing Subsidiary upon effectiveness of the Borrowing Subsidiary Agreement with respect to such Borrowing Subsidiary. Delivery of an executed signature page to this Agreement by facsimile or other electronic transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.

            SECTION 11. Rules of Interpretation. The rules of interpretation specified in Sections 1.02, 1.03, 1.04 and 1.05 of the Credit Agreement shall be applicable to this Agreement.

            SECTION 12. Additional Subsidiary Guarantors. Pursuant to Section
5.10 of the Credit Agreement, certain additional Subsidiaries may be required under the terms of the Credit Agreement from time to time to enter into this Agreement as Subsidiary Guarantors. Upon execution and delivery by the Administrative Agent and a Subsidiary of an instrument in the form of Annex I hereto, such Subsidiary shall become a Subsidiary Guarantor hereunder with the same force and effect as if originally named as a Subsidiary Guarantor herein. The execution and delivery of such instrument shall not require the consent of any Borrower or any Subsidiary Guarantor hereunder. The rights and obligations of each Borrower and each Subsidiary Guarantor hereunder shall remain in full force and effect notwithstanding the addition of any new Subsidiary Guarantor as a party to this Agreement.

            SECTION 13. Jurisdiction; Consent to Service of Process. (a) Each Subsidiary Guarantor hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York and sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any Agent, any Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against any Subsidiary Guarantor or its properties in the courts of any jurisdiction.

            (b) Each Subsidiary Guarantor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (a) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

            (c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 7. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

            SECTION 14. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF, OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE

BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers as of the date first appearing above.

                                       ALBANY INTERNATIONAL CORP.,

                                         by

                                             -----------------------------------
                                             Name:
                                             Title:

                                       ALBANY INTERNATIONAL HOLDINGS TWO, INC.,

                                         by

                                             -----------------------------------
                                             Name:
                                             Title:

                                       ALBANY INTERNATIONAL TECHNIWEAVE, INC.,

                                         by

                                             -----------------------------------
                                             Name:
                                             Title:

                                       ALBANY INTERNATIONAL RESEARCH CO.,

                                         by

                                             -----------------------------------
                                             Name:
                                             Title:

                                       GESCHMAY CORP.,

                                         by

                                             -----------------------------------
                                             Name:
                                             Title:

                                       BRANDON DRYING FABRICS, INC.,

                                         by

                                             -----------------------------------
                                             Name:
                                             Title:

                                       GESCHMAY WET FELTS, INC.,

                                         by

                                             -----------------------------------
                                             Name:
                                             Title:

                                       GESCHMAY FORMING FABRICS CORP.,

                                         by

                                             -----------------------------------
                                             Name:
                                             Title:

                                       JPMORGAN CHASE BANK, N.A. as
                                       Administrative Agent,

                                         by

                                             -----------------------------------
                                             Name:
                                             Title:

                                                                      SCHEDULE I
                                                   TO THE INDEMNITY, SUBROGATION
                                                      AND CONTRIBUTION AGREEMENT

SUBSIDIARY GUARANTORS(1)
------------------------

Albany International Holdings Two, Inc.
Albany International Techniweave, Inc.
Albany International Research Co.
Geschmay Corp.
Brandon Drying Fabrics, Inc.
Geschmay Wet Felts, Inc.
Geschmay Forming Fabrics Corp.

----------
      (1) To be updated, as applicable.

                                                                         ANNEX I
                                               TO THE INDEMNITY, SUBROGATION AND
                                                          CONTRIBUTION AGREEMENT

                              SUPPLEMENT NO. [ ] dated as of [ ], 200[ ] (this
                        "Supplement"), to the INDEMNITY, SUBROGATION AND CONTRIBUTION AGREEMENT dated as of April 14, 2006 (as the same may be amended, supplemented or otherwise modified from time to time, the "Indemnity, Subrogation and Contribution Agreement"), among ALBANY INTERNATIONAL CORP., a Delaware corporation (the "Company"), each Borrowing Subsidiary from time to time party thereto, each Subsidiary of the Company listed on Schedule I thereto (collectively, the "Subsidiary Guarantors"), and JPMORGAN CHASE BANK, N.A., as Administrative Agent for the Lenders referred to below.

            Reference is made to (a) the Five-Year Revolving Credit Facility Agreement dated as of April 14, 2006, among the Company, the Borrowing Subsidiaries from time to time party thereto, the Lenders party thereto, JPMorgan Chase Bank, N.A. as Administrative Agent, and J.P. Morgan Europe Limited, as London Agent (as the same may be amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), and (b) the Subsidiary Guarantee Agreement dated as of April 14, 2006, among the Subsidiary Guarantors and the Administrative Agent (as the same may be amended, supplemented or otherwise modified from time to time, the "Guarantee Agreement").

            Capitalized terms used herein and not otherwise defined herein have the meanings specified in the Indemnity, Subrogation and Contribution Agreement and the Credit Agreement, as applicable.

            The Borrowers, the Subsidiary Guarantors and the Administrative Agent have entered into the Indemnity, Subrogation and Contribution Agreement in order to induce the Lenders to make Loans and the Issuing Banks to issue Letters of Credit. Pursuant to Section 5.10 of the Credit Agreement, certain additional Subsidiaries may be required under the terms of the Credit Agreement from time to time to enter into the Indemnity, Subrogation and Contribution Agreement as Subsidiary Guarantors. Section 12 of the Indemnity, Subrogation and Contribution Agreement provides that additional Subsidiaries may become Subsidiary Guarantors under the Indemnity, Subrogation and Contribution Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Subsidiary of the Company (the "New Subsidiary Guarantor") is executing this Supplement in accordance with the requirements of the Credit Agreement to become a Subsidiary Guarantor under the Indemnity, Subrogation and Contribution Agreement in order to induce the Lenders to make additional Loans and the Issuing Banks to issue Letters of Credit and as consideration for Loans previously made and Letters of Credit previously issued.

            Accordingly, the Administrative Agent and the New Subsidiary Guarantor agree as follows:

            SECTION 1. In accordance with Section 12 of the Indemnity, Subrogation and Contribution Agreement, the New Subsidiary Guarantor by its signature below becomes a Subsidiary Guarantor under the Indemnity, Subrogation and Contribution Agreement with the same force and effect as if originally named therein as a Subsidiary Guarantor and the New Subsidiary Guarantor hereby agrees to all the terms and provisions of the Indemnity, Subrogation and Contribution Agreement applicable to it as a Subsidiary Guarantor thereunder. Each reference to a "Subsidiary Guarantor" in the Indemnity, Subrogation and Contribution Agreement shall be deemed to include the New Subsidiary Guarantor. The Indemnity, Subrogation and Contribution Agreement is hereby incorporated herein by reference.

            SECTION 2. The New Subsidiary Guarantor represents and warrants to the Agents, the Issuing Banks, the Lenders and the other Guarantee Beneficiaries that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

            SECTION 3. This Supplement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Administrative Agent shall have received a counterpart of this Supplement that bears the signature of the New Subsidiary Guarantor and the Administrative Agent has executed a counterpart hereof. Delivery of an executed signature page to this Supplement by facsimile or other electronic transmission shall be as effective as delivery of a manually signed counterpart of this Supplement.

            SECTION 4. Except as expressly supplemented hereby, the Indemnity, Subrogation and Contribution Agreement shall remain in full force and effect.

            SECTION 5. THIS SUPPLEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

            SECTION 6. In the event that any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Indemnity, Subrogation and Contribution Agreement shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

            SECTION 7. All communications and notices hereunder shall be in writing and given as provided in Section 7 of the Indemnity, Subrogation and Contribution Agreement.

            SECTION 8. The New Subsidiary Guarantor agrees to reimburse the Administrative Agent for its out-of-pocket expenses in connection with this Supplement, including the fees, other charges and disbursements of counsel for the Administrative Agent.

                  [Remainder of page intentionally left blank]

            IN WITNESS WHEREOF, the New Subsidiary Guarantor and the Administrative Agent have duly executed this Supplement to the Indemnity, Subrogation and Contribution Agreement as of the day and year first above written.

                                       [NAME OF NEW SUBSIDIARY GUARANTOR],

                                         by

                                             -----------------------------------
                                             Name:
                                             Title:

                                       JPMORGAN CHASE BANK, N.A. as
                                       Administrative Agent,

                                         by

                                             -----------------------------------
                                             Name:
                                             Title:

                                                                       EXHIBIT F

                        Form of Assignment and Assumption
                        ---------------------------------

                            ASSIGNMENT AND ASSUMPTION

            This Assignment and Assumption (the "Assignment and Assumption") is dated as of the Effective Date set forth below and is entered into by and between [NAME OF ASSIGNOR] (the "Assignor") and [NAME OF ASSIGNEE] (the "Assignee"). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, the "Credit Agreement"), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

            For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor's rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including any letters of credit, guarantees, and swingline loans included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the "Assigned Interest"). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1. Assignor:               ____________________________________________

2. Assignee:               ____________________________________________
                           [and is an Affiliate/Approved Fund of [identify
                           Lender](1)]

3.                         Company: Albany International Corp.

4.                         Borrowers: The Company and the Borrowing Subsidiaries

5. Administrative Agent:   JPMorgan Chase Bank, N.A., as the administrative
                           agent under the Credit Agreement

----------
      (1) To be updated, as applicable.

6. Credit Agreement:       The $460,000,000 Credit Agreement dated as of April
                           [o], 2006, among Albany International Corp., the
                           Lenders parties thereto, JPMorgan Chase Bank, N.A., as Administrative Agent and J.P. Morgan Europe
                           Limited, as London Agent

7. Assigned Interest:

--------------------------------------------------------------------------------------------------------------
   Facility Assigned               Aggregate Amount of           Amount of           Percentage Assigned of
                                 Commitment/Loans for all     Commitment/Loans         Commitment/Loans(2)
                                         Lenders                  Assigned
--------------------------------------------------------------------------------------------------------------
Revolving Facility               $                            $                                 %
--------------------------------------------------------------------------------------------------------------

Effective Date: _____________ ___, 20___ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The Assignee agrees to deliver to the Administrative Agent a completed Administrative Questionnaire in which the Assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Company, the other Loan Parties and their Related Parties or their respective securities) will be made available and who may receive such information in accordance with the Assignee's compliance procedures and applicable laws, including Federal and state securities laws.

The terms set forth in this Assignment and Assumption are hereby agreed to:

                                                 ASSIGNOR

                                                 [NAME OF ASSIGNOR],

                                                   by

                                                       ----------------------
                                                       Name:
                                                       Title:


                                                 ASSIGNEE

                                                 [NAME OF ASSIGNEE],

                                                   by

                                                       ----------------------
                                                       Name:
                                                       Title:

----------
      (2) Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

[Consented to and](3) Accepted:

JPMORGAN CHASE BANK, N.A., as Administrative Agent,

     by

         --------------------------------------------
         Name:
         Title:

[Consented to](4)

[NAME OF RELEVANT PARTY],

     by

         --------------------------------------------
         Name:
         Title:

----------
      (3) To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.

      (4) To be added only if the consent of the Company and/or other parties (e.g. Swingline Lender, Issuing Bank) is required by the terms of the Credit Agreement.

                                                                         ANNEX 1

            $460,000,000 Albany International Corp. Credit Agreement
            --------------------------------------------------------

                        STANDARD TERMS AND CONDITIONS FOR
                            ASSIGNMENT AND ASSUMPTION

      1. Representations and Warranties.

      1.1 Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

      1.2. Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it satisfies the requirements, if any, specified in the Credit Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder,
(iv) it has received and/or had the opportunity to review a copy of the Credit Agreement to the extent it has in its sole discretion deemed necessary, together with copies of the most recent financial statements delivered pursuant to
Section 5.01(a) or 5.01(b) thereof, as applicable, and such other documents and information as it has in its sole discretion deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (v) if it is a Foreign Lender, attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

      2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

      3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This

Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

                                                                     EXHIBIT G-1

              Form of Opinion of Cleary, Gottlieb, Steen & Hamilton
              -----------------------------------------------------

Writer's Direct Dial: (212) 225-2640
E-Mail: dstern@cgsh.com

                                                     April 14, 2006

JPMorgan Chase Bank,
as Administrative Agent
Deal Management Team
Loan and Agency Services Group
1111 Fannin Street, 10th Floor
Houston, TX  77022

J.P. Morgan Europe Limited,
as London Agent
125 London Wall, 9th Floor
London, England EC2Y5AJ

The Issuing Banks and the Lenders
party to the Credit Agreement
referred to below

Ladies and Gentlemen:

            We have acted as special counsel to Albany International Corp., a Delaware corporation (the "Borrower"), and each of the Subsidiaries of the Borrower listed on Schedule I attached hereto (each such subsidiary, a "Subsidiary" and collectively, the "Subsidiaries", and together with the Borrower, the "Loan Parties"), in connection with the Five-Year Revolving Credit Facility Agreement, dated as of April 14, 2006 (the "Credit Agreement"), among the Borrower, the Borrowing Subsidiaries from time to time party thereto, the lending institutions party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent for the Lenders, and J.P. Morgan Europe Limited, as London Agent for the Lenders. This opinion is being delivered to you pursuant to Section 4.01(f) of the Credit Agreement. Capitalized terms used but not defined herein have the meanings assigned to them in the Credit Agreement.

            In arriving at the opinions expressed below, we have reviewed the following documents:

            (a) an executed copy of the Credit Agreement;

            (b) an executed copy of the Subsidiary Guarantee Agreement;

            (c) an executed copy of the Indemnity, Subrogation and Contribution
                  Agreement; and

            (d) the following documents delivered by the Loan Parties at the closing on the date hereof: (i) the Certificate of Incorporation of the Borrower and the Certificate of Incorporation of each Subsidiary, certified by the Secretary of State of the State of Delaware or by the Secretary of State of the State of New Hampshire, as the case may be; (ii) the By-laws of the Borrower and each Subsidiary, certified by the corporate secretary or an authorized officer, as the case may be, of the Borrower or such Subsidiary; and (iii) resolutions adopted by the Board of Directors of the Borrower and each Subsidiary.

            In addition, we have reviewed the originals or copies, certified or otherwise identified to our satisfaction, of all such corporate records of each Loan Party and such other instruments and other certificates of public officials, officers and representatives of each Loan Party and such other persons, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below.

            In rendering the opinions expressed below, we have assumed the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies.

            Based on the foregoing, and subject to the further assumptions and qualifications set forth below, it is our opinion that:

            1. The Borrower and each Subsidiary (a) is validly existing as a corporation in good standing under the laws of its jurisdiction of organization,
(b) has all corporate power to carry on its business as now conducted and (c) has the corporate power to execute, deliver and perform its obligations under each of the Loan Documents governed by the law of the State of New York to which it is a party.

            2. The execution and delivery by the Borrower and each Subsidiary of each of the Loan Documents to which it is a party (a) has been duly authorized by all necessary corporate action and (b) will not result in a breach of or constitute a default under (i) any provision of the By-laws or other organizational documents of the Borrower or such Subsidiary or (ii) the General Corporation Law of the State of Delaware or any applicable federal or New York State statute, law, rule or regulation that is binding on the Borrower or such Subsidiary that in our experience is normally applicable to general business entities in relation to transactions of the type contemplated by the Loan Documents.

            3. Each Loan Document has been duly executed and delivered by the Borrower and each Subsidiary party thereto, and each such Loan Document constitutes a valid and binding obligation of the Borrower and such Subsidiary, in each case enforceable against the Borrower and such Subsidiary in accordance with its terms.

            4. The execution and delivery of the Loan Documents by Borrower and each Subsidiary does not, and the performance by Borrower and each Subsidiary of their respective obligations under the Loan Documents will not, require any consent, approval, authorization, registration or qualification of or with any governmental authority of the United States or the State of New York that in our experience is normally applicable to general business entities in relation to transactions of the type contemplated by the Loan Documents.

            5. Neither the Borrower nor any Subsidiary Guarantor is an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940.

            Insofar as the foregoing opinions relate to the valid existence and good standing of the Borrower or any Subsidiary, they are based solely on the certificates of good standing received from the Secretary of State of the State of Delaware or the Secretary of State of the State of New Hampshire, as the case may be. Insofar as the foregoing opinions relate to the validity, binding effect or enforceability of any agreement or obligation of any Loan Party, we have assumed that each party to such agreement or obligation has satisfied those legal requirements that are applicable to it to the extent necessary to make such agreement or obligation enforceable against it (except that no such assumption is made as to any Loan Party regarding matters of the federal law of the United States of America, the law of the State of New York or the General Corporation Law of the State of Delaware, in each case that in our experience are normally applicable to general business entities in relation to transactions of the type contemplated by the Loan Documents). The foregoing opinions are also subject to applicable bankruptcy, insolvency, fraudulent conveyance and similar laws affecting creditors' rights generally and to general principles of equity. In addition, certain of the remedial provisions of the Loan Documents may be further limited or rendered unenforceable by other applicable laws or judicially adopted principles which, however, in our judgment do not make the remedies provided for therein (taken as a whole) inadequate for the practical realization of the principal benefits purported to be afforded thereby (except for the economic consequences of procedural or other delay).

            We note that the designations in (i) Section 10.09(b) of the Credit Agreement, (ii) Section 16(a) of the Subsidiary Guarantee Agreement, and (iii)
Section 13(a) of the Indemnity Subrogation and Contribution Agreement, of the United States District Court for the Southern District of New York, and any appellate court from any thereof, as the venue for actions or proceedings relating to the Credit Agreement, the Subsidiary Guarantee Agreement and the Indemnity Subrogation and Contribution Agreement, respectively, are (notwithstanding the waiver in Section 10.09(c) of the Credit Agreement, Section 16(b) of the Subsidiary Guarantee Agreement and Section 13(b) of the Indemnity Subrogation and Contribution Agreement) subject to the power of such courts to transfer actions pursuant to 28 U.S.C. ss.1404(a) or to dismiss such actions or proceedings on the grounds that such a federal court is an inconvenient forum for such action or proceeding.

            With respect to (i) the first sentence of Section 10.09(b) of the Credit Agreement, (ii) the first sentence of Section 16(a) of the Subsidiary Guarantee Agreement, and (iii) the first sentence of Section 13(a) of the Indemnity Subrogation and Contribution Agreement, we express no opinion as to the subject matter jurisdiction of any United States federal court to adjudicate any action relating to the Loan Documents where jurisdiction based on diversity of citizenship under 28 U.S.C. ss.1332 does not exist. In addition, we express no opinion herein as to Section 10.08 of the Credit Agreement insofar as it relates to setoffs in respect of participations purchased in Loans.

            We note that by statute New York law provides that a judgment or decree rendered in a currency other than the currency of the United States shall be converted into United States dollars at a rate of exchange prevailing on the date of entry of the judgment or decree. There is no corresponding federal statute and no controlling federal court decision on this issue. Accordingly, with respect to Section 10.13(b) of the Credit Agreement, we express no opinion herein as to whether a federal court would award a judgment in a currency other than United States dollars or, if it did so, whether such court would order the conversion of such judgment into United States dollars.

            We understand that you are satisfying yourselves as to the status under Section 548 of the Bankruptcy Code and applicable state fraudulent conveyance laws of the obligations of the Subsidiaries under the Loan Documents and we express no opinion thereon.

            The foregoing opinions are limited to the federal law of the United States of America, the law of the State of New York and the General Corporation Law of the State of Delaware.

            We are furnishing this opinion letter to you solely for your benefit in connection with the Loan Documents. This opinion letter is not to be used, circulated, quoted or otherwise referred to for any other purpose. Notwithstanding the foregoing, a copy of this opinion letter may be furnished to, and relied upon by, a permitted transferee who becomes a party to the Credit Agreement as a Lender thereunder, and you or any such transferee may show this opinion to any governmental authority pursuant to requirements of applicable law or regulations. The opinions expressed herein are, however, rendered on and as of the date hereof, and we assume no obligation to advise you or any such transferee or governmental authority or any other person, or to make any investigations, as to any legal developments or factual matters arising subsequent to the date hereof that might affect the opinions expressed herein.

                                                     Very truly yours,

                                              CLEARY, GOTTLIEB, STEEN & HAMILTON

                                              By _______________________________
                                                    Donald A. Stern, a Partner

                                   SCHEDULE I

Albany International Holdings Two, Inc., a Delaware corporation
Albany International Research Co., a Delaware corporation
Albany International Techniweave, Inc., a New Hampshire corporation Geschmay Corp., a Delaware corporation
Brandon Drying Fabrics, Inc., a Delaware corporation
Geschmay Wet Felts, Inc., a Delaware corporation
Geschmay Forming Fabrics Corp., a Delaware corporation

                                                                     EXHIBIT G-2

                    Form of Opinion of Charles J. Silva Jr.,
                  General Counsel of Albany International Corp.
                  ---------------------------------------------

Albany International Corp.
Post Office Box 1907
Albany, New York 12201-1907 USA
Tel:  518 445 2277
Fax:  518 447 6575

Charles J. Silva, Jr.
Vice President - General Counsel
JP Morgan Chase Bank,
as Administrative Agent
Loan Agency Services Group
1111 Fannin Street, 10th Floor
Houston, Texas 77002

J.P. Morgan Europe Limited,
as London Agent
125 London Wall, 9th Floor
London, England EC245AJ

The Lenders and the Issuing Banks
party to the Credit Agreement
referred to below

                                                                    April , 2006

     Albany International Corp. - Credit Agreement dated as of April , 2006
     ----------------------------------------------------------------------

Ladies and Gentlemen:

      I am the General Counsel of Albany International Corp., a Delaware corporation (the "Borrower") and, in such capacity, have counseled the Company in connection with the Five-Year Revolving Credit Facility Agreement dated as of April _, 2006 (the "Credit Agreement"), among the Borrower, the Borrowing Subsidiaries from time to time party thereto, the lending institutions party thereto (the "Lenders"), JP Morgan Chase Bank, as Administrative Agent for the Lenders (the "Administrative Agent"), swingline lender (in such capacity, the "Swingline Lender") and issuing bank (in such capacity, the "Issuing Bank"), and J.P. Morgan Europe Limited as London Agent (the "London Agent"). This opinion is being delivered to you pursuant to Section 4.01(f)(ii) of the Credit Agreement. Capitalized terms used but not defined herein have the meanings assigned to them in the Credit Agreement.

      In that connection, I have examined originals, or copies certified or otherwise identified to my satisfaction, of such documents, corporate records, certificates of public officials and other instruments as I have deemed necessary or appropriate for purposes of this opinion, including (i) the Credit Agreement, (ii) the Subsidiary Guarantee

Agreement, (iii) the Indemnity, Subrogation and Contribution Agreement, (iv) the certificate of incorporation of the Borrower and each of the Domestic Subsidiaries of the Borrower listed on Schedule I attached hereto (collectively, the "Albany Subsidiaries"), (v) the By-laws of the Borrower and each Albany Subsidiary, and (vi) resolutions adopted as of or prior to the date hereof by the Board of Directors of the Borrower and each Albany Subsidiary.

      The opinions expressed herein are limited to questions arising under the laws of the State of New York, the General Corporation Law of the State of Delaware and the United States of America, and I do not purport to express an opinion on any question arising under the law of any other jurisdiction. I have assumed, with your permission, that the signatures on all the documents that I have examined are genuine. I have made no investigation of the matters as to which my opinion is stated herein to be to the best of my knowledge, except that I have inquired of the members of my staff as to whether they, to the best of their knowledge, know of any such matters. I have also relied, with respect to certain factual matters (other than any matter covered by the opinions set forth below), on the representations and warranties of the Borrower and the Albany Subsidiaries contained in the Loan Documents and have assumed compliance by the Borrower and each Albany Subsidiary with the terms of the Loan Documents.

      1. The Borrower and each Albany Subsidiary (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, and (b) has the power and authority to execute, deliver and perform its obligations under each of the Loan Documents to which it is a party and, in the case of the Borrower, to borrow under the Credit Agreement.

      2. The Borrower and each Albany Subsidiary (a) is qualified to do business and is in good standing in each jurisdiction in which the ownership or leasing of its properties or the conduct of its business requires such qualification, other than jurisdictions in which the failure so to qualify could not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect, and (b) has all requisite power and authority to carry on its business as now conducted.

      3. The execution, delivery and performance of each of the Loan Documents by the Borrower and each Albany Subsidiary that is a party thereto, the borrowings thereunder, and the Refinancings (collectively, the "Transactions")
(a) have been duly authorized by all necessary corporate action and (b) will not conflict with, result in a breach of or constitute a default under, any provision of the charter, by-laws or other organizational documents of the Borrower or any Albany Subsidiary.

      4. The Transactions will not (a) conflict with, result in a breach of or constitute a default under (i) the provisions of any agreement identified in Exhibit A to which the Borrower or any Albany Subsidiary is a party or by which any of them or any of their respective assets is or may be bound, or (ii) to the best of my knowledge, any order or decree of any court or government agency or instrumentality, or (b) to the best of my knowledge, result in the creation or imposition of any Lien upon, or with respect to, any property or assets now owned by the Borrower or any Albany Subsidiary.

      5. To the best of my knowledge, there is no pending or threatened action, suit or proceeding before any court or governmental agency or authority or arbitrator involving the Borrower or any Albany Subsidiary or the business, assets or rights of the Borrower or any Albany Subsidiary that is not disclosed in the Credit Agreement and (i) that purports to affect the legality, validity or enforceability of the Loan Documents or the Transactions or (ii) as to which there is a probability of an adverse determination, and which, if adversely determined, could reasonably be expected to have a Material Adverse Effect.

                                      * * *

      This opinion is rendered only to the Administrative Agent, the London Agent, the Issuing Banks and the Lenders and their permitted transferees under the Credit Agreement and is solely for their benefit in connection with the above transactions. This opinion may not be relied upon by any other person or for any other purpose or used, circulated, quoted or otherwise referred to for any other purpose.

                                                           Very truly yours

                                                           Charles J. Silva, Jr.

                                    Exhibit A

1.   Borrowings of Albany International Corp. and Albany Subsidiaries

                                                                         Final
                                                                        Maturity
                                                                        --------

     a.

           Note Agreement and Guaranty, dated as of October 25,           2017
           2005, among Albany International Corp., certain of its subsidiaries, The Prudential Insurance Company of America and the other Purchasers named therein.

     b.

           Rensselaer County Industrial Development 2007 Agency           2007
           Flexible Rate Demand Industrial Development Revenue
           Bonds (Albany International Corp. project), 1987, as amended.

     c.

           New York State Urban Development 2009 Corporation              2008
           Bonds issued 1989.

     d.

           Indebtedness owed to Selling Shareholders of 2008              2009
           Techniweave, Inc. (currently Albany International
           Techniweave, Inc.) pursuant to Stock Purchase
           Agreement dated as of March 5, 1998.

2.   Obligations as Guarantor

     a.    Guarantee dated March 14,2001 by Albany
           International Corp. in favor of GEFA Leasing GmbH, relating to certain obligations of Wurttembergische
           Filztuchfabrik D. Geschmay GmbH & Co. KG, not to exceed DM 12.5 million (approx. $6 million).


     b.    Surety Bond, dated May 25,1994, by Albany
           International Corp. for the benefit of
           Forsakringsbolaget Pensionsgaranti, securing the obligations of Albany International AB under certain insurance policies relating to the pension obligations of Albany International AB to employees in Sweden.

3.   Other Agreements

     a.    Receivables Sale Agreement, dated as of September
           28,2001, among Albany

           International Receivables Corporation, Albany
           International Corp., ABN AMRO Bank N.V., the
           Committed Purchasers thereunder, and Amsterdam
           Funding Corporation, as amended through the date hereof.

     b. Purchase and Sale Agreement, dated as of September 28,2001, among Albany International Corp., certain Subsidiaries of Albany International Corp. named therein, and Albany International Receivables Corporation, as amended through the date hereof

                                   Schedule I
                                   ----------

Albany International Holdings Two, Inc.*
Albany International Techniweave, Inc.**
Albany International Research Co.*
GeschmayCorp.*
Brandon Drying Fabrics, Inc.*
Geschmay Wet Felts, Inc.*
Geschmay Forming Fabrics Corp.*

*    a Delaware corporation
**   a New Hampshire corporation

                                   CERTIFICATE

 Delivered in connection with the Five-Year Revolving Credit Facility Agreement
                            (the "Credit Agreement"),
                         dated as of April , 2006, among
    Albany International Corp., the Borrowing Subsidiaries from time to time party thereto, the Lenders party thereto,
                 JP Morgan Chase Bank, as Administrative Agent,
                       Swingline Lender and Issuing Bank,
                 and J.P. Morgan Europe Limited, as London Agent

I, David C. Michaels, Vice President - Treasury and Tax, of Albany International Corp., do hereby certify that the agreements described in Exhibit A to which this Certificate is attached are all of the material agreements of the Company, Albany International Holdings Two, Inc., Albany International Techniweave, Inc., Albany International Research Co., Geschmay Corp., Geschmay Wet Felts, Inc., Geschmay Forming Fabrics Corp., or Brandon Drying Fabrics, Inc. as a borrower or guarantor.

Dated: April _, 2006

                                                          ______________________
                                                          David C. Michaels